                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/   Preliminary Proxy Statement
/ /   Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to ss. 240.14a-12

                             Everlast Worldwide Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /      No fee required.

/X/   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            COMMON STOCK, $.002 PAR VALUE PER SHARE, OF EVERLAST WORLDWIDE INC.

      2)    Aggregate number of securities to which transaction applies:
            [4,080,023] SHARES OF COMMON STOCK, OPTIONS TO PURCHASE 727,870
            SHARES OF COMMON STOCK, WARRANTS TO PURCHASE 100,000 SHARES OF
            COMMON STOCK, AND 17,833 SHARES OF RESTRICTED STOCK.

      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined): THE
            FILING FEE WAS DETERMINED BY MULTIPLYING .0000307 BY THE SUM OF (I)
            $[108,120,610], WHICH IS THE PRODUCT OF [4,080,023] OUTSTANDING
            SHARES OF EVERLAST WORLDWIDE INC. COMMON STOCK AND THE MERGER
            CONSIDERATION OF $26.50 PER SHARE, (II) $12,846,905, WHICH IS THE
            PRODUCT OF OUTSTANDING OPTIONS TO PURCHASE 727,870 SHARES OF COMMON
            STOCK AND $17.65, WHICH IS THE AMOUNT EQUAL TO THE EXCESS OF $26.50
            PER SHARE OVER THE WEIGHTED AVERAGE EXERCISE PRICE PER SHARE OF SUCH
            OUTSTANDING OPTIONS, (III) $742,000, WHICH IS THE PRODUCT OF
            OUTSTANDING WARRANTS TO PURCHASE 100,000 SHARES OF COMMON STOCK AND
            $7.42, WHICH IS THE EXERCISE PRICE PER SHARE OF SUCH OUTSTANDING
            WARRANTS, AND (IV) $472,575, WHICH IS THE PRODUCT OF 17,833 SHARES
            OF RESTRICTED STOCK AND THE MERGER CONSIDERATION OF $26.50 PER
            SHARE.

      4)    Proposed maximum aggregate value of transaction: $122,182,090

      5)    Total fee paid: $3,751

/ /   Fee paid previously with preliminary materials.

/ /   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                             EVERLAST WORLDWIDE INC.
                            1350 BROADWAY, SUITE 2300
                            NEW YORK, NEW YORK 10018

                                ----------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON [______], 2007

                                ----------------

Dear Stockholder:

      You are cordially invited to attend a special meeting of the stockholders of Everlast Worldwide Inc.  The special meeting will be held on
[______], 2007 at [___]:00 [__].m., [______] Time, at [______].

      At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 1, 2007, among Hidary Group Acquisitions, LLC, a Delaware limited liability company,
Hidary Group Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of Hidary Group Acquisitions, LLC and Everlast Worldwide Inc., a
Delaware corporation. Pursuant to the merger agreement, each issued and outstanding share of common stock, $.002 par value, of Everlast Worldwide Inc.
not held by Hidary Group Acquisitions, LLC, Hidary Group Acquisitions, Inc. or
us, or by our stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $26.50 per share in cash. As part of the merger agreement, Hidary Group Acquisitions, Inc. will merge with and into Everlast Worldwide Inc. with Everlast Worldwide Inc. being the surviving corporation in the merger. As a result of the merger, Everlast
Worldwide Inc. will cease to be a publicly traded company.

      Our board of directors has unanimously determined that the merger and the merger agreement are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders. Accordingly, the board of directors has unanimously approved the merger agreement. THE BOARD OF
DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER
AGREEMENT AT THE SPECIAL MEETING AND "FOR" THE APPROVAL OF THE ADJOURNMENT OF
THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

      We cannot consummate the merger unless holders of a majority of the outstanding shares of our common stock entitled to vote approve the merger agreement.

      YOUR VOTE IS EXTREMELY IMPORTANT. We ask that you either promptly sign, date and return the enclosed proxy card in the envelope provided without delay or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card, even if you plan to attend the special meeting.

      This proxy statement and the form of the proxy are first being sent to the stockholders on or about [______], 2007.

                                           By Order of the Board of Directors

                                          -------------------------------------
                                                    Seth A. Horowitz
                                          President and Chief Executive Officer

                             EVERLAST WORLDWIDE INC.
                            1350 BROADWAY, SUITE 2300
                            NEW YORK, NEW YORK 10018

                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                                 [______], 2007

                                ----------------

      Notice is hereby given that a special meeting of the stockholders of
Everlast Worldwide Inc., will be held at [______], on [______], 2007 at
[__].m., [______] Time.  The special meeting is being held for the following purposes:

      1.    To consider and vote upon a proposal to adopt the Agreement and
            Plan of Merger, dated as of June 1, 2007, among Hidary Group
            Acquisitions, LLC, a Delaware limited liability company, Hidary
            Group Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of Hidary Group Acquisitions, LLC and Everlast
            Worldwide Inc., a Delaware corporation, pursuant to which, each issued and outstanding share of common stock, $.002 par value, of
            Everlast Worldwide Inc. not held by Hidary Group Acquisitions,
            LLC, Hidary Group Acquisitions, Inc. or us, or by our
            stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $26.50 per share in cash and Hidary Group Acquisitions, Inc. will thereafter merge with and into Everlast Worldwide Inc. with Everlast Worldwide
            Inc. being the surviving corporation in the merger;

      2.    To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

      3.    To transact such other business as may properly come before the special meeting or any adjournment thereof.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE APPROVAL OF THE ADJOURNMENT OF
THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

      The proxy statement accompanying this notice provides a more complete description of the matters to be acted upon at the special meeting. Stockholders of record at the close of business on July 1, 2007 are entitled to receive notice of and to vote at the special meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder for any purpose related to the special meeting during ordinary business hours at
Everlast Worldwide Inc., 1350 Broadway, Suite 2300, New York, New York 10018,
during the 10-day period preceding the special meeting.

      In order to approve the merger agreement, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the merger agreement.

      All stockholders are cordially invited to attend the special meeting.
Whether or not you expect to attend, please sign and return the enclosed proxy card promptly in the envelope provided or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card. You may revoke your proxy and vote in person at the special meeting if you desire.
IF YOU FAIL TO VOTE IN PERSON OR BY PROXY, OR ABSTAIN FROM VOTING, IT WILL HAVE
EXACTLY THE SAME EFFECT AS VOTING AGAINST ADOPTING THE MERGER AGREEMENT.

                                           By Order of the Board of Directors

                                          -------------------------------------
                                                    Seth A. Horowitz
                                          President and Chief Executive Officer

   Structure of the Transactions and Consideration to be Received by

                                       i

MARKET PRICE OF EVERLAST WORLDWIDE INC. COMMON STOCK AND DIVIDEND

Annex A     Agreement and Plan of Merger, dated as of June 1, 2007, among
            Hidary Group Acquisitions, LLC, Hidary Group Acquisitions, Inc.
            and Everlast Worldwide Inc.
Annex B     Opinion of Piper Jaffray & Co.
Annex C     Section 262 of the Delaware General Corporation Law

                                       ii

                               SUMMARY TERM SHEET

      THIS SUMMARY TERM SHEET HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY
STATEMENT ABOUT THE PROPOSED TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT
AND THE SPECIAL MEETING AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS
IMPORTANT TO YOU AS A STOCKHOLDER OF EVERLAST WORLDWIDE INC. ACCORDINGLY, WE
ENCOURAGE YOU TO READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO
WHICH WE REFER YOU.

      AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, EACH
ISSUED AND OUTSTANDING SHARE OF COMMON STOCK OF EVERLAST WORLDWIDE INC. NOT HELD
BY HIDARY GROUP ACQUISITIONS, LLC, HIDARY GROUP ACQUISITIONS, INC. OR US, OR BY
OUR STOCKHOLDERS WHO PERFECT THEIR APPRAISAL RIGHTS UNDER DELAWARE LAW, WILL BE
CONVERTED INTO THE RIGHT TO RECEIVE $26.50 PER SHARE IN CASH. AS PART OF THE
MERGER AGREEMENT, HIDARY GROUP ACQUISITIONS, INC. WILL MERGE WITH AND INTO
EVERLAST WORLDWIDE INC. WITH EVERLAST WORLDWIDE INC. BEING THE SURVIVING
CORPORATION IN THE MERGER. AS A RESULT OF THE MERGER, EVERLAST WORLDWIDE INC.
WILL CEASE TO BE A PUBLICLY TRADED COMPANY.

      REFERENCES IN THIS PROXY STATEMENT TO "EVERLAST," "WE," "OUR," "OUR
COMPANY" AND "US" MEAN, UNLESS THE CONTEXT INDICATES OTHERWISE, EVERLAST
WORLDWIDE INC. AND ITS SUBSIDIARIES; ALL REFERENCES TO "PARENT" REFER TO HIDARY
GROUP ACQUISITIONS, LLC; ALL REFERENCES TO "MERGER SUB" REFER TO HIDARY GROUP
ACQUISITIONS, INC.; ALL REFERENCES TO "MERGER AGREEMENT" REFER TO THE AGREEMENT
AND PLAN OF MERGER, DATED AS OF JUNE 1, 2007, AMONG HIDARY GROUP ACQUISITIONS,
LLC, HIDARY GROUP ACQUISITIONS, INC. AND EVERLAST WORLDWIDE INC., AS IT MAY BE
AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS PROXY
STATEMENT; ALL REFERENCES TO THE "MERGER" REFER TO THE MERGER OF MERGER SUB WITH
AND INTO US PURSUANT TO THE MERGER AGREEMENT; AND ALL REFERENCES TO THE
"TRANSACTIONS" REFER TO THE MERGER AND ANY OTHER TRANSACTIONS CONTEMPLATED BY
THE MERGER AGREEMENT.

THE COMPANIES (PAGE [______])

      EVERLAST WORLDWIDE INC.
      1350 Broadway, Suite 2300
      New York, New York 10018
      (212) 239-0990

      Everlast Worldwide Inc. is a designer, manufacturer and marketer of boxing and fitness related sporting goods equipment under the Everlast brand name and a worldwide licensor of the Everlast brand for apparel, footwear, sporting goods equipment and other active lifestyle products and accessories.

      HIDARY GROUP ACQUISITIONS, LLC
      c/o The Hidary Group LLC
      10 W. 33rd St., 9th Floor
      New York, NY  10001
      (212) 736-6540

      Hidary Group Acquisitions, LLC, a Delaware limited liability company, is a
New York-based family office investor group.

      HIDARY GROUP ACQUISITION, INC.
      c/o The Hidary Group LLC
      10 W. 33rd St., 9th Floor
      New York, NY  10001
      (212) 736-6540

      Hidary Group Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of Hidary Group Acquisitions, LLC, was formed solely for the purpose of effecting the merger and the transactions related to the Merger Agreement. It has not engaged in any business except in furtherance of this purpose.

THE SPECIAL MEETING (PAGE [______])

      DATE, TIME AND PLACE (PAGE [______])

      The special meeting will be held on [______], [______], 2007 at [______], located at [______], at [____] [__].m., [________] Time, to consider and vote upon proposals to adopt the Merger Agreement, to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the Merger Agreement and to transact such other business as may properly come before the special meeting and any adjournment of the special meeting.

      RECORD DATE, SHARES ENTITLED TO VOTE AND QUORUM (PAGE [______])

      Only holders of record of our common stock at the close of business on
July 1, 2007, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date, [4,080,023] shares of our common stock were issued and outstanding and held by approximately [248]
holders of record. A quorum will be present at the special meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date are represented in person or by proxy at the special meeting.

      VOTE REQUIRED; SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
      (PAGE [______])

      In order to approve the Merger Agreement, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the Merger Agreement. IF YOU WITHHOLD A VOTE OR ABSTAIN FROM VOTING ON
THE PROPOSAL FOR THE ADOPTION OF THE MERGER AGREEMENT, IT WILL HAVE THE SAME
EFFECT AS A VOTE "AGAINST" THE PROPOSAL. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum.

      As of the record date, our executive officers (who include Seth A.
Horowitz, our Chairman, President and Chief Executive Officer, Gary J. Dailey,
our Chief Financial Officer, Angelo V. Giusti, our Senior Vice President of
Sales and Secretary, Thomas K. Higgerson, our Senior Vice President of
Manufacturing and Distribution, Gerard J. deLisser, our Chief Merchandising
Officer and Mark R. Mackay, our Senior Vice President Global Licensing) as a
group and our directors (other than Seth A. Horowitz, our Chairman, President and Chief Executive Officer, who is also a director) as a group owned and were entitled to vote [789,574] shares and [146,675] shares, respectively, of our common stock, which represent approximately [19.4]% and [3.6]%, respectively, of our total common stock outstanding on that date. The amount of shares which our executive officers as a group owned and were entitled to vote as of the record date includes 616,360 shares held by Seth A. Horowitz as trustee for The Estate of George Q Horowitz. Each of our directors and executive officers has indicated
that he intends to vote in favor of the adoption of the Merger Agreement and for the approval of the adjournment, if necessary or appropriate, of the special meeting, but, in each case, has no obligation to do so other than as described below.

      VOTING AGREEMENT (PAGE [______])

      In connection with the Merger Agreement, Seth A. Horowitz, our Chairman,
President and Chief Executive Officer, individually and as trustee for The
Estate of George Q Horowitz, holds and is entitled to vote approximately [19.3]%
of our total common stock outstanding on the record date. Seth A. Horowitz and
The Estate of George Q Horowitz have entered into a voting agreement in which they have agreed, subject to specified exceptions, to vote or execute consents, as applicable, with respect to such shares of our common stock and any shares acquired after the date of the voting agreement:

      o     in favor of the approval of the Merger Agreement and the
            transactions contemplated by the Merger Agreement;

      o     against any action, proposal, transaction or agreement involving our company or its subsidiaries that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the merger or the transactions contemplated by the
            Merger Agreement; and

      o     against any acquisition proposal other than an acquisition proposal made by Parent.

      The voting agreement terminates with respect to Seth A. Horowitz upon the earlier to occur of (1) the effective time of the merger, and (2) the first business day following the first anniversary of the termination of the Merger
Agreement in accordance with the terms thereof. The voting agreement terminates with respect to The Estate of George Q Horowitz upon the earlier to occur of (1)
the effective time of the merger, and (2) the termination of the Merger
Agreement in accordance with the terms thereof.

      VOTING OF PROXIES  (PAGE [______])

      After carefully reading and considering the information contained in this proxy statement, you should either complete, date and sign the enclosed proxy card and mail the proxy card in the enclosed return envelope as soon as possible or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card so that your shares of common stock are represented at the special meeting, even if you plan to attend the special meeting in person. If you elect to submit your proxy by telephone or via the
Internet, you will need to provide the control number set forth on the enclosed proxy card upon which you will be provided the option to vote "for," "against,"
or "abstain" with respect to each of the proposals. If no specification is indicated, all of your shares of common stock represented by valid proxies that have been submitted will be voted "FOR" the adoption of the Merger Agreement and
"FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

      REVOCABILITY OF PROXIES (PAGE [______])

      Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

      o     by giving written notice of the revocation to our Secretary;

      o     by properly submitting another proxy by mail, telephone or the
            Internet, with a later date; or

      o     by voting in person at the special meeting (if your shares are registered directly on our books and not held through a broker, bank or other nominee).

      Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

      If you have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change those instructions.

THE TRANSACTIONS (PAGE [______])

      CERTAIN EFFECTS OF THE TRANSACTIONS (PAGE [______])

      If the Merger Agreement is approved and adopted by our stockholders and the other conditions to closing are satisfied or, if permissible, waived, each issued and outstanding share of our common stock not held by Parent, Merger Sub or us, or by our stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $26.50 per share in cash. As part of the Merger Agreement, Merger Sub will merge with and into us with our company being the surviving corporation in the merger. As a result of the merger, we will cease to be a publicly traded company and thus you will cease to have any ownership interest in us and will not participate in any of our future earnings and growth or losses.

      REASONS FOR THE TRANSACTIONS (PAGE [______])

      Our board of directors has determined unanimously to recommend the adoption of the Merger Agreement based on its consideration of a number of factors, which are described in the section of this proxy statement entitled
"The Transactions--Reasons for the Transactions."

      RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE [______])

      After careful consideration, the board of directors has unanimously determined that the Merger Agreement and the merger are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders and has unanimously approved the Merger Agreement and the merger. The board of directors unanimously recommends that you vote "FOR" the adoption of the Merger Agreement at the special meeting and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

      OPINION DELIVERED TO THE BOARD OF DIRECTORS (PAGE [______])

      In connection with the transactions, the board of directors received a written opinion, dated June 1, 2007, from Piper Jaffray & Co. as to the fairness to our stockholders, from a financial point of view and as of the date of the opinion, of the $26.50 per share merger consideration. The full text of Piper
Jaffray & Co.'s written opinion is attached to this proxy statement as Annex B.
We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. The opinion was provided to the board of directors in connection with its evaluation of the $26.50 per share merger consideration to be received by our stockholders and relates only to the fairness to our stockholders, from a financial point of view and as of June 1,
2007, of the $26.50 per share merger consideration. The opinion does not address any other terms, aspects or implications of the transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed transactions.

      RELATIONSHIP BETWEEN THE COMPANY AND M. HIDARY & COMPANY, INC. (PAGE
      [______])

      Prior to entering into the Merger Agreement, M. Hidary & Company, Inc., an affiliate of Parent, was and continues to be one of our men's apparel licensees through a sublicensing agreement with Jacques Moret, Inc.

      BACKGROUND OF THE TRANSACTIONS (PAGE [______])

      The section of the proxy statement entitled "The Transactions--Background of the Transactions" contains a description of the process that we undertook with respect to reaching a definitive merger agreement with Parent and Merger
Sub, and includes a discussion of our contacts and discussions with Parent and its affiliates that led to the Merger Agreement.

      FINANCING FOR THE TRANSACTIONS; SOURCE AND AMOUNTS OF FUNDS (PAGE
      [______])

      The consummation of the transactions contemplated by the Merger Agreement is not conditioned on Parent obtaining financing. The total amount of funds required by Parent to pay the consideration for the merger and to pay related fees and expenses, is estimated to be approximately $146.0 million. Parent plans to fund its portion of the transactions through cash equity commitments in an aggregate amount of $[ ] pursuant to equity commitment letters from private equity funds and other investors, a commitment from Aquamarine Capital
Management, LLC to contribute 127,993 shares of our common stock to Parent in exchange for an equity interest in Parent, a new $60.0 million senior secured credit facility consisting of a $20.0 million revolving credit facility and a
$40.0 million term credit facility and a $20.0 million subordinated debt facility. Parent intends to borrow funds from Wells Fargo Century, Inc. and a syndicate of banks, financial institutions and other entities, including Chase
Lincoln First Commercial Corporation, arranged by J.P. Morgan Securities Inc. In addition, while Parent is the lead sponsor of the transactions, other investors include investment funds Gracie Capital, Ore Hill Fund L.P. and Seneca Capital
Investments LLC. The foregoing estimate of the funds required to pay the merger consideration and related fees and expenses does not take into account the results of the exercise by stockholders of dissenters' rights under Delaware law which may result in their receipt of consideration less than, more than or equal to the merger consideration which would have been payable to them under the terms of the Merger Agreement.

      MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE [______])

      Holders of our common stock that exchange all of their shares of our common stock for cash (either pursuant to the Merger Agreement or as a result of perfecting their appraisal rights) will recognize gain or loss on the exchange in an amount equal to the difference between the amount of the cash received and that holder's adjusted tax basis in the shares of our common stock exchanged therefor.

      INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS (PAGE [______])

      When considering our board of directors' unanimous recommendation that our stockholders vote in favor of the adoption of the Merger Agreement, you should be aware that some of our directors and executive officers have interests in the transactions that are different from, or in addition to, the interests of our stockholders. See "The Transactions--Interests of Certain Persons in the
Transactions" for a description of such interests that may be different from, or in addition to, the interests of our stockholders.

      Our board of directors knew about these additional interests and considered them, among other matters, when it approved the Merger Agreement and determined that the merger and the Merger Agreement are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders.

      APPRAISAL OR DISSENTERS' RIGHTS (PAGE [______])

      Under Delaware law, our stockholders are entitled to appraisal rights in connection with the transactions. To exercise appraisal rights, you must:

      o     before the taking of the vote on the proposal to approve the
            Merger Agreement, deliver to us a written demand for appraisal;

      o     NOT vote in favor of the proposal to approve the Merger
            Agreement; and

      o     comply with other procedures as is required by Section 262 of the
            General Corporation Law of the State of Delaware.

      Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of the full text of
Section 262 of the General Corporation Law of the State of Delaware is attached to this proxy statement as Annex C.

      Under the Merger Agreement, Parent is not required to complete the transactions if holders of 12.0% or more of our outstanding common stock as of the effective date of the merger demand appraisal of their shares in accordance with Delaware law.

THE MERGER AGREEMENT (PAGE [______])

      STRUCTURE OF THE TRANSACTIONS AND CONSIDERATION TO BE RECEIVED BY OUR
      STOCKHOLDERS IN THE TRANSACTIONS (PAGE [______])

      As a result of the transactions contemplated by the Merger Agreement, each issued and outstanding share of our common stock not held by Parent, Merger Sub or us, or by our stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $26.50 per share in cash, without interest, which we refer to in this proxy statement as the "merger consideration." As part of the Merger Agreement, Merger Sub will merge with and into us with our company being the surviving corporation in the merger. As a result of the merger, we will cease to be a publicly traded company. All shares of our common stock held by Parent, Merger Sub or us will be retired and cancelled and no payment will be made in respect of those shares.

      Pursuant to Delaware law, holders of shares of our common stock will have the right to dissent from the transactions and receive the fair value of their shares. For a complete description of the procedures that must be followed to dissent from the transactions, see "The Transactions--Appraisal or Dissenters'
Rights" as well as the text of Section 262 of the General Corporation Law of the
State of Delaware, set forth in Annex C.

      TREATMENT OF STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK (PAGE
      [______])

      A holder of outstanding options or warrants, as applicable, to purchase shares of our common stock, whether or not then vested, at the effective time of the merger will be entitled to receive a cash amount equal to the product of (a)
the amount, if any, by which $26.50 exceeds the exercise price per share of each option or warrant held by such person at the effective time of the merger, multiplied by (b) the number of shares subject to such option or warrant held by such person, less any applicable withholdings for taxes. No consideration will be paid in respect of any stock options or warrants for which the exercise price equals or exceeds $26.50 per share. A holder of restricted stock, whether or not then vested, at the effective time of the merger will be entitled to receive a cash amount equal to $26.50 per share of restricted stock, less any applicable withholdings for taxes.

      SOLICITATION (PAGE [______])

      Until 11:59 p.m., New York City time, on July 1, 2007 (which we sometimes refer to as the end of the "go shop" period), we had the right (acting under direction of our board of directors) to directly or indirectly initiate, solicit and encourage acquisition proposals (including by way of public disclosure and providing access to non-public information pursuant to one or more acceptable confidentiality agreements), and enter into, maintain or participate in discussions or negotiations with respect to acquisition proposals or otherwise cooperate with or assist or participate in, or facilitate any such discussions or negotiations. We are required to promptly provide or make available to Parent any non-public information concerning us or our subsidiaries that was provided to any person given such access which was not previously provided or made available to Parent.

      After 11:59 p.m., New York City time, on July 1, 2007, until the effective time of the merger or termination of the Merger Agreement, we have agreed not to, and to cause our subsidiaries or any of our respective representatives not to, directly or indirectly:

      o     initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may
            reasonably be expected to lead to, any acquisition proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or
            knowingly facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations;

      o     approve or recommend, or propose to approve or recommend, any acquisition proposal;

      o     enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an acquisition proposal; or

      o     enter into any agreement requiring us to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach our obligations under the Merger Agreement.

      Notwithstanding these restrictions, we are permitted to continue the activities set forth in the preceding paragraph from and after July 2, 2007 with respect to any party who has made a bona fide acquisition proposal prior to July
2, 2007 and with whom we are having ongoing discussions or negotiations as of
July 1, 2007 regarding a bona fide acquisition proposal (we are otherwise required to immediately cease or cause to be terminated any other solicitation, encouragement, discussion or negotiation with any person conducted prior to July
2, 2007 by us, our subsidiaries or any of our representatives with respect to any acquisition proposal and use best efforts to cause to be returned or destroyed any confidential information provided to such person on behalf of us or any of our subsidiaries, except as permitted below).

      Notwithstanding the aforementioned restrictions, at any time prior to the approval of the Merger Agreement by our stockholders, and provided that we are otherwise in compliance with the terms of the Merger Agreement, we are permitted to engage in discussions or negotiations with, or provide information to any party to the extent that:

      o     we receive from such party a written acquisition proposal which the board of directors believes in good faith to be bona fide; and

      o     our board of directors concludes in good faith, after consultation with legal counsel and financial advisors, that the acquisition proposal constitutes or could reasonably be expected to result in a superior proposal.

      In such cases, we (i) may not, and may not allow our representatives to, disclose any material non-public information to such person without entering into a confidentiality and standstill agreement that contains provisions that are no less favorable to us than those contained in the confidentiality agreements entered into with Parent, and (ii) must promptly provide or make available to Parent any material non-public information concerning us or our subsidiaries provided to such other person which was not previously provided to
Parent.

      In addition, we may terminate the Merger Agreement and enter into a definitive agreement with respect to a superior proposal under certain circumstances. See "Recommendation Withdrawal/ Termination in Connection with a
Superior Proposal."

      Within two business days after July 1, 2007, we are required to notify
Parent of the identity of each person who had made an acquisition proposal or with whom we were having ongoing discussions or negotiations and a summary of the material terms and conditions of any acquisition proposal made by such persons.

      From and after July 1, 2007, we must also notify Parent within one business day if we receive any acquisition proposal and provide Parent with the material terms and conditions of such proposal and the identity of the person making such proposal. We also must keep Parent apprised and, at Parent's request, update Parent as to the status and any material developments, discussions and negotiations concerning such proposal. We must also notify
Parent orally and in writing within one business day if we determine to begin providing a person with information or to engage in negotiations concerning an acquisition proposal.

      RECOMMENDATION WITHDRAWAL/ TERMINATION IN CONNECTION WITH A SUPERIOR
      PROPOSAL (PAGE [______])

      If at any time prior to the approval of the Merger Agreement by our stockholders, we receive an acquisition proposal which our board of directors concludes in good faith constitutes a superior proposal, our board of directors may withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, its recommendation that our stockholders adopt the Merger Agreement or take any other action or make any other public statement in connection with the special meeting inconsistent with such recommendation or terminate the Merger Agreement and enter into a definitive agreement with respect to a superior proposal, if it concludes in good faith (after consultation with its legal advisors) that failure to do so would violate its fiduciary duties under applicable law;
provided that we may not terminate the Merger Agreement unless prior to such termination we pay the applicable termination fee to Parent. Our board of directors may not take any of the foregoing actions unless we give four business days' prior written notice to Parent of the board of directors' intention to do so, which notice must include a written summary of the material terms and conditions of the superior proposal (including the identity of the party making the superior proposal) and provide a copy of the proposed transaction agreements and any other material documents. During this four-business day period, we must, and must cause our representatives to, negotiate with Parent and Merger Sub in good faith (to the extent that Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement, and our board of directors must take into account any changes to the financial and other terms of the Merger Agreement proposed by Parent in response to any such written notice by us or otherwise, so that the acquisition proposal ceases to constitute a superior proposal. Any amendment to the financial terms or other term of such superior proposal requires a new written notice by us and a new four-business day period will commence.

      We are not prohibited by the Merger Agreement from (i) taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a) and Rule
14d-9 under the Exchange Act; provided, that any such disclosure (other than a
"stop, look and listen" letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) will be deemed to be a withdrawal of our board of director's recommendation in favor of the Merger Agreement unless our board of directors expressly publicly reaffirms in such disclosure its recommendation in favor of the adoption of the Merger Agreement.

      We agree that any violation of the restrictions set forth in the solicitation provisions of the Merger Agreement by any of our representatives will be deemed to be a breach of the solicitation provisions by us.

      We will not, directly or indirectly, pay, reimburse or otherwise assume liability for, or agree or commit to pay, reimburse or otherwise assume liability for, any fees or expenses of any person with whom we hold discussions or to whom we provide information pursuant to the solicitation provisions of the
Merger Agreement.

      CONDITIONS TO THE TRANSACTIONS (PAGE [______])

      The respective obligations of the parties to effect the transactions are subject to the fulfillment or waiver, if permissible, of the following conditions, among others:

      o     the approval of the Merger Agreement by our stockholders;

      o     the absence of any enactment, issuance, promulgation, enforcement or entrance by any governmental authority in the United States of any law or order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the merger illegal or otherwise restricting, preventing or prohibiting consummation of the merger;

      o     the representations and warranties in the Merger Agreement must be true and correct as of the effective time of the merger in the manner described in "The Merger Agreement--Representations and
            Warranties";

      o     our performance in all material respects of our obligations and compliance in all material respects with our agreements or covenants to be performed or complied with by us under the Merger Agreement;

      o     the absence of any material adverse effect with respect to us;

      o     the absence of any instituted, pending or threatened action in which a governmental authority is challenging the merger or transactions or seeking to restrain or prohibit the consummation of the merger or transactions or seeking to restrain or prohibit, limit or impose restrictions on (or the disposition of any of)
            the operations of our company, Parent or their respective
            affiliates, or any material portion of our respective businesses or assets;

      o     all consents, approvals and authorizations required in connection with the Merger Agreement or the transactions contemplated by the
            Merger Agreement have been obtained;

      o     the holders of not more than 12.0% of the shares of our common stock have exercised dissenter's rights; and

      o     the number of shares of our common stock held by holders of stock awards granted under our 2000 Stock Option and Restricted Stock
            Plan, as amended, that have not consented to the acceleration of their stock awards represent less than 2.5% of our outstanding common stock at the effective time of the merger.

      TERMINATION OF THE MERGER AGREEMENT (PAGE [______])

      The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the effective date of the merger:

      o     by mutual written consent of Parent, Merger Sub and us duly authorized by our board of directors and the boards of directors of
            Parent and Merger Sub;

      o     by either Parent, Merger Sub or us, by written notice, if the merger has not been consummated on or before the later of
            November 30, 2007 and the date that is six weeks following the date on which the requisite stockholder vote approving the Merger
            Agreement is obtained; provided, however, that the right to terminate the Merger Agreement under this provision is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before such date;

      o     by either Parent, Merger Sub or us, if any governmental authority has enacted, issued, promulgated, enforced or entered any order or applicable law or taken any other action (including the failure to have taken an action) which has become final and non-appealable and has the effect of preventing or prohibiting consummation of the merger; provided, however, that the right to terminate the Merger Agreement under this provision is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, any such order to have been enacted, issued, promulgated enforced or entered or any such action to have been taken or omitted to be taken;

      o     by Parent or Merger Sub, by written notice, if Parent is not in material breach of any of its obligations, representations or warranties under the Merger Agreement, and if (i) we have
            breached any of our representations, warranties, covenants or agreements in the Merger Agreement  or (ii) any of our
            representations or warranties in the Merger Agreement becomes untrue, such that the condition in the Merger Agreement with respect to our performance of and compliance with our covenants or agreements or the condition in the Merger Agreement with respect to the accuracy of our representations and warranties would not be satisfied; provided, that if the breach is
            reasonably curable by us within 20 days after its occurrence through the exercise of our reasonable best efforts, Parent or
            Merger Sub may not terminate the Merger Agreement pursuant to this provision for as long as we continue to exercise our
            reasonable best efforts until the earlier of 20 days after the occurrence of the breach and November 30, 2007;

      o     by us, by written notice, if we are not in material breach of any of our obligations, representations or warranties under the
            Merger Agreement, and if (i) Parent has breached any of its representations, warranties, covenants or agreements in the
            Merger Agreement  or (ii) any of its representations or
            warranties in the Merger Agreement becomes untrue, such that the condition in the Merger Agreement with respect to its performance of and compliance with its covenants or agreements or the
            condition in the Merger Agreement with respect to the accuracy of its representations and warranties would not be satisfied;
            provided, that if the breach is reasonably curable by Parent within 20 days after its occurrence through the exercise of its reasonable best efforts, we may not terminate the Merger
            Agreement pursuant to this provision for as long as Parent continues to exercise its reasonable best efforts until the earlier of 20 days after the occurrence of the breach and
            November 30, 2007;

      o     by Parent or Merger Sub, by written notice, if

               o  the board of directors has withheld, withdrawn, amended, modified or changed, in a manner adverse to Parent or Merger
                  Sub, its approval or recommendation of the Merger Agreement or has resolved publicly to do so;

               o  the board of directors has recommended an acquisition proposal to our stockholders, has resolved publicly to do so or has entered into any letter of intent or similar document or any contract accepting an acquisition proposal;

               o  the board of directors fails to reaffirm its recommendation of the Merger Agreement within ten days following a request by
                  Parent at any time when an acquisition proposal has been made and not rejected by the board;

               o  we have breached our obligations described under "The Merger
                  Agreement--Principal Covenants--Solicitation" below;

               o  a tender offer or exchange offer for five percent or more of the outstanding shares of common stock is commenced, and the board fails to recommend within ten days against acceptance by its stockholders of such tender offer or exchange offer
                  (including by taking no position with respect to the
                  acceptance of such tender offer or exchange offer by its
                  stockholders);

               o  we have sold any shares of common stock pursuant to our proposed secondary offering;

      o     by us, by written notice, prior to the approval of this Merger
            Agreement by our stockholders if the board has concurrently entered into a definitive agreement with respect to a superior proposal; or

      o     by us, Parent or Merger Sub, if, at the special meeting, the stockholder approval for the Merger Agreement is not obtained.

      EFFECT OF TERMINATION OF THE MERGER AGREEMENT (PAGE [______])

      In the event of the termination of the Merger Agreement as described above, the Merger Agreement will become void, and there will be no liability under the Merger Agreement on the part of any party to the Merger Agreement or any of their respective affiliates or the directors, officers, employees, agents or representatives of any of them, and all rights and obligations of each party to the Merger Agreement will cease, except that:

      o     the parties will remain liable for fees and expenses under the circumstances described under "Fees and Expenses" below; and

      o     the parties will remain subject to the confidentiality and public announcements provisions of the Merger Agreement; and

      o     the parties will remain subject to certain other provisions as specified in the Merger Agreement; and

      o     nothing in this provision will relieve any party from liability for any breach of the Merger Agreement.

      FEES AND EXPENSES (PAGE [______])

      Except as otherwise described below, all expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger
Agreement will be paid by the party incurring such expenses, whether or not any of the transactions contemplated by the Merger Agreement are consummated.

      The Merger Agreement provides that we will be required to pay to Parent in immediately available funds a termination fee (and in no event will payment of more than one termination fee be made) of (i) $3.0 million if the Merger
Agreement is terminated on or prior to the end of the "go-shop" period and we concurrently enter into a definitive agreement with respect to a superior proposal, and (ii) $4.5 million if the Merger Agreement is terminated on or

                                       10

prior to the end of the "go-shop" period for any reason except as described in clause (i), or at any time after the end of the "go-shop" period. We will be required to pay the termination fee if the Merger Agreement is terminated:

      o     by Parent or Merger Sub, by written notice, because

               o  the board of directors has withheld, withdrawn, amended, modified or changed, in a manner adverse to Parent or Merger
                  Sub, its approval or recommendation of the Merger Agreement or has resolved publicly to do so;

               o  the board of directors has recommended an acquisition proposal to our stockholders, has resolved publicly to do so or has entered into any letter of intent or similar document or any contract accepting an acquisition proposal;

               o  we have breached our obligations described under "The Merger
                  Agreement--Principal Covenants--Solicitation" below;

               o  a tender offer or exchange offer for five percent or more of the outstanding shares of common stock is commenced, and the board fails to recommend within ten days against acceptance by our stockholders of such tender offer or exchange offer
                  (including by taking no position with respect to the
                  acceptance of such tender offer or exchange offer by its
                  stockholders);

               o  we have sold any shares of common stock pursuant to our proposed secondary offering;

      o     by us prior to the approval of this Merger Agreement by our stockholders and the board has concurrently entered into a definitive agreement with respect to a superior proposal; or

      o     by Parent, Merger Sub or us, as applicable, under any of the circumstances listed below and if prior to such termination an acquisition proposal is made to us, publicly announced or
            otherwise disclosed to our stockholders and within one year of the date of such termination, (i) we or any of our subsidiaries enter into a definitive agreement with respect to, or consummate the transactions contemplated by, any acquisition proposal or
            (ii) the board of directors recommends our stockholders approve, adopt or accept any acquisition proposal:

               o  the merger has not been consummated on or before the later of
                  November 30, 2007 and the date that is six weeks following the date on which the requisite stockholder vote approving the
                  Merger Agreement is obtained; provided, however, that the
                  right to terminate the Merger Agreement under this provision is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before such date;

               o  (if Parent is not in material breach of any of its
                  obligations, representations or warranties under the Merger
                  Agreement) because (i) we have breached any of our
                  representations, warranties, covenants or agreements in the
                  Merger Agreement or (ii) any of our representations or
                  warranties in the Merger Agreement becomes untrue, such that the condition in the Merger Agreement with respect to our
                  performance of and compliance with our covenants or agreements or the condition in the Merger Agreement with respect to the accuracy of our representations and warranties would not be satisfied; provided, that if the breach is reasonably curable by us within 20 days after its occurrence through the exercise of our reasonable best efforts, Parent or Merger Sub may not terminate the Merger Agreement pursuant to this provision for as long as we continue to exercise our reasonable best efforts until the earlier of 20 days after the occurrence of the
                  breach and November 30, 2007; or

                                       11

               o  because, at the special meeting, the stockholder approval for the Merger Agreement is not obtained.

      We will be required to pay Parent's expenses for actual and reasonably documented out-of pocket fees and expenses actually incurred by Parent and its affiliates in connection with the transactions contemplated by the Merger
Agreement prior to a termination of the Merger Agreement in an amount not to exceed:

      o     $350,000 if the Merger Agreement is terminated by us, Parent or
            Merger Sub, because, at the special meeting, the stockholder approval for the Merger Agreement is not obtained; or

      o     $1.5 million if the Merger Agreement is terminated by Parent or
            Merger Sub, by written notice (if Parent is not in material breach of any of its obligations, representations or warranties under the Merger Agreement) because (i) we have breached any of our representations, warranties, covenants or agreements in the
            Merger Agreement  or (ii) any of our representations or
            warranties in the Merger Agreement becomes untrue, such that the condition in the Merger Agreement with respect to our performance of and compliance with our covenants or agreements or the
            condition in the Merger Agreement with respect to the accuracy of our representations and warranties would not be satisfied;
            provided, that if the breach is reasonably curable by us within
            20 days after its occurrence through the exercise of our
            reasonable best efforts, Parent or Merger Sub may not terminate the Merger Agreement pursuant to this provision for as long as we continue to exercise our reasonable best efforts until the earlier of 20 days after the occurrence of the breach and
            November 30, 2007.

      If we are required to pay Parent's expenses upon termination of the Merger
Agreement, any amount paid will be credited against the termination fee.

      Parent will be required to pay us a termination fee in the amount of $3.4 million in immediately available funds if the Merger Agreement is terminated by us, by written notice (if we are not in material breach of any of our obligations, representations or warranties under the Merger Agreement) because
(i) Parent has breached any of its representations, warranties, covenants or agreements in the Merger Agreement or (ii) any of its representations or warranties in the Merger Agreement becomes untrue, such that the condition in the Merger Agreement with respect to its performance of and compliance with its covenants or agreements or the condition in the Merger Agreement with respect to the accuracy of its representations and warranties would not be satisfied;
provided, that if the breach is reasonably curable by Parent within 20 days after its occurrence through the exercise of its reasonable best efforts, we may not terminate the Merger Agreement pursuant to this provision for as long as
Parent continues to exercise its reasonable best efforts until the earlier of 20 days after the occurrence of the breach and November 30, 2007.

      Our right to receive this termination fee will be our exclusive remedy against Parent, Merger Sub or any of their respective affiliates, stockholders, partners, members, directors, officers, agents or representatives for any loss suffered as a result of the breach of the Merger Agreement by Parent or Merger
Sub or the failure of the merger to be consummated. Upon payment of the termination fee, none of Parent, Merger Sub or any of their respective affiliates, stockholders, partners, members, directors, officers, agents or representatives will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby.

      We will be required to reimburse Parent for all costs and expenses actually incurred or accrued by Parent (including reasonable fees and expenses of counsel), as well as interest on the amount of the fee, in connection with the enforcement of the provisions providing for and the collection of the termination fee and expenses.

                                       12

         QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

      The following questions and answers briefly address some commonly asked questions regarding the special meeting, the merger and the Merger Agreement.
These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the other documents we refer to in this proxy statement.

Q.    WHY ARE OUR STOCKHOLDERS RECEIVING THESE MATERIALS?
A.    Our board of directors is sending these proxy materials to provide our stockholders with information about the merger so that they may determine how to vote their shares in connection with the special meeting.

Q.    WHEN AND WHERE IS THE SPECIAL MEETING?
A.    The special meeting will be held on [______], [______], 2007 at [______], located at [______], at [___]:00 [___].m., [__________] Time.

Q.    WHO IS SOLICITING MY PROXY?
A.    This proxy is being solicited by our board of directors.

Q.    WHO IS PAYING FOR THE SOLICITATION OF PROXIES?
A.    We will bear the cost of solicitation of proxies by us. In addition to soliciting stockholders by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. We will not pay these individuals for their solicitation activities but will reimburse them for their reasonable out-of-pocket expenses. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and we will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our directors, officers and employees may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation. In addition, we have retained
      MacKenzie Partners, Inc. to assist in the solicitation of proxies.

Q.    WHAT MATTERS WILL WE VOTE ON AT THE SPECIAL MEETING?
A.    You will vote on the following proposals:

      o     to adopt the Merger Agreement;

      o     to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger
            Agreement; and

      o     to transact such other business as may properly come before the special meeting or any adjournment thereof.

      None of the proposals to be acted upon at the special meeting is conditioned upon the approval of any other proposal.

Q.    HOW DOES OUR BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?
A.    Our board of directors recommends that you vote:

      o     "FOR" the adoption of the Merger Agreement; and

      o     "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

                                       13

Q.    WHAT ARE THE REQUIRED VOTES FOR THE PROPOSALS?
A.    In order to approve the Merger Agreement, holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the Merger Agreement.  IF YOU WITHHOLD A VOTE OR
      ABSTAIN FROM VOTING ON THE PROPOSAL FOR THE ADOPTION OF THE MERGER
      AGREEMENT, IT WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE
      PROPOSAL.  Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum.

Q.    WHO MAY ATTEND THE SPECIAL MEETING?
A.    All of our stockholders who owned shares on July 1, 2007, the record date for the special meeting, may attend the special meeting.

Q.    WHO MAY VOTE AT THE SPECIAL MEETING?
A.    Only holders of record of our common stock as of the close of business on
      July 1, 2007, the record date for the special meeting, may vote at the special meeting. As of the record date, we had [4,080,023] outstanding shares of common stock entitled to vote.

Q.    IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE
      MY SHARES FOR ME?
A.    Yes, but your broker will only be permitted to vote your shares of our common stock if you instruct your broker how to vote. You should follow the procedures provided to you by your broker regarding how to instruct your broker to vote your shares. Failure to instruct your broker to vote your shares will have exactly the same effect as voting against adoption of the Merger Agreement.

Q.    WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A.    If your shares are registered in multiple accounts with one or more brokers and/or our transfer agent, you will receive more than one proxy card. If you are submitting your proxy by completing and returning your proxy card, please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

Q.    WHAT IS A "QUORUM"?
A.    A "quorum" will be present at the special meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date are represented in person or by proxy.  This quorum of our shares must be present at the special meeting, in person or by proxy, in order for the special meeting to be held.  Shares present by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy does not have authority to vote on all matters.

Q.    WHAT HAPPENS IF I WITHHOLD MY VOTE OR ABSTAIN FROM VOTING?
A.    IF YOU WITHHOLD A VOTE OR ABSTAIN FROM VOTING ON THE PROPOSAL FOR THE
      ADOPTION OF THE MERGER AGREEMENT, IT WILL HAVE THE SAME EFFECT AS A VOTE
      "AGAINST" THE PROPOSAL. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum, and, therefore, withholding a vote or abstaining from voting will have no effect on the proposal to adjourn the special meeting.

Q.    WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?
A.    Under stock market rules currently in effect, brokerage firms and nominees have the authority to vote their customers' unvoted shares on certain
      "routine" matters if the customers have not furnished voting instructions within a specified period prior to the special meeting. However, the proposal to adopt the Merger Agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, are not considered "routine" matters and hence brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to the proposal to adopt the Merger Agreement or the proposal to adjourn the special meeting.
      If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of establishing a quorum or be voted if you do not provide a proxy or attend the special meeting and vote the shares yourself.

                                       14

      Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares and (2) the broker lacks the authority to vote the shares at the broker's discretion. Broker non-votes will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum. With regard to the proposal to adopt the Merger Agreement, the shares represented by broker non-votes will also be considered present at the special meeting for the purposes of determining a quorum, but will have the same effect as a vote "AGAINST"
      the proposal because holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the adoption of the Merger Agreement in order for this proposal to be approved.

Q.    IF I HAVE GIVEN A PROXY, MAY I CHANGE MY VOTE?
A.    Yes. Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

      o     by giving written notice of the revocation to our Secretary;

      o     by properly submitting another proxy by mail, telephone or the
            Internet, with a later date; or

      o     by voting in person at the special meeting (if your shares are registered directly on our books and not held through a broker, bank or other nominee).

      If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply; instead, you must follow the instructions received from your broker to change your vote.

      Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

Q.    WHAT ARE THE PROPOSED TRANSACTIONS?
A.    In the proposed transactions, each issued and outstanding share of common stock of our company not held by Parent, Merger Sub or us, or by our stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $26.50 per share in cash. As part of the Merger Agreement, Merger Sub will merge with and into us with our company being the surviving corporation in the merger. As a result of the merger, we will cease to be a publicly traded company.

Q.    IF THE TRANSACTIONS ARE COMPLETED, WHAT WILL I BE ENTITLED TO RECEIVE FOR
      MY SHARES AND WHEN WILL I RECEIVE IT?
A.    At the effective time of the merger, each outstanding share of our common stock (other than shares held by stockholders properly exercising appraisal rights pursuant to Section 262 of the General
      Corporation Law of the State of Delaware) automatically will be converted into the right to receive the merger consideration of an aggregate of $26.50 in cash, without interest.  All shares of our common stock held by Parent, Merger Sub or us will be retired and cancelled and no payment will be made in respect of those shares.

      Pursuant to Delaware law, holders of shares of our common stock will have the right to dissent from the transactions and receive the fair value of their shares. For a complete description of the procedures that must be followed to dissent from the transactions, see "The
      Transactions--Appraisal or Dissenters' Rights" as well as the text of
      Section 262 of the General Corporation Law of the State of Delaware, set
      forth in Annex C.

      After the transactions are completed, we will arrange for a letter of transmittal to be sent to each of our stockholders. The merger consideration will be paid to each stockholder once that stockholder submits a properly completed and duly executed letter of transmittal, properly endorsed stock certificates and any other required documentation.

                                       15

Q.    AM I ENTITLED TO APPRAISAL RIGHTS?
A.    Yes.  In order to exercise your appraisal rights, you must follow the requirements of Delaware law.  Under Delaware law, holders of our common stock who do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the transactions are completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the Merger Agreement at the special meeting and they comply with the procedures and requirements under Delaware law, which are summarized in this proxy statement.  A copy of the applicable provisions under Delaware law is included as
      Annex C to this proxy statement and a summary of this provision can be found along with additional information about appraisal rights under
      "Appraisal and Dissenters' Rights" beginning on page [______] of this proxy statement.

Q.    WILL THE TRANSACTIONS BE TAXABLE TO ME?
A.    If you are a U.S. stockholder (as defined in the section entitled "The
      Transactions--Material United States Federal Income Taxes," the exchange of your shares of our common stock for cash will be taxable to you.
      You will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash you receive (either as merger consideration of an aggregate of $26.50 per share or as a result of dissenting and receiving your appraisal rights) and your adjusted tax basis in your shares of our common stock exchanged therefor.

      See the section entitled "The Transactions--Material United States Federal
      Income Tax Consequences" on pages [______] through [______] of this proxy statement for a more detailed explanation of the tax consequences of the transactions. You should consult your tax advisor on how specific tax consequences of the merger and the other transactions contemplated by the
      Merger Agreement apply to you.

Q.    ARE THE TRANSACTIONS SUBJECT TO THE SATISFACTION OF ANY CONDITIONS?
A.    Yes. In addition to the adoption of the Merger Agreement by our stockholders, the transactions are subject to the satisfaction or waiver of other customary conditions. For a description of these conditions, please see "The Merger Agreement--Conditions to the Transactions"
      beginning on page [______] of this proxy statement. The consummation of the transactions contemplated by the Merger Agreement is NOT conditioned on Parent obtaining financing.

Q.    WHAT SHOULD I DO NOW?
A.    After carefully reading and considering the information contained in this proxy statement, including the appendices, please authorize your shares of our common stock to be voted by either marking, signing and dating the enclosed proxy card and returning it in the postage prepaid envelope provided as soon as possible or promptly submitting your proxy by telephone or over the Internet following the instructions on the proxy card.  Do NOT enclose or return your stock certificates with the proxy card.

Q.    WHAT HAPPENS IF I SELL MY SHARES OF COMMON STOCK BEFORE THE SPECIAL
      MEETING?
A.    The record date for the special meeting is July 1, 2007, which is earlier than the date of the special meeting.  If you held your shares of our common stock on the record date for the special meeting, you will retain your right to vote at the special meeting.  If you transfer your shares of our common stock after the record date for the special meeting but prior to the date on which the transactions are completed, you will lose the right to receive the merger consideration for the shares of our common stock you have sold.  The right to receive the merger consideration will pass to the person who owns your shares of our common stock when the transactions are completed.

Q.    WHEN DO YOU EXPECT TO COMPLETE THE TRANSACTIONS?
A.    We are working toward completing the transactions as quickly as possible.
      We currently expect to complete the transactions as soon as possible after the special meeting and after all the conditions to the transactions are satisfied or waived. In order to complete the transactions, we must obtain stockholder approval and the other closing conditions under the Merger
      Agreement must be satisfied or waived. See "The Merger
      Agreement--Conditions to the Transactions."

                                       16

Q.    WHAT HAPPENS TO EVERLAST WORLDWIDE INC. IF THE MERGER AGREEMENT IS NOT
      ADOPTED?
A.    If the Merger Agreement is not adopted, the merger will not be consummated, and our stockholders will not receive any payment for their shares. We will remain an independent public company, and we would expect to be operated by management in a manner similar to that in which we are being operated today. See "The Transactions--Certain Effects on the
      Company if the Transactions are Not Completed."

Q.    AFTER THE SPECIAL MEETING, HOW CAN I DETERMINE WHETHER THE PROPOSAL TO
      ADOPT THE MERGER AGREEMENT HAS BEEN APPROVED BY OUR STOCKHOLDERS?
A.    Promptly after the special meeting, we anticipate that we will issue a press release announcing whether the proposal to adopt the Merger
      Agreement has been approved by holders of a sufficient number of outstanding shares of our common stock.

Q.    SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
A.    No. After we complete the transactions, you will receive written instructions informing you how to send in your stock certificates in order to receive the merger consideration. You will receive your cash payment as soon as practicable after receipt of the stock certificates representing the shares of our common stock that you own, together with the completed documents requested in the instructions. PLEASE DO NOT SEND ANY STOCK
      CERTIFICATES WITH YOUR PROXY CARD.

Q.    WHERE CAN I FIND MORE INFORMATION ABOUT EVERLAST WORLDWIDE INC.?
A.    We file periodic reports and other information with the Securities and
      Exchange Commission, which we refer to as the "SEC." This information is available at the SEC's public reference facilities, and at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see the section of this proxy statement entitled "Where You Can Find Additional Information."

Q.    WHO CAN HELP ANSWER MY QUESTIONS?
A.    If you have questions about the special meeting or the transactions after reading this proxy statement, you should contact our proxy solicitor,
      MacKenzie Partners, Inc., at 105 Madison Avenue, New York, New York 10016
      or call MacKenzie toll-free at 1-800-322-2885.

                                       17

                               THE SPECIAL MEETING

      We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

DATE, TIME AND PLACE

      The special meeting will be held on [______], [______], 2007 at
[______], located at [______], at [___]:00 [___].m., [_________] Time.

PURPOSE OF THE SPECIAL MEETING

      THE SPECIAL MEETING IS BEING CALLED TO CONSIDER AND VOTE UPON THE MERGER
AGREEMENT, PURSUANT TO WHICH PARENT AND ITS AFFILIATES WILL ACQUIRE OUR ENTIRE
COMPANY AND OUR STOCKHOLDERS WILL RECEIVE AN AGGREGATE OF $26.50 PER SHARE IN
CASH.

      Specifically, at the special meeting, we will ask holders of our common stock to consider and vote on the following proposals:

      1.    To consider and vote upon a proposal to adopt the Agreement and
            Plan of Merger, dated as of June 1, 2007, among Hidary Group
            Acquisitions, LLC, a Delaware limited liability company, Hidary
            Group Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of Hidary Group Acquisitions, LLC and Everlast
            Worldwide Inc., a Delaware corporation, pursuant to which, each issued and outstanding share of common stock, $.002 par value of
            Everlast Worldwide Inc. not held by Hidary Group Acquisitions,
            LLC, Hidary Group Acquisitions, Inc. or us, or by our
            stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $26.50 per share in cash and Hidary Group Acquisitions, Inc. will thereafter merge with and into Everlast Worldwide Inc. with Everlast Worldwide
            Inc. being the surviving corporation in the merger;

      2.    To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger
            Agreement; and

      3.    To transact such other business as may properly come before the special meeting or any adjournment thereof.

      Our board of directors has unanimously determined that the merger and the
Merger Agreement are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders. Accordingly, the board of directors has unanimously approved the Merger Agreement. The board of directors unanimously recommends that you vote "FOR" the adoption of the Merger
Agreement at the special meeting and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

RECORD DATE, SHARES ENTITLED TO VOTE AND QUORUM

      Only holders of record of our common stock at the close of business on
July 1, 2007, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date, [4,080,023] shares of our common stock were issued and outstanding and held by approximately [248]
holders of record. A quorum will be present at the special meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date are represented in person or by proxy.

                                       18

VOTE REQUIRED; SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      In order to adopt the Merger Agreement, holders of at least a majority of the outstanding shares of our common stock entitled to vote must vote in favor of adopting the Merger Agreement. Each holder of our common stock is entitled to one vote for each share held of record on the record date. IF YOU WITHHOLD A
VOTE OR ABSTAIN FROM VOTING ON THE PROPOSAL RELATING TO THE ADOPTION OF THE
MERGER AGREEMENT, IT WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE PROPOSAL.
As of the record date, our executive officers (who include Seth A. Horowitz, our
Chairman, President and Chief Executive Officer, Gary J. Dailey, our Chief
Financial Officer, Angelo V. Giusti, our Senior Vice President of Sales and
Secretary, Thomas K. Higgerson, our Senior Vice President of Manufacturing and
Distribution, Gerard J. deLisser, our Chief Merchandising Officer and Mark R.
Mackay, our Senior Vice President Global Licensing) as a group and our directors
(other than Seth A. Horowitz, our Chairman, President and Chief Executive
Officer, who is also a director) as a group owned and were entitled to vote
[789,574] shares and [146,675] shares, respectively, of our common stock, which represent approximately [19.4]% and [3.6]%, respectively, of our total common stock outstanding on that date. The amount of shares which our executive officers as a group owned and were entitled to vote as of the record date includes 616,360 shares held by Seth A. Horowitz as trustee for The Estate of
George Q Horowitz. Each of our directors and executive officers has indicated
that he intends to vote in favor of the adoption of the Merger Agreement and for the approval of the adjournment, if necessary or appropriate, of the special meeting, but, in each case, has no obligation to do so other than as described in the section entitled "The Merger Agreement--Voting Agreement" . Assuming that the directors, as a group, and executive officers, as a group, vote in favor of the adoption of the Merger Agreement, other stockholders holding at least
[1,102,430] shares of our common stock, representing approximately [27.0]% of all shares outstanding on the record date, must vote in favor of the adoption of the Merger Agreement in order for this proposal to be approved.

      Approval of the proposal to adjourn the special meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the special meeting, in person or by proxy, even if less than a quorum. For the proposal to adjourn the special meeting, abstentions will have no effect on the outcome, since an abstention is not a vote cast.

      Under stock market rules currently in effect, brokerage firms and nominees have the authority to vote their customers' unvoted shares on certain "routine"
matters if the customers have not furnished voting instructions within a specified period prior to the special meeting. However, the proposal to adopt the Merger Agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, are not considered
"routine" matters, and brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to the proposal to adopt the Merger Agreement or the proposal to adjourn the special meeting. If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of establishing a quorum or be voted if you do not provide a proxy or attend the special meeting and vote the shares yourself.

      Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner of the shares and (2) the broker lacks the authority to vote the shares at the broker's discretion. Broker non-votes will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum. With regard to the adoption of the Merger Agreement, the shares represented by broker non-votes will also be considered present at the special meeting for the purposes of determining a quorum, but will have the same effect as a vote "AGAINST" the proposal because holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the adoption of the Merger
Agreement in order for this proposal to be approved.

VOTING OF PROXIES

      After carefully reading and considering the information contained in the proxy statement, you should either complete, date and sign the enclosed proxy card and mail the proxy card in the enclosed return envelope as soon as possible or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card so that your shares of common stock are represented at the special meeting, even if you plan to attend the special meeting in person. If you elect to submit your proxy by telephone or via the
Internet, you will need to provide the control number set forth on the enclosed

                                       19

proxy card upon which you will be provided the option to vote "for," "against,"
or "abstain" with respect to each of the proposals. If no specification is indicated, all shares of common stock represented by valid proxies that have been submitted will be voted "FOR" the adoption of the Merger Agreement and
"FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

      We do not expect that any matter other than the proposal to adopt the
Merger Agreement and to adjourn the special meeting, if necessary or appropriate, will be brought before the special meeting. If, however, our board of directors properly presents other matters, each of the persons named as a proxy will vote in accordance with his judgment as to matters that he believes to be in the best interests of the stockholders. A proxy in the accompanying form or properly submitted by telephone or over the Internet will give authority to Seth A. Horowitz, our Chairman, President and Chief Executive Officer, and
James K. Anderson, a member of our board of directors, to vote on such matters at their respective discretion and they intend to do so in accordance with their respective best judgment on any such matter.

REVOCABILITY OF PROXIES

      The grant of a proxy on the enclosed form of proxy or submission of a proxy by telephone or over the Internet pursuant to the instructions on the proxy card does not preclude a stockholder from voting in person at the special meeting. Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

      o     by giving written notice of the revocation to our Secretary;

      o     by properly submitting another proxy by mail, telephone or the
            Internet, with a later date; or

      o     by voting in person at the special meeting (if your shares are registered directly on our books and not held through a broker, bank or other nominee).

      Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy.

      If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply; instead, you must follow the instructions received from your broker to change your vote.

SOLICITATION OF PROXIES

      We will bear the cost of solicitation of proxies by us. In addition to soliciting stockholders by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. We will not pay these individuals for their solicitation activities but will reimburse them for their reasonable out-of-pocket expenses. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and we will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our directors, officers and employees may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation.

      We have retained the firm of MacKenzie Partners, Inc. to assist in the solicitation of proxies for a base fee of $[_______], plus reasonable out-of-pocket expenses, and have agreed to indemnify MacKenzie for specified liabilities and expenses.

      YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders promptly after the consummation of the transactions.

                                       20

                                THE TRANSACTIONS

      THIS SECTION DESCRIBES MATERIAL ASPECTS OF THE MERGER, INCLUDING THE
MERGER AGREEMENT. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL
TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, THIS
SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU
SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERRED TO
IN THIS PROXY STATEMENT FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER
AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

THE COMPANIES

      EVERLAST WORLDWIDE INC.
      1350 Broadway, Suite 2300
      New York, New York 10018
      (212) 239-0990

      Everlast Worldwide Inc. is a designer, manufacturer and marketer of boxing and fitness related sporting goods equipment under the Everlast brand name and a worldwide licensor of the Everlast brand for apparel, footwear, sporting goods equipment and other active lifestyle products and accessories.

      HIDARY GROUP ACQUISITIONS, LLC
      c/o The Hidary Group LLC
      10 W. 33rd St., 9th Floor
      New York, NY  10001
      (212) 736-6540

      Hidary Group Acquisitions, LLC, a Delaware limited liability company, is a
New York-based family office investor group.

      HIDARY GROUP ACQUISITION, INC.
      c/o The Hidary Group LLC
      10 W. 33rd St., 9th Floor
      New York, NY  10001
      (212) 736-6540

      Hidary Group Acquisitions, Inc., a Delaware corporation and a wholly owned subsidiary of Hidary Group Acquisitions, LLC, was formed solely for the purpose of effecting the merger and the transactions related to the Merger Agreement. It has not engaged in any business except in furtherance of this purpose.

RELATIONSHIP BETWEEN THE COMPANY AND M. HIDARY & COMPANY, INC.

      Prior to entering into the Merger Agreement, M. Hidary & Company, Inc., an affiliate of Parent, was and continues to be one of our men's apparel licensees through a sublicensing agreement with Jacques Moret, Inc.

BACKGROUND OF THE TRANSACTIONS

      On March 26, 2007, Morris Hidary, the president of M. Hidary & Company,
Inc. ("M. Hidary"), one of our men's apparel licensees through a sublicensing agreement with Jacques Moret, Inc., requested a meeting with Seth A. Horowitz, our Chairman, President and Chief Executive Officer.  Morris Hidary's cousin,
Jack D. Hidary, also attended the meeting.  At the meeting, the parties discussed our business and its impact on M. Hidary's business.

      There were no further discussions between Mr. Horowitz and the Hidarys until April 18, 2007 at which time Morris Hidary requested that Mr. Horowitz meet with him and Jack D. Hidary on April 25, 2007.

                                       21

      At the April 25, 2007 meeting, Jack D. Hidary was accompanied by Clarence
Schwab, who was introduced as a financial advisor of Jack D. Hidary and the
Hidary family in connection with this transaction. Jack D. Hidary and Clarence
Schwab expressed an interest in forming a group led by the Hidary family (the
"Hidary Group") to buy our company based upon their review of our financial performance and M. Hidary's experience with the Everlast brand. Jack D. Hidary stated that an offer to buy our company would be presented within the next 24 hours.

      On April 26, 2007, Mr. Horowitz received via an e-mail from Clarence
Schwab a letter of intent regarding the purchase of our outstanding common stock at a purchase price ranging from approximately $21.72 to 23.76 per share. Mr.
Horowitz discussed our obligations with respect to the letter of intent with our outside counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP ("Olshan"). Mr.
Horowitz called a meeting of our board of directors for April 27, 2007 at 3:00
p.m.

      At the April 27, 2007 board of directors meeting, Mr. Horowitz briefed the board members on the letter of intent and his discussions with Jack D. Hidary on behalf of the Hidary Group. After a discussion, our board of directors determined that we were not for sale and that in any event the offering price would be insufficient. Our board of directors also concluded that it needed to be provided with a more complete description of the other terms of the transaction in order to properly analyze the offer. On April 30, 2007, Mr.
Horowitz informed Jack D. Hidary of the inadequacy of the price of their offer as well as the need for further clarity as to their intended terms. Mr. Horowitz informed Jack D. Hidary that our company was not for sale and as such we would be proceeding with pursuing our secondary stock offering. Jack D. Hidary, on behalf of the Hidary Group, responded that a revised letter with a higher per share price would be sent shortly.

      On May 1, 2007, we received a revised letter of intent with an increased price ranging from approximately $24.50 to $25.50 per share. At a meeting of our board of directors held on May 2, 2007, our board of directors discussed the revised letter and authorized management to engage a financial advisor. Our board of directors also authorized management to continue discussions in order to ascertain whether the Hidary Group would be in a position to develop a proposal which might form the basis for a transaction to be considered by our board. We subsequently engaged Piper Jaffray & Co. ("Piper") on May 3, 2007 as our financial advisor.

      Beginning on May 3, 2007, we commenced negotiations of a confidentiality agreement. In these negotiations, the parties agreed on the inclusion of a standstill provision in the confidentiality agreement.

      In May 2007, we were also approached by representatives of a high net worth individual concerning a possible acquisition of our company. Such party indicated through his attorneys and representatives that based on his review of our publicly-filed documents he could not foresee an acquisition price in excess of $25.00 per share. Through Piper, we advised that $25.00 per share was not acceptable. We negotiated and ultimately on May 16, 2007 entered into a customary confidentiality agreement with such individual which also included a standstill provision. Following the execution of this confidentiality agreement on May 21, 2007, we began providing this individual and his representatives with confidential due diligence information.

      On May 10, 2007, management, Olshan and Piper briefed our board of directors on the discussions with Jack D. Hidary, on behalf of the Hidary Group, with respect to the confidentiality agreement. Our board of directors then discussed the next steps in the process assuming we entered into a confidentiality agreement. At such meeting, Olshan also discussed the board of directors' fiduciary obligations to our stockholders under Delaware law.

      Following the execution of the confidentiality agreement on May 11, 2007, the Hidary Group began to conduct due diligence on May 12, 2007, which included a management presentation on May 16, 2007 to Jack D. Hidary, on behalf of the
Hidary Group, and its potential financing sources.

      On May 15, 2007, we received a proposed merger agreement from the Hidary
Group's counsel, Proskauer Rose LLP ("Proskauer"). The initial draft of the
Merger Agreement did not include a "go-shop" provision and contained several closing conditions including a financing contingency and a requirement that certain of our financial results for 2007 substantially conform to the projections set forth in a press release we issued on April 26, 2007. The draft agreement also provided for a termination fee payable to the Hidary Group of
$5.5 million under a variety of circumstances. On May 17, 2007 after consultation with our management, Piper, on our behalf, advised the Hidary Group that we had several concerns with the draft agreement including that the proposed $5.5 million termination fee was unacceptable, the Merger Agreement needed to include a "go-shop" provision and that several closing conditions in the draft would need to be eliminated. On May 18, 2007, Olshan delivered a revised copy of the Merger Agreement which reflected the comments that Piper had conveyed to the Hidary Group as well as certain other changes. On May 21, 2007,
Olshan and Proskauer

                                       22

discussed and negotiated Olshan's revised draft and during the week of May 21,
2007, Proskauer and Olshan exchanged revised drafts of the Merger Agreement and conducted several conference calls. During such week, there were also numerous conference calls between Piper and the Hidary Group. During the course of these discussions, the parties agreed to a 30-day "go-shop" period during which we would be permitted to initiate, solicit and encourage acquisition proposals following the execution of the Merger Agreement. The parties further agreed to a bifurcated termination fee of $3 million if we terminate the Merger Agreement during the "go-shop" period and we concurrently enter into a definitive agreement with respect to a superior proposal or $4.5 million if we terminate the Merger Agreement under certain limited circumstances (other than in connection with a superior proposal during the "go-shop" period).

      On May 21, 2007, Piper and members of our senior management met with Perry
Capital, a potential equity investor, the Hidary Group, Clarence Schwab,
Houlihan Lokey Howard and Zukin, financial consultants to the Hidary Group, and
Mahoney Cohen and Company, the Hidary Group's outside accountants. During this meeting, we delivered a management presentation and Piper presented revised financial information and other more detailed material that contributed to a higher valuation of our company's worth.

      On May 22, 2007, we received a revised offer from the Hidary Group with a price of $25.30 per share. We communicated to the Hidary Group through Piper that the proposed price per share of $25.30 was not acceptable to us.

      On May 25, 2007, one of the Hidary Group's potential equity investors proposed an alternative form of the transaction from what had previously been discussed including allowing this financial institution to buy 19.99% of our stock prior to the completion of the merger at the then market price. Between
May 25, 2007 and May 28, 2007, we engaged in discussions with Olshan and Piper as to this alternative form of the transaction as well as with respect to the merits and drawbacks of a one-step merger which is subject to stockholder approval and a two-step (tender offer followed by a merger under Delaware law)
transaction. On May 29, 2007, we further explored the merits of the different approaches to the transaction with our Delaware counsel at which point it was determined that a one-step transaction was the preferred approach because it would enable all of our stockholders to express an opinion on the merger and would also allow more time for potential acquirors to consider a transaction with us.

      On May 30, 2007, the high net worth individual with whom we had entered into a confidentiality agreement advised us that he was withdrawing his proposal to acquire our company since the results of his due diligence investigations through such date indicated that he could not at this time proceed at a price level that we would deem acceptable.

      After further negotiations, on May 30, 2007, the Hidary Group increased its offer to a price of $26.30 per share. On such date, Olshan and Proskauer and
Piper and the Hidary Group continued to have discussions concerning the Merger
Agreement and during such discussions the Hidary Group agreed to eliminate the financing contingency from the Merger Agreement. Our board of directors met on
May 31, 2007 at which time management and representatives from Olshan and Piper reviewed with the members of the board the financial and other terms of the proposed merger agreement. In addition, the representatives from Olshan and
Piper informed the members of the board of the remaining open items still being negotiated. Mr. Horowitz then recused himself from the meeting prior to the board of directors' deliberations and voting. Our board of directors then discussed the terms and conditions of the proposed Merger Agreement. It was the consensus of our board of directors that a purchase price per share of $26.30 was unacceptable and that subject to the satisfactory resolution of the remaining open issues to the Merger Agreement a purchase price per share of
$26.71 was acceptable. Accordingly, our board of directors passed a resolution giving management and its advisors the authority to proceed towards finalizing the Merger Agreement and presenting such agreement to the board of directors for its approval subject to certain conditions including the elimination of certain closing conditions and a purchase price of $26.71 per share.

      The parties negotiated through the night on May 31, 2007. At such time, the Hidary Group increased its offer to $26.50 per share and advised that as part of its offer it would agree to certain other changes requested by us to the
Merger Agreement including the elimination of the closing condition that our financial results would have to substantially conform to our previously announced projections. In addition, the parties agreed on the amount due to us in the event of termination of the Merger Agreement due to a breach by the

                                       23

purchaser. Following the conclusion of these discussions, our board of directors decided to hold a meeting to consider the proposed transaction with the Hidary
Group, including the proposed consideration of $26.50 per share. Accordingly, our board of directors held a meeting at 8 a.m. on June 1, 2007 at which management and representatives from Olshan and Piper reviewed with the members of the board of directors the terms of the final Merger Agreement and the terms of a voting agreement to be entered into by Mr. Horowitz and The Estate of
George Q Horowitz. The board of directors was advised that the Hidary Group's willingness to enter into a merger agreement was contingent upon approval by the board of directors of a voting agreement between the Hidary Group, Mr. Horowitz and The Estate of George Q Horowitz in the form presented at the meeting. Piper delivered its detailed financial analysis in connection with the proposed transaction. Our board of directors then reviewed the final terms of the Merger
Agreement and discussed various factors to be considered in connection with its decision to approve and adopt the merger and the Merger Agreement, and noted
that the $26.50 per share price represented a premium of approximately 14.5%
over the previous day's closing price of $23.15 per share and approximately
30.0% over the average closing price over the last 30 days. Following our board's discussion and review of the Merger Agreement, Piper delivered its oral opinion, later confirmed in writing, as to the fairness, from a financial point of view, of the $26.50 per share merger consideration to be received by our stockholders pursuant to the Merger Agreement. Following these discussions and questions by the members of the board of directors to our senior management and financial and legal advisors, our board of directors approved and declared advisable the Merger Agreement, the merger and the form of voting agreement between the Hidary Group, Mr. Horowitz and The Estate of George Q Horowitz and
resolved to recommend that our stockholders adopt the Merger Agreement. Our board's actions were unanimous, except that Mr. Horowitz recused himself from the meeting prior to the board of directors' deliberations and voting.

      Following the meeting of our board of directors on June 1, 2007, we,
Hidary Group Acquisitions, LLC and Hidary Group Acquisitions, Inc. executed the
Merger Agreement and issued a press release announcing the merger.

      On or about June 6, 2007, we were served with a purported class-action complaint brought in the Supreme Court of the State of New York, County of New
York, on behalf of William Sweet, an alleged stockholder of ours, and all others similarly situated. The complaint, which names as defendants Everlast Worldwide
Inc., and our directors Seth A. Horowitz, James K. Anderson, Edward R. Epstein,
Larry A. Kring, Mark Ackereizen, Steen Kanter, Theodore A. Atlas, James J.
McGuire, Jr., and Jeffrey M. Schwartz (the "Individual Defendants"), alleges claims arising out of our proposed transaction with affiliates of M. Hidary &
Company, Inc., for breaches of fiduciary duty. The complaint seeks a declaratory judgment that the Individual Defendants have breached their fiduciary duties to plaintiff and the purported class members, a preliminary and permanent injunction from consummating the proposed transaction and attorneys' fees and costs. We believe that these claims are without merit and intend to defend this action vigorously.

REASONS FOR THE TRANSACTIONS

      In reaching its decision to approve the merger and the Merger Agreement and to recommend that our shareholders vote to adopt the Merger Agreement, our board of directors consulted with senior management, as well as our legal and financial advisors, reviewed a significant amount of information, and considered a number of factors, including, among others, the following:

      o     the alternatives to the merger (including the possibility of continuing to operate as an independent entity), the perceived risks of each of the alternatives, the perceived risks of the merger, the range of possible benefits to our shareholders of such alternatives and the timing and likelihood of accomplishing the goal of these alternatives, and our board's assessment that the merger with Merger Sub presented a superior opportunity to such alternatives;

      o     the risk that the shareholder value generated by us as a
            stand-alone entity, through stock price appreciation (taking into account that we do not currently pay, or intend to pay,
            dividends), would not be as high as the merger consideration offered by Parent and Merger Sub, in light of an assessment of the current and prospective demand for our core business services in the retail and sporting goods equipment industries, the effect of global, national and local economic conditions on those sectors and the competitive landscape for participants in these industries generally;

                                       24

      o     the price proposed by Parent and Merger Sub as compared to current and historical market prices and trading information with respect to our common stock in light of historical, current and prospective industry valuations of us and comparable companies;

      o     prospects for, and trends within, the sporting goods equipment and retail industries generally;

      o     our financial condition, historical results of operations and business and strategic objectives, as well as the risks involved in achieving those objectives;

      o     other historical information concerning our business, prospects, financial performance and condition, operations, technology, management and competitive position;

      o     the fact that the merger consideration is all cash, so that the transaction will allow our shareholders to immediately realize a fair value for their investment and will provide our shareholders certainty of value for their shares;

      o     the fact that the terms of the Merger Agreement provide us a
            30-day post-signing "go-shop period" during which we have the right to solicit additional interest in a transaction and, after such 30-day period, we have the ability to continue discussions with persons who had made an acquisition proposal during the
            "go-shop" period or with whom we were engaged in discussions concerning an acquisition proposal, and to respond to unsolicited proposals during the period prior to the stockholders' vote, subject to certain conditions;

      o     the per share consideration of $26.50 to be paid in the merger represents a premium for our common stock of approximately 14.5% to the closing price for our common stock on May 31, 2007, and a premium of 30.0% to the average closing price over the month preceding the announcement of the merger;

      o     the per share consideration of $26.50 to be paid in the merger represents a multiple of 14.0 times our actual earnings before interest, taxes, depreciation and amortization, or "EBITDA" for the last twelve months;

      o     the financial presentation of Piper Jaffray & Co., our financial advisor, and its opinion that as of June 1, 2007, and based on and subject to the factors and assumptions set forth therein, the $26.50 per share in cash to be paid to holders of our common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders;

      o     the termination fee of $3.4 million that Parent has agreed to pay us if they fail to obtain the requisite financing to consummate the merger;

      o     the terms of the Merger Agreement, including the right of our board to terminate the Merger Agreement prior to its approval by the holders of our common stock in the exercise of its fiduciary duty in connection with our receipt of a proposal superior to the
            contemplated merger with Merger Sub;

      o     the limited closing conditions in the Merger Agreement; and

      o     the likelihood of consummation of the merger, including an assessment of regulatory issues and an assessment that Parent and
            Merger Sub have the financial capability to acquire us for the merger consideration, taking into account Parent's receipt of commitment letters for debt and equity financing in connection with the merger.

      Our board also considered the potential risks of the merger, including:

      o     the risk that the merger might not be completed in a timely manner or at all;

                                       25

      o     that by pursuing the merger we will abandon our proposed secondary public offering, and if the merger is not completed, the risk that we will have lost both the time and resources expended on the secondary public offering as well as the opportunity to obtain funds which we intended to use, in part, to help fund our global brand integration, product development, marketing and direct-to-consumer business initiatives;

      o     the fact that following the merger, our stockholders will not participate in any of our future earnings or growth and will not benefit from any of our appreciation in value;

      o     the possibility of management and employee disruption associated with the merger;

      o     the fact that the merger consideration consists of cash and will therefore be taxable to our shareholders for United States federal income tax purposes;

      o     the requirement that, in order for our board to accept a superior proposal, we pay Parent a $3.0 million termination fee if the
            Merger Agreement is terminated on or prior to the end of the
            "go-shop" period and we concurrently enter into a definitive agreement with respect to a superior proposal, a $4.5 million termination fee if the Merger Agreement is terminated on or prior to the end of the "go-shop" period for any other reason and a
            $4.5 million termination fee if the Merger Agreement is
            terminated after the end of the "go-shop" period; and

      o     the restrictions on the conduct of our business prior to
            consummation of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations or consent by Parent, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger.

      In view of the variety of factors and the quality and amount of information considered as well as the complexity of these matters, the board did not find it practicable to, and did not attempt to, make specific assessments of, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching this determination. Our board conducted an overall analysis of the factors described above, as well as others, including thorough discussion with, and questioning of, our senior management and our legal and financial advisors, and considered the benefits of the merger to outweigh the risks and the factors overall to be favorable to, and to support, its determination. Our board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to its ultimate determination. Individual members of our board may have given different weight to different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      After careful consideration, the board of directors has unanimously determined that the Merger Agreement and the merger are advisable and are fair to us and our stockholders, and in our best interest and the best interest of our stockholders and has unanimously approved the Merger Agreement. The board of directors unanimously recommends that you vote "FOR" the adoption of the Merger
Agreement at the special meeting and "FOR" the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

OPINION DELIVERED TO THE BOARD OF DIRECTORS

      THE FULL TEXT OF PIPER'S WRITTEN OPINION, WHICH SETS FORTH, AMONG OTHER
THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND
LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY PIPER IN DELIVERING ITS
OPINION, IS ATTACHED AS ANNEX B. YOU SHOULD READ THE OPINION CAREFULLY AND IN
ITS ENTIRETY. THE FOLLOWING DESCRIPTION OF PIPER'S OPINION IS ONLY A SUMMARY OF
THE WRITTEN OPINION AND IS QUALIFIED IN ITS ENTIRETY BY THE WRITTEN OPINION AND
IS NOT A SUBSTITUTE FOR THE WRITTEN OPINION.

      PIPER'S OPINION WAS DIRECTED TO THE BOARD OF DIRECTORS IN ITS
CONSIDERATION OF THE TRANSACTIONS AND IS NOT A RECOMMENDATION TO ANY STOCKHOLDER
AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE TRANSACTIONS OR ANY
OTHER MATTER. FURTHER, PIPER'S OPINION ADDRESSED ONLY THE FINANCIAL FAIRNESS OF
THE AGGREGATE $26.50 PER SHARE MERGER CONSIDERATION TO HOLDERS OF OUR COMMON

                                       26

STOCK AND DID NOT ADDRESS THE RELATIVE MERITS OF THE TRANSACTIONS OR ANY
ALTERNATIVES TO THE TRANSACTIONS, OUR UNDERLYING DECISION TO PROCEED WITH OR
EFFECT THE TRANSACTIONS, THE FINANCIAL OR OTHER FAIRNESS OF THE MERGER
CONSIDERATION, OR ANY OTHER ASPECT OF THE TRANSACTIONS.

      We retained Piper Jaffray & Co. to render to our board of directors an opinion as to the fairness, from a financial point of view, of the consideration to our common stockholders in the proposed merger.

      Piper delivered its written opinion dated June 1, 2007 that as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, the merger consideration in the proposed merger was fair, from a financial point of view, to the our common stockholders. A copy of Piper's written opinion is attached to this document as
Appendix B and is incorporated into this document by reference. The summary of the opinion set forth below is qualified in its entirety by reference to the complete opinion and report.

      While Piper rendered its opinion and provided certain analyses to our board of directors, Piper was not requested to, and did not make, any recommendation to our board of directors as to the specific form or amount of the consideration to be received by our stockholders in the proposed merger, which was determined through negotiations between us and Parent. Piper's written opinion, which was directed to our board of directors, addresses only the fairness, from a financial point of view, of the proposed consideration to be received by the holders of our common stock in the proposed merger, does not address our underlying business decision to proceed with, or effect, the merger or structure thereof, Parent's ability to fund the cash portion of the merger consideration, or the relative merits of the merger compared to any alternative business strategy or transaction in which we might engage and does not constitute a recommendation to any of our stockholders as to how to vote in the merger. Prior to delivering its opinion, Piper was not requested to solicit, and did not solicit, any expressions of interest from any other parties with respect to acquisition of all or a part of our company, any business combination with us or any other alternative transaction. In addition, Piper understood that no other financial advisor to us was requested to solicit, nor did solicit, any expressions of interest from any other parties with respect to acquisitions of all or a part of our company, any business combination with us or any other alternative transaction.

      In arriving at its opinion, Piper's review included:

      o     financial terms of a draft of the Merger Agreement dated June 1,
            2007;

      o     certain publicly available financial, market, securities and other data with respect to us;

      o     certain financial, market, securities and other data with respect to us made available from our internal records;

      o     certain internal financial projections for our company on a stand-alone basis prepared for financial planning purposes and furnished by our management;

      o     discussions with members of our senior management with respect to our business and prospects of our company on a stand-alone basis;

      o     historical prices and trading volumes for us and other companies deemed comparable to us by Piper;

      o     financial performance of certain other publicly traded companies deemed comparable to us by Piper;

      o     financial terms, to the extent publicly available, of certain selected comparable acquisition transactions and the premiums paid in these transactions; and

      o     a discounted cash flow analysis for us on a stand-alone basis.

                                       27

      The following is a summary of the material analyses and other information that Piper prepared and relied on in delivering its opinion to our board of directors. This summary includes information presented in tabular format. IN
ORDER TO UNDERSTAND FULLY THE FINANCIAL ANALYSES USED BY PIPER, THESE TABLES
MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT
CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES.

      CONSIDERATION

      The consideration offered to us in the merger was $26.50 per share of our common stock. Based on the number of our outstanding common shares and common share equivalents, Piper calculated the aggregate implied value of the total consideration payable in the merger for our common stock to be approximately
$116.8 million. Piper also calculated our implied enterprise value (equity value plus assumed debt less cash) to be approximately $146.0 million.

      HISTORICAL TRADING ANALYSIS

      Piper reviewed general trading information concerning our company, including the price performance of our common stock over the previous 12 months relative to the group of comparable companies described below, and the stock price and volume over selected periods and the stock trading history of our common stock. Piper presented the recent common stock trading information for our company contained in the following table:

                                                   Price       Premium
                                                 ---------     -------
           Closing price on May 31, 2007 ......  $   23.15       14.5%
Five days prior ...............................  $   21.19       25.1%
One month prior ...............................  $   20.27       30.7%
Three month average ...........................  $   19.47       36.1%
Six month average .............................  $   18.59       42.5%
52 week high ..................................  $   23.87       11.0%
52 week low ...................................  $   11.05      139.8%

      EVERLAST COMPARABLE COMPANY ANALYSIS

      Piper analyzed financial information and valuation ratios of our company compared to corresponding data and ratios from 15 publicly traded companies deemed comparable by Piper to our company.  This group comprised
Callaway Golf Company, Cherokee Inc., Cybex International, Inc., Escalade,
Incorporated, Iconix Brand Group, Inc., Kellwood Company, Nautilus, Inc.,
NexCen Brands, Inc., Oxford Industries, Inc., Perry Ellis International,
Inc., Quiksilver, Inc., True Religion Apparel, Inc., Under Armour, Inc.,
Volcom, Inc. and The Warnaco Group, Inc.  This group was selected from publicly traded companies that are either apparel and footwear companies with significant licensing businesses, apparel and footwear companies focused on athletic products or sporting good manufacturers and each company has market capitalization between $50 million and $2.5 billion, long-term earnings per share growth projections greater than 10.0% per annum and are profitable on a trailing EBITDA basis.  Piper used publicly available Wall Street research estimates for the comparable company group and internal financial projections for our company on a stand-alone basis prepared for financial planning purposes and furnished by our management for our company.  This analysis produced multiples of selected valuation data that Piper compared to multiples for our company derived from the value paid in the merger of $26.50 per share of our common stock.

                                            Everlast                           Comparable Companies
                                   -------------------------   -----------------------------------------------------
                                     May 31,
                                      2007
                                     Closing     Transaction
                                      Price         Price         High           Mean         Median         Low
                                   -----------   -----------   -----------   -----------   -----------   -----------
Enterprise value to latest
  twelve months revenue ...............2.4x          2.7x          5.1x          2.0x          1.1x          0.5x
Enterprise value to latest
  twelve months earnings before
  interest, taxes, depreciation
  and amortization ("EBITDA") .........12.5x         14.0x         35.3x         13.1x         9.9x          6.3x
Enterprise value to latest
  twelve months earnings before
  interest and taxes ("EBIT") .........14.8x         16.5x         40.3x         16.4x         12.6x         6.5x
Share price to estimated
  calendar year 2007 earnings per
  share ...............................18.5x         21.2x         50.6x         21.9x         19.2x         14.5x
Share price to estimated
  calendar year 2008 earnings per
  share ...............................12.7x         14.5x         38.3x         17.9x         15.9x         11.4x

                                                         28

      M&A TRANSACTION ANALYSIS

      Piper reviewed 31 acquisition transactions involving companies in the apparel, footwear and sporting goods industries. It selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

               o  transactions with targets whose business Piper deemed similar to ours;

               o  transactions that were announced between July 1, 2003 and
                  May 29, 2007;

               o  transactions with publicly available information on terms;

               o  transactions in which the acquiring company purchased a controlling interest of the target; and

               o  transactions which were primarily public companies involved in either a strategic transaction, a public-to-private buyout transaction or acquisition of a private company.

      Piper performed its analysis on the following transactions:

               o  Acquisition of The Stride Rite Corporation by Payless
                  ShoeSource, Inc.;

               o  Acquisition of Russell Corporation by Fruit of the Loom;

               o  Acquisition of Mossimo, Inc. by Iconix Brand Group, Inc.;

               o  Acquisition of Citizens of Humanity by Berkshire Partners;

               o  Acquisition of Tommy Hillfiger by Apax Partners Worldwide;

               o  Acquisition of Smartwool Corporation by The Timberland
                  Company;

               o  Acquisition of Haggar Corp. by Perseus Market Opportunity
                  Fund, L.P.;

               o  Acquisition of Saucony, Inc. by The Stride Rite Corporation;

               o  Acquisition of Oshkosh B'Gosh, Inc. by Carter's Inc.;

               o  Acquisition of Reef Holdings Corporation by VF Corporation;

               o  Acquisition of 7 for All Mankind by Bear Stearns Merchant
                  Banking;

               o  Acquisition of Spyder Active Sports, inc. by Apax Partners
                  Worldwide;

               o  Acquisition of Ben Sherman Limited by Oxford Industries,
                  Inc.;

               o  Acquisition of Marmot Mountain by K2 Inc.;

               o  Acquisition of Maxwell Shoe Company Inc. by Jones Apparel
                  Group, Inc.;

                                       29

               o  Acquisition of Nautica Enterprises, Inc. by VF Corporation;

               o  Acquisition of K2 Inc. by Jarden Corporation;

               o  Acquisition of The Topps Company, Inc. by Madison Dearborn
                  Partners;

               o  Acquisition of Jacuzzi Brands by Apollo Management;

               o  Acquisition of Pure Fishing Inc. by Jarden Corporation;

               o  Acquisition of Remington Arms Company, Inc. by Cerberus
                  Capital Management, L.P.;

               o  Acquisition of Crosman Corporation by Compass Diversified
                  Trust;

               o  Acquisition of Easton Sports, Inc. by Riddell Bell
                  Holdings, Inc.;

               o  Acquisition of Wham-O, Inc. by Cornerstone Overseas
                  Investments, Limited;

               o  Acquisition of Thompson/Center Arms, Inc. by Smith & Wesson
                  Holding Corporation;

               o  Acquisition of DashAmerica, Inc. d/b/a Pearl Izumi USA,
                  Inc. by Nautilus, Inc.;

               o  Acquisition of Brooks Sports, Inc. by Russell Corporation;

               o  Acquisition of Bell Automotive Products Inc. by JH
                  Partners, LLC;

               o  Acquisition of United States Playing Card Co. by Jarden
                  Corporation;

               o  Acquisition of Bell Sports Corp. by Fenway Partners; and

               o  Acquisition of Huffy Sports Company by Russell Corporation.

      Piper analyzed financial information of the targets in these transactions.
Piper used publicly available information for the comparable transaction group and for our company. This analysis produced multiples of selected valuation data which Piper compared to multiples for our company derived from the value paid in the merger. The following table sets forth these comparisons.

                                                                            M&A Transactions
                                                                -----------------------------------------
                                                     Everlast     High       Mean      Median      Low
                                                     --------   --------   --------   --------   --------
Transaction value to latest twelve months
  revenue ...........................................  2.7x       3.4x       1.4x       1.2x       0.4x
Transaction value to latest twelve months
  earnings before interest, taxes,
  depreciation and amortization ("EBITDA") ..........  14.0x      14.2x      9.5x       9.4x       5.7x
Transaction value to latest twelve months
  earnings before interest and taxes
  ("EBIT") ..........................................  16.5x      17.3x      12.9x      12.9x      9.2x

      DISCOUNTED CASH FLOW ANALYSIS

      Piper performed a discounted cash flow analysis for our company in which it calculated the present value of the projected hypothetical future cash flows of our company using our management's growth estimates and other assumptions for the fiscal years ending December 31, 2007, 2008, 2009, 2010 and 2011. Piper estimated a range of theoretical values for our company based on the net present value of its implied annual cash flows and a terminal value for our company in
2011 calculated based upon a multiple of EBITDA. For purposes of this analysis,
Piper used discount rates ranging from 17.0% to 21.0% based upon an analysis of the weighted average cost of capital of our company, an assumed tax rate of

                                       30

40.0% and terminal values based on multiples of projected 2011 EBITDA ranging from 8.5x to 10.5x. This analysis resulted in implied equity value per share of our company of $24.24 to $35.44.

      CONTROL TRANSACTION PREMIUMS ANALYSIS

      Piper reviewed 119 transactions involving companies in the consumer and retail sectors where there was change in control of the target. It selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

               o  transactions involving retailers, restaurants, apparel, consumer products, consumer services and food & beverage;

               o  transactions that were announced after January 1, 2003;

               o  transactions with equity values ranging from $50 million to
                  $5 billion;

               o  transactions with publicly available information on terms;

               o  transactions in which less than 50.0% of the surviving
                  entity's shares were held by the pre-transaction target
                  stockholders; and

               o  transactions that were not share repurchases, acquisitions of a minority interest or acquisitions of a division.

      In examining the selected transactions, Piper analyzed the premium (or discount) payable in the transactions over trading prices for the target company one day, five days, one month and three months prior to the announcement of the transaction. Piper calculated the price premium for our company based upon the value of the merger consideration of $26.50 per share and an assumed announcement date of May 31, 2007. The following table sets forth information concerning the stock price implied by the transaction and the stock price premiums in the selected control transactions.

                                                         Premium Over Offering Price
                                      Everlast   -----------------------------------------
                                      Premium      High       Mean      Median      Low
                                      --------   --------   --------   --------   --------
   One day before announcement ......   14.5%      83.1%      23.8%     21.0%      (13.6%)
   Five days before announcement ....   25.1%     100.4%      25.8%     23.1%      (16.5%)
   One month before announcement ....   30.7%     106.8%      31.1%     27.7%       (5.3%)
   Three months before announcement .   41.7%     214.8%      36.9%     32.2%      (53.4%)

      ADDITIONAL INFORMATION

      In reaching its conclusion as to the fairness of the merger consideration and in its presentation to the board of directors, Piper did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Piper believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

      The analyses of Piper are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to our company. Accordingly, an analysis of

                                       31

the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which our company was compared and other factors that could affect the public trading value of the companies.

      For purposes of its opinion, Piper relied upon and assumed the accuracy and completeness of the financial, legal, accounting and other information discussed with or reviewed by it, and did not assume responsibility independently to verify the information. Piper assumed, with our consent, that the information provided to Piper was prepared on a reasonable basis in accordance with industry practice, and that our management is not aware of any information or facts that would make the information provided to it incomplete or misleading. In rendering its opinion, Piper assumed that we are not party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, divestiture or spin-off other than the transaction, and with respect to financial forecasts and pro forma data relating to us reviewed by Piper, Piper assumed that this information reflects the best currently available estimates and judgments of our management. Piper expressed no opinion as to any financial forecasts, pro forma data or other forward looking financial information of our company or the assumptions on which they were based. Piper has not acted as an advisor to us as to, and it expressed no opinion on, any legal, tax, accounting or regulatory matters in any jurisdiction. Piper also relied on the assumptions of our management, as to all accounting, legal, tax and financial reporting matters with respect to us and the Merger Agreement.

      In rendering its opinion, Piper also assumed the transaction will be consummated pursuant to the terms of the Merger Agreement without amendments thereto, without adjustments to the merger consideration and without waiver by any party of any conditions or obligations thereunder. In arriving at its opinion, Piper assumed that all the necessary regulatory approvals and consents required for the transaction will be obtained in a manner that will not adversely affect our company or alter the terms of the transaction.

      In arriving at its opinion, Piper did not perform any appraisals or valuations of any of our specific assets or liabilities (fixed, contingent or other), or concerning our solvency or fair value, and was not furnished with any appraisals or valuations. The analyses performed by Piper in connection with its opinion were going concern analyses and Piper did not express any opinion regarding the liquidation value of any entity.

      Piper's opinion addressed only the proposed consideration set forth in the
Merger Agreement and no other term or agreement relating to the merger or related transactions. The opinion was based on information available to Piper and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. Piper did not express any opinion as to the price at which shares of our common stock have traded or may trade following announcement of the transaction. Piper did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

      Piper, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Piper and its affiliates may actively trade our securities for its own account or the account of its customers and, accordingly, it may at any time hold a long or short position in these securities.

      Under the terms of the engagement letter between us and Piper, we have agreed to pay Piper a fee for providing its opinion as to the fairness of the merger consideration. A portion of this opinion fee became due upon delivery of the opinion, and the majority is due upon the consummation of the merger. Piper is serving as the lead underwriter in connection with the our currently proposed public offering for which it would receive customary fees if that transaction were to close and may seek to be engaged in the future to perform investment banking services for our company or Parent. Whether or not the transaction is consummated, we have agreed to pay the reasonable out-of-pocket expenses of
Piper and to indemnify Piper against liabilities incurred. These liabilities include liabilities under the federal securities laws in connection with the engagement of Piper by our board of directors.

                                       32

CERTAIN EFFECTS OF THE TRANSACTIONS

      As a result of the transactions contemplated by the Merger Agreement,
Parent and its affiliates will acquire our entire company and our stockholders will receive an aggregate of $26.50 per share in cash.

      If the Merger Agreement is approved and adopted by our stockholders and the other conditions to the closing of the merger are either satisfied or, if permissible, waived, Merger Sub will be merged with and into us and our company will be the surviving corporation. When the transactions are completed, each share of our common stock, other than any such share held by Parent, Merger Sub or us, or by stockholders who perfect appraisal rights under Delaware law, will automatically be converted into the right to receive the merger consideration of an aggregate of $26.50 in cash, without interest.

      The merger will result in the sale of our entire company to Parent and its affiliates and, following the transactions, the entire equity in our company is expected to be beneficially owned by Parent and its affiliates. If the transactions are completed, our current stockholders will cease to have any direct or indirect ownership interest in our company or rights as our stockholders. As a result, our stockholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

      A holder of outstanding options or warrants, as applicable, to purchase shares of our common stock, whether or not then vested, at the effective time of the merger will be entitled to receive a cash amount equal to the product of (a)
the amount, if any, by which $26.50 exceeds the exercise price per share of each option or warrant held by such person at the effective time of the merger, multiplied by (b) the number of shares subject to such option or warrant held by such person, less any applicable withholdings for taxes. No consideration will be paid in respect of any stock options or warrants for which the exercise price equals or exceeds $26.50 per share. A holder of restricted stock, whether or not then vested, at the effective time of the merger will be entitled to receive a cash amount equal to $26.50 per share of restricted stock, less any applicable withholdings for taxes.

      Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange
Act, and is quoted on the NASDAQ Global Market, which we refer to in this proxy statement as Nasdaq, under the symbol "EVST." As a result of the transactions, we will become a privately held corporation, and there will be no public market for our common stock. After the transactions, our common stock will cease to be quoted on Nasdaq, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, the registration of our common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of filing periodic and other reports with the SEC and furnishing a proxy or information statement in connection with stockholders' meetings, no longer applicable to us.

      The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the surviving corporation. Our officers will be the initial officers of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

      Our certificate of incorporation, as in effect immediately prior to the effective time of the merger, will be amended as specified by the Merger
Agreement and will be the certificate of incorporation of the surviving corporation until further amended in accordance with its provisions and applicable law. The bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation until further amended in accordance with its provisions, applicable law and the certificate of incorporation of the surviving corporation.

CERTAIN EFFECTS ON THE COMPANY IF THE TRANSACTIONS ARE NOT COMPLETED

      In the event that the Merger Agreement is not adopted by our stockholders or if the transactions are not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the transactions. Instead, we will remain an independent public company and our common stock will continue to be listed and traded on Nasdaq. In addition, if

                                       33

the transactions are not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. Accordingly, if the transactions are not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of shares of our common stock.
From time to time, the board of directors may evaluate and review, among other things, our business operations, management and capitalization and make such changes as are deemed appropriate. If the Merger Agreement is not adopted by the stockholders or if the transactions are not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely affected. If the Merger Agreement is terminated under specified circumstances, we may be obligated to reimburse up to $1.5 million of expenses incurred by Parent and its affiliates in connection with the Merger Agreement or pay a termination fee of between $3.0 million and $4.5 million.
See "The Merger Agreement--Fees and Expenses."

FINANCING FOR THE TRANSACTIONS; SOURCE AND AMOUNT OF FUNDS

      The consummation of the transactions contemplated by the Merger Agreement is not conditioned on Parent obtaining financing. The total amount of funds required by Parent to pay the consideration for the merger and to pay related fees and expenses, is estimated to be approximately $146.0 million. Parent plans to fund its portion of the transactions through cash equity commitments in an aggregate amount of $[ ] pursuant to equity commitment letters from private equity funds and other investors, a commitment from Aquamarine Capital
Management, LLC to contribute 127,993 shares of our common stock to Parent in exchange for an equity interest in Parent, a new $60.0 million senior secured credit facility consisting of a $20.0 million revolving credit facility and a
$40.0 million term credit facility and a $20.0 million subordinated debt facility. Parent intends to borrow funds from Wells Fargo Century, Inc. and a syndicate of banks, financial institutions and other entities, including Chase
Lincoln First Commercial Corporation, arranged by J.P. Morgan Securities Inc. In addition, while Parent is the lead sponsor of the transactions, other investors include investment funds Gracie Capital, Ore Hill Fund L.P. and Seneca Capital
Investments LLC. The foregoing estimate of the funds required to pay the merger consideration and related fees and expenses does not take into account the results of the exercise by stockholders of dissenters' rights under Delaware law which may result in their receipt of consideration less than, more than or equal to the merger consideration which would have been payable to them under the terms of the Merger Agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following general discussion summarizes the material federal income tax consequences to our stockholders as a result of the exchange of their shares of our common stock solely in exchange for cash either pursuant to the Merger
Agreement or as a result of dissenting and perfecting their appraisal rights.
This discussion is based on the Internal Revenue Code of 1986, as amended (the
"Internal Revenue Code"), the current Treasury Regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. This discussion assumes that our stockholders hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

      This discussion does not address all aspects of federal income taxation that may be important to stockholders in light of their particular circumstances or if they are subject to special rules. These special rules include rules relating to:

      o     stockholders who are not citizens or residents of the United
            States;

      o     financial institutions;

      o     tax-exempt organizations;

      o     insurance companies;

      o     pass-through entities;

                                       34

      o     dealers in securities; and

      o     stockholders who acquired their shares of stock through the exercise of options or similar derivative securities or otherwise as compensation.

      This discussion also does not address the alternative minimum tax or any tax consequences under state, local or foreign laws.

      The discussion that follows neither binds nor precludes the Internal
Revenue Service from adopting a position contrary to that expressed in this proxy statement, and we cannot assure you that such a contrary position could not be asserted successfully by the Internal Revenue Service or adopted by a court if the positions were litigated. We do not intend to obtain a ruling from the Internal Revenue Service with respect to the U. S. federal income tax consequences of the exchange of your shares of our common stock for the merger consideration pursuant to the merger and the related transactions, nor do we intend to obtain an opinion from tax counsel with respect to the federal income tax consequences of these transactions.

      Except as otherwise indicated, this summary describes the United States federal income tax consequences for U.S. stockholders. U.S. stockholder means a beneficial owner of our common stock that is for United States federal income tax purposes:

      o     a citizen or resident of the United States;

      o     a corporation organized under the laws of the United States, any state of the United States or the District of Columbia;

      o     an estate the income of which is subject to United States federal income taxation regardless of its source; or

      o     a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United
            States Persons (as such term is defined in the Internal Revenue
            Code) have authority to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States domestic trust.

      As used herein, the term non-U.S. stockholder means all stockholders that are not U.S. stockholders.

      EXCHANGING STOCKHOLDER. The receipt of the cash by you pursuant to the
Merger Agreement, or as a result of dissenting and perfecting your appraisal rights, will be a taxable transaction. You will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash you receive and your adjusted tax basis in your shares of our common stock exchanged therefor. This gain or loss will be capital gain or capital loss if you held your shares of our common stock as a capital asset at the effective date of the merger. Any such capital gain will be long-term capital gain if you held the exchanged shares for more than one year as of the effective date of the merger. Net long-term capital gains generally will be subject to federal income tax at capital gain rates applicable to the exchanging stockholder (e.g., up to a maximum net long-term capital gains tax rate of 15.0% for taxpayers that are individuals). Capital losses may be subject to certain limitations.

      NON-U.S. STOCKHOLDERS. In general, if you are a non-U.S. stockholder, you will generally not be subject to U.S. federal income tax or any withholding thereof with respect to the gain recognized on the redemption of your shares of our common stock (either pursuant to the merger and the related transactions or as a result of dissenting and perfecting your appraisal rights) unless one of the following situation applies.

      o     The gain is effectively connected with your conduct of a trade or business in the United States and, if a tax treaty applies, is attributable to a permanent establishment maintained by you in the United States.  In this case, you will generally be taxed on your net gain derived from the disposition of your shares of our common stock at the regular graduated United States federal income tax rates in much the same manner as if you were a U.S.
            person and, if you are a foreign corporation, then you may also be subject to a branch profits tax.

                                       35

      o     You are an individual who is present in the United States for 183 days or more in the taxable year that the merger occurs and you meet certain other requirements.  In this case, you will be subject to U.S. federal income tax at a rate of 30.0% (or a reduced rate under an applicable treaty) on the amount by which capital gains (including gain recognized on the sale or other disposition of our common stock) allocable to U.S. sources exceed capital losses allocable to U.S. sources.

      o     If our common stock constitutes a "United States real property interest" by reason of our status as a "United States real property holding corporation," or a USRPHC, for United States federal income tax purposes at any time during the shorter of the five-year period ending immediately on the date you dispose of our common stock or the period you held our common stock.  The determination of whether we are a USRPHC depends upon the fair market value of our United States real property interests
            relative to the fair market value of our business assets.
            However, due to our common stock being "regularly traded on an established securities market" within the meaning of Section
            897(c)(3) of the Internal Revenue Code, even if we are a USRPHC, our common stock will not be treated as a United States real property interest, except as noted in the next sentence.  If you are a non-U.S. stockholder and directly or indirectly owned more than 5.0% of our common stock at any time during the five-year period immediately preceding the date you exchange your shares and we are a USRPHC, any gain you recognize on the exchange of your shares will be treated as income that is effectively
            connected to a U.S. trade or business and you may be subject to withholding at a United States federal income tax withholding rate of 10.0% of the gross proceeds you realize with respect to the sale of your shares of our common stock.  Any amount withheld in excess of the actual tax owed may be refundable if specified requirements are satisfied.

      BACKUP WITHHOLDING. You may be subject to backup withholding at a 28.0%
rate on any cash consideration that you receive in connection with the transactions. Backup withholding will not apply, however, if you:

      o     furnish to us a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute
            Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of the completion of the transactions;

      o     provide a certification of foreign status on Form W-8BEN or another type of W-8 form; or

      o     are otherwise exempt from backup withholding.

      Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding. If backup withholding results in an overpayment of a taxpayer's federal income taxes, that taxpayer may obtain a refund from the Internal Revenue Service.

      THE PRECEDING DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES OF THE TRANSACTIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS
NOT TAX ADVICE. EVERLAST WORLDWIDE INC. STOCKHOLDERS ARE URGED TO CONSULT THEIR
TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE
TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN
AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF ANY CHANGES IN U.S. FEDERAL OR
OTHER APPLICABLE TAX LAWS.

REGULATORY MATTERS

      Except for the filing of a certificate of merger with the Secretary of
State of the State of Delaware at or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals that would be necessary for the consummation of the transactions. It is a condition to the consummation of the transactions that we obtain any consent to the Merger Agreement or the transactions that may be required under certain of our contracts.

                                       36

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

      In considering the recommendation of the board of directors with respect to the adoption of the Merger Agreement, you should be aware that some of our directors and executive officers have interests in the transactions that are different from, or in addition to, the interests of our stockholders generally.
These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The board of directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the merger.

      TREATMENT OF STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK

      A holder of outstanding options or warrants, as applicable, to purchase shares of our common stock, whether or not then vested, at the effective time of the merger, will be entitled to receive a cash amount equal to the product of
(a) the amount, if any, by which $26.50 exceeds the exercise price per share of each option or warrant held by such person at the effective time of the merger, multiplied by (b) the number of shares subject to such option or warrant held by such person, less any applicable withholdings for taxes. No consideration will be paid in respect of any stock options or warrants for which the exercise price equals or exceeds $26.50 per share. A holder of restricted stock, whether or not then vested, at the effective time of the merger will be entitled to receive a cash amount equal to $26.50 per share of restricted stock, less any applicable withholdings for taxes.

      Each of our directors and executive officers owns vested and/or unvested options with exercise prices of less than $26.50 per share. The following table sets forth the cash consideration that the directors and executive officers, individually and as a group, will be entitled to receive under the Merger
Agreement in consideration for the cancellation of unvested and vested options held by such directors and executive officers.

                                                                                                      Total
                                                                                                   Consideration
                         Number of     Consideration   Number of     Consideration     Total           for
                          Shares            for          Shares           for        Number of     Cancellation
                        Subject to     Cancellation     Subject      Cancellation      Shares       of Unvested
                         Unvested       of Unvested    to Vested       of Vested     Subject to     and Vested
Name                      Options         Options       Options         Options        Options        Options
----------------        ------------   ------------   ------------   ------------   ------------   ------------
Seth A. Horowitz          258,000      $ 4,543,563       106,666     $ 1,964,654       364,366     $ 6,508,218
Gary J. Dailey             39,000          616,360        20,000         391,636        59,000       1,005,767
Gerard J deLisser          16,000          159,600          --              --          16,000         159,600
Angelo V. Giusti           19,168          346,028        13,332         281,972        32,500          628,00
Thomas K Higgerson         16,500          180,060          --              --          16,500         180,060
Mark R. Mackay             10,000           80,000          --              --          10,000          80,000
Hal G. Worsham               --               --            --              --            --              --
Mark Ackereizen              --               --            --              --            --              --
James K. Anderson          11,334          143,165        17,766         397,286        29,100         540,541
Theodore A. Atlas          10,334          129,767         3,666          65,973        14,000         195,740
Edward R. Epstein          13,900          213,029        11,633         253,543        25,533         466,573
Steen Kanter                 --               --            --              --            --              --
Larry A Kring              11,134          140,487        17,266         385,971        28,400         526,458
James J McGuire, Jr        10,600          132,736         2,700          47,023        13,300         179,759
Jeffrey M Schwartz         10,500          131,786         3,700          66,523        14,200         198,309
All directors
and executive
officers as a group       426,470      $ 6,816,851       196,729     $ 3,854,581       594,499     $10,041,025

                                                       37

      Certain of our executive officers own unvested shares of restricted stock.
The following table sets forth the cash consideration that the executive officers, individually and as a group, will be entitled to receive under the
Merger Agreement in consideration for the cancellation of the shares of restricted stock held by such executive officers.

                         Number of Shares      Consideration for
                            Subject to          Cancellation of
                         Restricted Stock      Restricted Stock
Name                          Awards                Awards
----                     ----------------      -----------------
Seth A. Horowitz               9,500                $251,750
Gary J. Dailey                 3,000                  79,500
Gerard J. deLisser             1,500                  39,750
Angelo V. Giusti                 833                  22,075
Thomas K. Higgerson            1,500                  39,750
All directors and
executive officers as
a group                       16,333                $432,825

      EXISTING EMPLOYMENT AND RETAINER AGREEMENTS

      We have entered into employment agreements with Seth A. Horowitz, our
Chairman, President and Chief Executive Officer, Gary J. Dailey, our Chief
Financial Officer, Gerard J. deLisser, our Chief Merchandising Officer,
Angelo V. Giusti, our Senior Vice President of Sales and Secretary, Thomas K.
Higgerson, our Senior Vice President of Manufacturing and Distribution, and
Mark R. Mackay, our Senior Vice President Global Licensing.  In addition, we have entered into a retainer agreement with our general counsel, Edward R.
Epstein.

      The term of Mr. Horowitz's employment agreement is from November 28, 2005 until December 31, 2010, and will be automatically renewed for consecutive three-year terms unless terminated by written notice made by either Mr. Horowitz or us at least 90 days prior to the expiration date of the original term or any renewal thereof. Mr. Horowitz's employment agreement provides for a base salary of $325,000 per year, subject to annual adjustments. Mr. Horowitz's employment agreement also provides for an annual incentive-based bonus payment, in cash, pursuant to which he is eligible to earn up to 50.0% of his base salary, and then for every one percent above or below an EBIT (pretax earnings) target level, his annual incentive-based bonus as a percentage of his annual base salary increases by that same percentage.

      Mr. Dailey's employment agreement became effective on January 1, 2006 for an initial term of three years and will be automatically renewed for consecutive one-year terms thereafter unless terminated by written notice made by either Mr.
Dailey or us at least 60 days prior to the expiration date of the original term or any renewal thereof. Mr. Dailey's employment agreement provides for a base salary of $200,000 per year, subject to annual adjustments. Mr. Dailey's employment agreement also provides for an annual incentive-based bonus payment, in cash, pursuant to which he is eligible to earn up to 50.0% of his base salary, and then for every one percent above or below an EBIT (pretax earnings)
target level, his annual incentive-based bonus as a percentage of his annual base salary increases by that same percentage.

      Mr. deLisser's employment agreement became effective on November 29, 2006 for an initial term of one year and will be automatically renewed for consecutive one-year terms thereafter unless terminated by written notice made by either Mr. deLisser or us at least 60 days prior to the expiration date of the original term or any renewal thereof. Mr. deLisser's employment agreement provides for a base salary of $245,000 per year, subject to annual adjustments.
In addition, Mr. deLisser will receive a guaranteed annual bonus of 15.0% of his base salary during the first year of his employment, which bonus may be increased up to 30.0% of his base salary by our Chief Executive Officer.
Thereafter, Mr. deLisser's maximum annual bonus will be 30.0% of his base salary. Sixty (60.0%) percent of the bonus for the first year and each subsequent year of employment will be based upon our achieving our EBIT (pretax earnings) and EPS as set forth in our annual budget and certified by our auditors whose certification will be conclusive. Forty (40.0%) percent of the annual bonus will be determined by the qualitative assessment of Mr. deLisser's performance by our Chief Executive Officer.

                                       38

      Mr. Giusti's employment agreement became effective on February 16, 2007 for an initial term of one year and will be automatically renewed for consecutive one-year terms thereafter unless terminated by written notice made by either Mr. Giusti or us at least 60 days prior to the expiration date of the original term or any renewal thereof. Mr. Giusti's employment agreement provides for a base salary of $215,000 per year, subject to annual adjustments. In addition, Mr. Giusti is eligible to earn an annual bonus of up to 20.0% of his base salary during the first year of his employment, 12.0% to be based upon us achieving our EBIT (pretax earnings) and EPS as set forth in our annual budget and certified by our auditors whose certification will be conclusive, and 8.0%
to be based upon the qualitative assessment of Mr. Giusti's performance by our
Chief Executive Officer.

      Mr. Higgerson's employment agreement became effective on September 7, 2006 for an initial term of one year and will be automatically renewed for consecutive one-year terms thereafter unless terminated by written notice made by either Mr. Higgerson or us at least 60 days prior to the expiration date of the original term or any renewal thereof. Mr. Higgerson's employment agreement provides for a base salary of $195,000 per year, subject to annual adjustments.
In addition, Mr. Higgerson will be paid a 12.0% bonus earned during 2007 in contemplation of our meeting our 2007 operating and purchasing budgets, which bonus is to be paid in February 2008. Mr. Higgerson is restricted during the term of his employment and thereafter from disclosing our trade secrets, patents, designs and private processes. We may terminate Mr. Higgerson's employment during the term for cause.

      Mr. Mackay's employment agreement became effective on April 3, 2007 for an initial term of two years and will be automatically renewed for consecutive one-year terms thereafter unless terminated by written notice made by either Mr.
Mackay or us at least 60 days prior to the expiration date of the original term or any renewal thereof. Mr. Mackay's employment agreement provides for a base salary of $220,000 per year, subject to annual adjustments, plus an annual incentive-based bonus of up to 30.0% of his base salary based, in part, upon a percentage of licensing royalties received.

      Mr. Epstein's retainer agreement became effective on July 1, 2006 for an initial term of three years and will be automatically renewed for consecutive one-year terms thereafter unless terminated by written notice made by either Mr.
Epstein or us at least 60 days prior to the expiration date of the original term or any renewal thereof. Mr. Epstein's retainer agreement provides for a base salary of $300,000 per year, subject to annual adjustments.

      Pursuant to our employment agreements with Mr. Horowitz, Mr. Dailey, Mr.
deLisser, Mr. Giusti and Mr. Mackay, and our retainer agreement with Mr.
Esptein, such individual may not (a) during the term of such employment and for a period of one year thereafter, disclose to any person or entity, or use for personal gain, any trade secrets belonging to us, unless this information is otherwise previously publicly disclosed through no fault or conduct of such individual, or he is required by law to disclose the information, or the information is within the public domain; and (b) without our prior written consent, within the one-year period following the termination or expiration of his employment or retainer agreement, as applicable, solicit any of our employees, agents, or representatives to join him as a partner, employee, agent, or representative, in any competitive enterprise. We may terminate such individual's employment during the term for cause. If as a result of such individual's incapacity due to physical or mental illness, he is absent from the full-time performance of his duties with us for six consecutive months, and within 30 days after written notice of termination is given, such individual has not returned to the full-time performance of his duties, we may terminate his employment.

      The employment agreements of Mr. Horowitz, Mr. Dailey, Mr. deLisser and
Mr. Giusti and the retainer agreement with Mr. Epstein provide for a payment to be made to such individual as a result of such individual's termination following a change in control of our company in certain circumstances. These change in control provisions provide for the following payments:

      (1) A lump sum severance payment equal to 2.99 times the sum of his current annual base salary and bonus. The payment must be made within five days following termination or on the first day of the seventh month following termination as necessary to comply with Section 409A of the Internal Revenue
Code;

                                       39

      (2) Any and all legal fees including all such fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination) or in seeking to obtain or enforce any right or benefit provided by their respective employment agreements or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code to any payment or benefit provided therein; and

      (3) Any deferred compensation, including but not limited to deferred bonus allocated or credited to him as of the date of termination.

      Mr. Giusti's employment contract provides that the lump sum severance payment may not exceed the amount permitted to be paid to Mr. Giusti without incurring the excess tax imposed pursuant to Section 4999 of the Internal
Revenue Code.

      Each of Mr. Dailey and Mr. deLisser's employment agreements and Mr.
Epstein's retainer agreement provides for the above-mentioned payments in the event that such individual is assigned to a new position following a change in control that is not commensurate with his position prior to such change in control.

      Mr. Horowitz's employment agreement provides that Mr. Horowitz may terminate his employment if, following a change in control of our company, any of the following occurs:

      (1) The assignment to him of any duties inconsistent with his status and position as it exists immediately prior to the change in control of our company or a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control of our company;

      (2) A reduction in Mr. Horowitz's annual base salary;

      (3) The failure or refusal by us to pay any portion of Mr. Horowitz's current compensation within seven (7) days of the date it is due;

      (4) The failure or refusal by us to continue in effect any bonus to which
Mr. Horowitz is entitled or any compensation plan in which Mr. Horowitz participated immediately prior to our change in control;

      (5) The failure or refusal by us to continue in effect any of Mr.
Horowitz's benefits which existed immediately prior to our change in control; or

      (6) The failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform Mr. Horowitz's employment agreement.

      STOCK OWNERSHIP

      Our executive officers and directors beneficially own shares of our common stock. For a further description of these stockholdings, see "Security Ownership of Certain Beneficial Owners and Management."

      INDEMNIFICATION AND INSURANCE

      From and after the effective time of the merger, the surviving corporation has agreed, to the fullest extent permitted under applicable law, to indemnify and hold harmless each present and former director and officer of ours and each of our subsidiaries at or prior to the effective time of the merger against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the effective time of the merger, to the same extent as provided in our certificate of incorporation or bylaws, or any other applicable contract, in effect on the date of the Merger Agreement.

                                       40

      The surviving corporation will advance expenses as incurred by the indemnified parties to the fullest extent permitted under applicable law, provided the applicable indemnified party provides an undertaking to repay all advances if it is ultimately determined that such indemnified party is not entitled to indemnification.

      For six years from the effective time of the merger, the surviving corporation has agreed to maintain in effect for the benefit of the directors and officers of our company currently covered by our officers' and directors'
liability insurance policies an insurance and indemnification policy with an insurer with a Standard & Poor's rating of at least A that provides coverage for acts or omissions occurring prior to the effective time of the merger covering each such person on terms with respect to coverage and in amounts no less favorable than our directors' and officers' insurance policy in effect on the date of the Merger Agreement; provided, however, that the surviving corporation is not required to pay an annual premium for the insurance in excess of 300.0%
of the annual premium currently paid by us for such coverage; provided, further, that if the annual premiums for such insurance coverage exceed 300.0% of such annual premium, the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount. The surviving corporation may satisfy its obligations under the Merger Agreement by purchasing a "tail" policy from an insurer with a Standard & Poor's rating of at least A under our existing directors' and officers' insurance policy, that (i) has an effective term of six years from the effective time of the merger, (ii) covers each director and officer currently covered by our directors' and officers'
insurance policy in effect on the date of the Merger Agreement for actions and omissions occurring on or prior to the effective time of the merger, and (iii)
contains terms that are no less favorable than those of our directors' and officers' insurance policy in effect on the date of the Merger Agreement.

      The Merger Agreement requires the certificate of incorporation and bylaws of the surviving corporation to contain provisions no less favorable with respect to indemnification than are set forth in our certificate of incorporation and bylaws, respectively, and provides that these provisions may not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time of the merger, were directors or officers of ours or any of our subsidiaries.

      This provision of the Merger Agreement is intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

      Notwithstanding anything in this provision to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the effective time of the merger) is made against any indemnified party or any other party covered by directors' and officers' liability insurance, on or prior to the sixth anniversary of the effective time of the merger, this provision of the Merger Agreement will continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

      If the surviving corporation or any of its successors or assigns (i)
consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii)
transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision is to be made so that the successors and assigns of the surviving corporation assume the obligations set forth in this provision of the Merger Agreement.

FEES AND EXPENSES

      Whether or not the transactions are completed, in general, all fees and expenses incurred in connection with the transactions will be paid by the party incurring those fees and expenses. If the Merger Agreement is terminated under specified circumstances, we may be required to reimburse Parent and its affiliates for expenses incurred in connection with the Merger Agreement, up to a maximum of $1.5 million. See "The Merger Agreement--Fees and Expenses." Fees and expenses with respect to the transactions are estimated at this time to be as follows:

                                       41

      Description                                         Amount ($)
   -----------------------------------------------       ------------
   SEC filing fee                                         [__]
   Legal fees                                             [__]
   Accounting fees                                        [10,000]
   Financial advisory fees                                [5,000,000]
   Paying agent fees and expenses                         [10,000]
   Printing, proxy solicitation and mailing costs         [60,000]
   Miscellaneous expenses                                 [5,000]
   Total expenses                                         [__]

      These expenses will not reduce the merger consideration payable to our stockholders under the Merger Agreement.

APPRAISAL OR DISSENTERS' RIGHTS

      Under Section 262 of the Delaware General Corporation Law, which we refer to in this proxy statement as the DGCL, any holder of our common stock who does not wish to accept the $26.50 per share merger consideration may dissent from the merger and elect to exercise appraisal rights. A stockholder who exercises appraisal rights may ask the Delaware Court of Chancery to determine the fair value of his or her shares (exclusive of any element of value arising from the accomplishment or expectation of the transactions), and receive payment of fair value in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

      The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, the full text of which is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL or in this summary to a "stockholder" are to the record holder of the shares of our common stock who asserts appraisal rights.

      Under Section 262 of the DGCL, when a merger agreement is submitted for adoption at a meeting of stockholders, as in the case of the Merger Agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes our notice, and we have attached Section 262 of the DGCL to this proxy statement as Annex C.
Any holder of our common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and
Annex C carefully. Failure to comply with the procedures of Section 262 of the
DGCL, in a timely and proper manner, will result in the loss of appraisal rights.

      Stockholders wishing to exercise the right to dissent from the transactions and seek an appraisal of their shares must do ALL of the following:

      o     The stockholder must NOT vote in favor of adoption of the Merger
            Agreement.  A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the
            Merger Agreement, therefore a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote "AGAINST" the
            Merger Agreement or "ABSTAIN".  A vote in favor of the adoption of the Merger Agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect to our common stock so voted and will nullify any previously filed written demands for appraisal.

      o     The stockholder must deliver to us a written demand for appraisal of his or her common stock BEFORE the vote on the adoption of the
            Merger Agreement at the special meeting.

      o     The stockholder must continuously hold the shares from the date of making the demand through the effective date of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective date of the merger.

      o     The stockholder must file a petition in the Delaware Court of
            Chancery demanding a determination of the fair value of the shares within 120 days after the effective date of the merger.

                                       42

      Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the Merger Agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL.
The written demand for appraisal must be in addition to and separate from any proxy or vote. A stockholder who elects to exercise appraisal rights under
Section 262 of the DGCL should mail or deliver a written demand fulfilling all the requirements of Section 262 of the DGCL to: Everlast Worldwide Inc., 1350
Broadway, Suite 2300, New York, New York 10018, Attention: Secretary.

      Only a holder of record of shares of our common stock issued and outstanding immediately prior to the effective date of the merger may assert appraisal rights for the shares of stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates. The demand must specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of his or her common stock. Stockholders who hold their shares in brokerage accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers to determine the appropriate procedures for the nominee holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights.

      Upon completion of the transactions, we will give written notice of the effective date of the merger within 10 days of such time to each of our former stockholders who did not vote in favor of adoption of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the
DGCL. Within 120 days after the effective date of the merger, but not later, either we or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of our common stock held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition.
Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. Failure to file such a petition within the specified period could nullify previously written demands for appraisal.

      Within 120 days after the effective date of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from us, upon written request, a statement setting forth the aggregate number of shares not voted in favor of adoption of the Merger
Agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. We must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section
262 of the DGCL, whichever is later.

      If any party files a petition for appraisal in a timely manner, the surviving corporation will then be obligated, within 20 days after receiving a copy of the petition, to file with the Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom an agreement as to the value of their shares has not been reached. The Delaware Court of Chancery will then determine through a hearing which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court's direction, the court may dismiss the proceeding as to the stockholder. The Delaware Court of Chancery will thereafter determine through a hearing the fair value of the shares of our common stock formerly held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the transactions, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value upon surrender by such holders of the certificates representing those shares of our common stock.

      In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that
"proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter's exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the
Merger Agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal.

                                       43

      The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to us and the stockholders participating in the appraisal proceeding as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

      Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as or less than the $26.50 per share merger consideration. The opinion of Piper
Jaffray & Co. delivered to the board of directors as to the fairness, from a financial point of view, of the merger consideration does not in any manner address fair value under Section 262 of the DGCL.

      Any stockholder who has duly demanded an appraisal in compliance with
Section 262 of the DGCL may not, after the effective date of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective date of the merger).

      Any stockholder may withdraw a demand for appraisal and accept the merger consideration by delivering to us a written withdrawal of the demand for appraisal and acceptance of the transactions, except that (1) any attempt to withdraw made more than 60 days after the effective date of the merger will require our written approval and must, to be effective, be made within 120 days after the effective date and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the
Delaware Court of Chancery, and may be subject to such conditions as the
Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder's shares will be converted into the right to receive the merger consideration.

      Under the Merger Agreement, Parent and Merger Sub are not required to complete the transactions if holders of 12.0% or more of our outstanding common stock as of the effective date of the merger demand appraisal of their shares in accordance with Delaware law.

                                       44

                      THE MERGER AGREEMENT (PROPOSAL NO. 1)

      The board of directors is asking our stockholders to vote on a proposal to adopt the Merger Agreement.

      This section of the proxy statement summarizes some of the material terms and conditions of the Merger Agreement, but is not intended to be an exhaustive discussion of the Merger Agreement. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not the summary set forth in this section or any other information contained in this proxy statement. This summary is qualified entirely by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the Merger Agreement carefully and in its entirety.

      The Merger Agreement contains representations and warranties made by and to the parties to the Merger Agreement as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the
Merger Agreement and are subject to important qualifications, limitations and exceptions agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, some representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

STRUCTURE OF THE TRANSACTIONS AND CONSIDERATION TO BE RECEIVED BY OUR
STOCKHOLDERS IN THE TRANSACTIONS

      As a result of the transactions contemplated by the Merger Agreement, each issued and outstanding share of common stock of our company not held by Parent,
Merger Sub or us, or by our stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $26.50 per share in cash, without interest. As part of the Merger Agreement, Merger Sub will merge with and into us with our company being the surviving corporation in the merger. As a result of the merger, we will cease to be a publicly traded company. All shares of our common stock held by Parent, Merger Sub or us will be retired and cancelled and no payment will be made in respect of those shares.

      Pursuant to Delaware law, holders of shares of our common stock will have the right to dissent from the transactions and receive the fair value of their shares. For a complete description of the procedures that must be followed to dissent from the transactions, see "The Transactions--Appraisal or Dissenters'
Rights" as well as the text of Section 262 of the DGCL, set forth in Annex C.

CLOSING OF THE TRANSACTIONS

      The closing of the transactions will take place at such time as the parties agree, but no later than the second business day after the date that all of the conditions to the completion of the transactions set forth in the Merger
Agreement are satisfied or, if permissible, waived (other than those that by their terms are to be satisfied or waived at the closing). The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

PAYMENT PROCEDURES

      Prior to the effective time of the merger, Parent will (i) appoint a paying agent (a bank or trust company) reasonably acceptable to us, and (ii)
enter into a paying agent agreement, in form and substance reasonably acceptable to us, with such paying agent for the payment of the merger consideration in accordance with the Merger Agreement. At the effective time of the merger,
Parent will establish a payment fund and deposit, or cause the surviving corporation to deposit, with the paying agent, for the benefit of the holders of shares of our common stock, cash in an amount sufficient to pay the aggregate merger consideration required to be paid pursuant to the Merger Agreement.
Except as contemplated by the Merger Agreement, the payment fund may not be used for any other purpose. The payment fund will be invested by the paying agent as directed by Parent; provided, that, such investments will be in obligations of

                                       45

or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A 1 or P 1 or better by Moody's Investors
Service, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase contracts with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any profit or loss resulting from, or interest and other income produced by, such investments must be for the account of Parent.

      Promptly after the effective time of the merger, Parent will cause the paying agent to mail to each person who was, at the effective time, a holder of record of shares of our common stock entitled to receive the merger consideration: (i) a letter of transmittal (which will be in customary form and specify that delivery will be effected, and risk of loss and title to the certificates evidencing such shares will pass, only upon proper delivery of the certificates to the paying agent) and (ii) instructions for use in effecting the surrender of the certificates in exchange for the merger consideration. Upon surrender to the paying agent of a certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange therefor the merger consideration for each share formerly evidenced by such certificate, and such certificate will then be canceled. In the event of a transfer of ownership of shares that is not registered in our transfer records, payment of the merger consideration may be made to a person other than the person in whose name the certificate so surrendered is registered if the certificate representing such shares is properly endorsed or otherwise is in proper form for transfer and the person requesting such payment has paid all transfer and other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of such certificate or established to the reasonable satisfaction of the surviving corporation that such taxes either have been paid or are not applicable. Until surrendered as contemplated by the Merger Agreement, each certificate will be deemed at all times after the effective time to represent only the right to receive upon such surrender the merger consideration to which the holder of such certificate is entitled pursuant to the Merger Agreement. No interest will be paid or will accrue on any cash payable to holders of certificates pursuant to the Merger
Agreement.

      From and after the effective time of the merger, holders of certificates will cease to have any rights as stockholders of our company, except as provided in the Merger Agreement or by applicable law.

      Any portion of the payment fund that remains undistributed to the holders of shares of our common stock nine months after the effective time of the merger will be delivered to Parent, upon demand, and any holders of shares or our common stock who have not theretofore complied with this provision of the Merger
Agreement will thereafter look only to the surviving corporation for, and the surviving corporation will remain liable for, payment of their claim for the merger consideration. Any portion of the payment fund remaining unclaimed by holders of shares of our common stock as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority will, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claims or other encumbrance of any person previously entitled thereto.

      None of the paying agent, Merger Sub, Parent or the surviving corporation will be liable to any holder of shares of our common stock or any other person for any such shares (or dividends or distributions with respect thereto) or cash or other consideration delivered to a public official pursuant to any abandoned property, escheat or other law.

      Each of the paying agent, the surviving corporation and Parent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts as it is required to deduct and withhold with respect to such payment under all applicable laws. To the extent that amounts are so withheld by the paying agent, the surviving corporation or
Parent, as the case may be, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of our common stock in respect of which such deduction and withholding was made.

      If any certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond, in such reasonable amount as the surviving corporation

                                       46

may direct, as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will pay in respect of such lost, stolen or destroyed certificate the merger consideration to which the holder thereof is entitled pursuant to the Merger Agreement.

TREATMENT OF STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK

      A holder of outstanding options or warrants, as applicable, to purchase shares of our common stock, whether or not then vested, at the effective time of the merger will be entitled to receive a cash amount equal to the product of (a)
the amount, if any, by which $26.50 exceeds the exercise price per share of each option or warrant held by such person at the effective time of the merger, multiplied by (b) the number of shares subject to such option or warrant held by such person, less any applicable withholdings for taxes. No consideration will be paid in respect of any stock options or warrants for which the exercise price equals or exceeds $26.50 per share. A holder of restricted stock, whether or not then vested, at the effective time of the merger will be entitled to receive a cash amount equal to $26.50 per share of restricted stock, less any applicable withholdings for taxes.

      Prior to the effective time of the merger, we will take all necessary action, including using commercially reasonable efforts to obtain the consent of the individual award holders, to (i) terminate the Everlast Worldwide Inc. 2000
Stock Option and Restricted Stock Plan, as amended, the 2005 Non-Employee
Directors Stock Option Plan, the 1995 Non-Employee Director Stock Option Plan,
the 1993 Stock Option Plan and any stock options granted outside of a formal plan, and (ii) cause any stock option that is not exchanged to be cancelled as of the effective time of the merger.

CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS

      Our certificate of incorporation, as in effect immediately prior to the effective time of the merger, will be amended as specified by the Merger
Agreement and will be the certificate of incorporation of the surviving corporation until further amended in accordance with its provisions and applicable law. The bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation until further amended in accordance with its provisions, applicable law and the certificate of incorporation of the surviving corporation.

      The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the surviving corporation. Our officers will be the initial officers of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

REPRESENTATIONS AND WARRANTIES

      OUR REPRESENTATIONS AND WARRANTIES

      In the Merger Agreement, we make representations and warranties to Parent and Merger Sub with respect to us and our subsidiaries. These include representations and warranties regarding, among other things:

      o     corporate organization, existence, good standing, qualification and corporate power;

      o     subsidiaries;

      o     certificate of incorporation and bylaws;

      o     capitalization;

      o     authority relative to the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement;

                                       47

      o     necessary actions to approve the merger;

      o     fairness opinion;

      o     governmental and regulatory approvals required to complete the transactions contemplated by the Merger Agreement;

      o     ability to enter into and consummate the transactions contemplated by the Merger Agreement without violation of organizational and governing documents, permits, contracts or applicable law or the creation of liens or other encumbrances or restrictions;

      o     permits and compliance with organizational documents and
            governing documents, permits, contracts and applicable law;

      o     restrictions on business activities;

      o     documents filed with the SEC and the accuracy of information contained in those documents;

      o     financial statements;

      o     absence of undisclosed liabilities;

      o     absence of certain material changes since December 31, 2006;

      o     litigation matters;

      o     employee benefit matters;

      o     labor matters;

      o     disclosures by us in this proxy statement;

      o     property and leases;

      o     contracts;

      o     intellectual property matters;

      o     tax matters;

      o     environmental matters;

      o     brokers' or finders' fees;

      o     insurance matters;

      o     suppliers and retailers;

      o     tangible personal property; and

      o     inventories.

      Many of our representations and warranties are qualified by the absence of a material adverse effect on us, which means, for purposes of the Merger
Agreement, any change, event, violation, inaccuracy, circumstance, occurrence, development or effect, individually or when taken together with all other effects, that is, or would reasonably be expected to be, materially adverse to

                                       48

(a) the properties, assets, liabilities, business, financial condition or results of operations of our company and of our subsidiaries, taken as a whole or (b) the ability of our company to perform any of our obligations under the
Merger Agreement or timely consummate any of the transactions contemplated by the Merger Agreement, except in each case for any such effect resulting from or arising out of (i) acts of war or terrorism; (ii) any changes in interest rates or general economic or political conditions in the U.S. or foreign countries in general or U.S. or foreign financial, banking or securities markets; (iii) any change in conditions generally affecting the sporting goods industry; or (iv)
any change in or interpretations of (A) U.S. generally accepted accounting principles or (B) any law, in each case, applicable to our company (except in the case of clauses (ii), (iii) and (iv), if the effect materially disproportionately affects the properties, assets, liabilities, business, financial condition, or results of operations of our company and our subsidiaries, taken as a whole relative to other for profit industry participants

      PARENT'S AND MERGER SUB'S REPRESENTATIONS AND WARRANTIES

      In the Merger Agreement, Parent and Merger Sub, jointly and severally, make representations and warranties to us. These include representations and warranties regarding, among other things:

      o     limited liability company or corporate organization, existence and good standing and limited liability company and corporate power;

      o     authority relative to the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement;

      o     ability to enter into and consummate the transactions contemplated by the Merger Agreement without violation of organizational and governing documents, permits, contracts or applicable law or the creation of liens or other encumbrances or restrictions;

      o     governmental and regulatory approvals required to complete the transactions contemplated by the Merger Agreement;

      o     disclosures supplied to us for inclusion in this proxy statement;

      o     ownership of equity interests of our company;

      o     available financing to pay the aggregate merger consideration;

      o     no prior business or other activities by Merger Sub; and

      o     matters with respect to the investigation of us conducted by
            Parent and Merger Sub.

PRINCIPAL COVENANTS

      CONDUCT OF BUSINESS OF THE COMPANY PENDING THE TRANSACTIONS

      Except as expressly contemplated by the Merger Agreement or as separately disclosed to Parent, during the period from the date of the Merger Agreement to the effective time of the merger:

      o     we and each of our subsidiaries will conduct our business in, and not take any action except in, the ordinary course of business;
            and

      o     we and each of our subsidiaries will use our reasonable best efforts to preserve substantially intact the business
            organization of our company and our subsidiaries, to keep
            available the services of the current officers, employees and consultants of the our company and our subsidiaries, and to preserve, in all material respects, the current relationships of our company and our subsidiaries with customers, franchisees, licensees, suppliers and other persons with which we or any of our subsidiaries has business relations.

                                       49

      We have further agreed that, except as expressly contemplated by the
Merger Agreement or as separately disclosed to Parent, during the period from the date of the Merger Agreement to the effective time of the merger, neither we nor any of our subsidiaries will, without the prior written consent of Parent:

      o     make, revoke or change any tax election, change any method of tax accounting, settle, compromise or incur any liability for taxes, fail to timely file any tax return that is due, file any amended tax return or claim for refund, surrender any right to claim a tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment;

      o     change the accounting principles used by it unless required by a change in generally accepted accounting principles or any
            governmental authority;

      o     except for short-term borrowings incurred in the ordinary course of business under the existing credit facility, incur or guarantee indebtedness for borrowed money or commit to borrow money;

      o     guarantee any indebtedness of another person;

      o     enter into any "keep well" or other contract to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

      o     make any loans or cancel, release or assign any indebtedness to any person;

      o     make any capital expenditure in excess of $1.2 million in the aggregate;

      o     subject to the terms of the Merger Agreement, acquire, lease or license from any person (by merger, consolidation, acquisition of stock or assets or otherwise) or sell, lease, license, dispose or effect an encumbrance (by merger, consolidation, sale of stock or assets or otherwise), of any assets other than inventory in the ordinary course of business;

      o     change any compensation arrangement or contract with any present or former employee (except for increases in the base salaries of employees other than officers or senior managers in the ordinary course of business), officer, director, consultant, stockholder or other service provider of ours or of any of our subsidiaries or grant any severance or termination or change in control pay to any such present or former employee, officer, director,
            consultant, stockholder or other service provider or increase any benefits payable under any severance or termination or change in control pay policies or establish, amend or terminate any
            employee benefit plan or increase benefits made or proposed to be made under such plan, except as required by applicable law or grant any stock awards or other awards under any of our stock option plans, other than (i) required pursuant to the terms of any such plan as in effect on the date of the Merger Agreement or
            (ii) required by law;

      o     declare, set aside or pay any dividend or make any other
            distribution with respect to our or any of our subsidiaries' equity interests, or otherwise make any payments to stockholders in their capacity as such, other than dividends declared or paid by any of our subsidiaries to any other wholly owned subsidiary or to us;

      o     effect a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act;

      o     except as otherwise required pursuant to an existing contract as separately disclosed to Parent, issue, deliver, sell, pledge, transfer, convey, dispose or permit the imposition of an
            encumbrance on any equity interests, or any options, warrants, securities exercisable, exchangeable or convertible into or other rights award, unit or contracts of any kind relating to any equity interest or any right or voting debt other than the issuance of shares of our common stock upon the exercise of stock awards outstanding as of the date of the Merger Agreement;

                                       50

      o     redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of our outstanding equity interests;

      o     split, combine, subdivide or reclassify any equity interests;

      o     enter into any contract with an affiliate, other than in the ordinary course of business, that would have been required to be separately disclosed to Parent if in effect on the date of the
            Merger Agreement or that amends, extends or terminates any of our contracts separately disclosed to Parent;

      o     enter into any contract providing for the sale of intellectual property;

      o     subject to the Merger Agreement, modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement or non-competition agreement or standstill contracts that relate to a business combination involving our company or any of our subsidiaries;

      o     take any action to render inapplicable, or to exempt any third party from, any takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares;

      o     lease, license, mortgage, hypothecate, pledge, sell, sublease, grant any material encumbrance affecting and/or transfer any interest on any real property, or enter into any amendment, extension or termination of any leasehold interest in any leased real property or create any new leasehold interest in any leased real property;

      o     except as set forth in the Merger Agreement, take any action that is intended or would reasonably be expected to result in any of the conditions to the merger set forth in the Merger Agreement not being satisfied;

      o     make any acquisition of, capital contributions to, or investment in, assets or stock of any person (other than any wholly owned subsidiary) (whether by way of merger, consolidation, tender offer, share exchange or other activity);

      o     merge or consolidate with any person (other than mergers among wholly owned subsidiaries);

      o     establish, adopt, enter into or materially amend any collective bargaining contract;

      o     waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration;

      o     satisfy, discharge, waive or settle any material liabilities, other than in the ordinary course of business;

      o     fail to maintain in full force and effect or fail to use
            commercially reasonable efforts to replace or renew insurance policies existing as of the date of the Merger Agreement;

      o     amend our certificate of incorporation or bylaws;

      o     do any other thing that would have required disclosure pursuant to the Merger Agreement; or

      o     enter into any contract by us or any of our subsidiaries to do any of the foregoing.

                                       51

      Notwithstanding the foregoing, Parent and Merger Sub acknowledge that we may enter into licenses in the ordinary course of business on terms determined in good faith by us to be fair and reasonable to us.

      SPECIAL MEETING; PROXY STATEMENT

      As promptly as practicable following the execution of the Merger
Agreement, we, acting through our board of directors, have agreed to:

      o     duly call, give notice of, convene and hold a special meeting of our stockholders for the purposes of considering and taking action upon the approval and adoption of the Merger Agreement, including adjourning such meeting for up to ten business days to obtain such approval;

      o     use reasonable best efforts to solicit the approval of the Merger
            Agreement by our stockholders;

      o     except as permitted by the Merger Agreement, include in the proxy statement the board of directors' declaration of the advisability of the Merger Agreement and its recommendation to our stockholders that they adopt the Merger Agreement, and include disclosure regarding the approval of the board of directors;

      o     prepare and file with the SEC a preliminary proxy statement relating to the Merger Agreement and the transactions
            contemplated by the Merger Agreement and obtain and furnish the information required to be included by the SEC therein and, after consultation with Parent, respond as promptly as reasonably practicable to any comments made by the SEC with respect to the preliminary proxy statement (including filing as promptly as reasonably practicable any amendments or supplements thereto necessary to be filed in response to any such comments or as required by law), use our reasonable best efforts to have the SEC confirm that it has no further comments and cause a definitive proxy statement, including any amendments or supplements thereto, to be mailed to our stockholders at the earliest practicable date after the date that the SEC confirms it has no further comments, provided that we will not make any amendments or supplements to the proxy statement without prior consultation with Parent and its counsel;

      o     notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the proxy statement or for additional information and supply Parent with copies of all correspondence between us or any of our representatives, on the one hand, and the
            SEC or its staff, on the other hand, with respect to the proxy statement;

      o     give Parent a reasonable opportunity to comment on any
            correspondence with the SEC or its staff or any proposed material to be included in the proxy statement prior to transmission to the SEC or its staff and to not, unless required by law, transmit any such material to which Parent reasonably objects; and

      o     if at any time prior to the special meeting of our stockholders there is discovered any information that should be set forth in an amendment or supplement, after obtaining the consent of Parent to such amendment or supplement (which consent may not be unreasonably withheld or delayed), promptly transmit such amendment or supplement to its stockholders.

      SOLICITATION

      Until 11:59 p.m., New York City time, on July 1, 2007 (which we sometimes refer to as the end of the "go shop" period), we had the right (acting under direction of our board of directors) to directly or indirectly initiate, solicit and encourage acquisition proposals (including by way of public disclosure and providing access to non-public information pursuant to one or more acceptable confidentiality agreements), and enter into, maintain or participate in discussions or negotiations with respect to acquisition proposals or otherwise cooperate with or assist or participate in, or facilitate any such discussions or negotiations. We are required to promptly provide or make available to Parent

                                       52

any non-public information concerning us or our subsidiaries that was provided to any person given such access which was not previously provided or made available to Parent.

      After 11:59 p.m., New York City time, on July 1, 2007, until the effective time of the merger or termination of the Merger Agreement, we have agreed not to, and to cause our subsidiaries or any of our respective representatives not to, directly or indirectly:

      o     initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may
            reasonably be expected to lead to, any acquisition proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or
            knowingly facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations;

      o     approve or recommend, or propose to approve or recommend, any acquisition proposal;

      o     enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an acquisition proposal; or

      o     enter into any agreement requiring us to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach our obligations under the Merger Agreement.

      Notwithstanding these restrictions, we are permitted to continue the activities set forth in the preceding paragraph from and after July 2, 2007 with respect to any party who has made a bona fide acquisition proposal prior to July
2, 2007 and with whom we are having ongoing discussions or negotiations as of
July 1, 2007 regarding a bona fide acquisition proposal (we are otherwise required to immediately cease or cause to be terminated any other solicitation, encouragement, discussion or negotiation with any person conducted prior to July
2, 2007 by us, our subsidiaries or any of our representatives with respect to any acquisition proposal and use best efforts to cause to be returned or destroyed any confidential information provided to such person on behalf of us or any of our subsidiaries, except as permitted below).

      Notwithstanding the aforementioned restrictions, at any time prior to the approval of the Merger Agreement by our stockholders, and provided that we are otherwise in compliance with the terms of the Merger Agreement, we are permitted to engage in discussions or negotiations with, or provide information to any party to the extent that:

      o     we receive from such party a written acquisition proposal which the board of directors believes in good faith to be bona fide; and

      o     our board of directors concludes in good faith, after consultation with legal counsel and financial advisors, that the acquisition proposal constitutes or could reasonably be expected to result in a superior proposal.

      In such cases, we (i) may not, and may not allow our representatives to, disclose any material non-public information to such person without entering into a confidentiality and standstill agreement that contains provisions that are no less favorable to us than those contained in the confidentiality agreements entered into with Parent, and (ii) must promptly provide or make available to Parent any material non-public information concerning us or our subsidiaries provided to such other person which was not previously provided to
Parent.

      In addition, we may terminate the Merger Agreement and enter into a definitive agreement with respect to a superior proposal under certain circumstances. See "Recommendation Withdrawal/ Termination in Connection with a
Superior Proposal."

      Within two business days after July 1, 2007, we are required to notify
Parent of the identity of each person who had made an acquisition proposal or with whom we were having ongoing discussions or negotiations and a summary of the material terms and conditions of any acquisition proposal made by such persons.

                                       53

      From and after July 1, 2007, we must also notify Parent within one business day if we receive any acquisition proposal and provide Parent with the material terms and conditions of such proposal and the identity of the person making such proposal. We also must keep Parent apprised and, at Parent's request, update Parent as to the status and any material developments, discussions and negotiations concerning such proposal. We must also notify
Parent orally and in writing within one business day if we determine to begin providing a person with information or to engage in negotiations concerning an acquisition proposal.

      An "acquisition proposal" means any inquiry, offer or proposal (other than from Parent or Merger Sub or their respective affiliates) concerning any (a)
merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving us or any of our subsidiaries, (b)
direct or indirect sale, lease, pledge or other disposition of assets or business of ours and our subsidiaries representing 20.0% or more of the consolidated revenues, net income or assets of ours and our subsidiaries, in a single transaction or a series of transactions, (c) issuance, sale or other disposition by us to any person or group (other than Parent or Merger Sub or any of their respective affiliates) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities)
representing 20.0% or more of the voting power of our company, or (d)
transaction or series of transactions in which any person or group (other than
Parent and Merger Sub or their respective affiliates) acquires beneficial ownership, or the right to acquire beneficial ownership, of 20.0% or more of any class or series of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) of us or any of our subsidiaries. With respect to the payment of the termination fee, an acquisition proposal does not include the sale of shares of our common stock pursuant to our proposed secondary offering.

      A "superior proposal" means any bona fide binding written acquisition proposal not obtained in violation of the solicitation provisions of the Merger
Agreement that our board of directors determines in its good faith judgment
(after receiving the advice of its financial advisor and after taking into account all appropriate legal (with the advice of outside counsel) and financial
(including the financing terms thereof) are more favorable to our stockholders
(in their capacity as such) from a financial point of view than the Merger
Agreement (considering any changes to the Merger Agreement proposed by Parent in response thereto) and which our board of directors determines in good faith is reasonably capable of being consummated. For purposes of the definition of
"superior proposal" all references in the definition of "acquisition proposal"
above to "20.0% or more" are deemed to be references to "a majority" and the definition of acquisition proposal only refers to a transaction or series of transactions directly involving us (and not exclusively our subsidiaries) or involving a sale or transfer of all or substantially all of our and our subsidiaries' assets, taken as a whole.

      RECOMMENDATION WITHDRAWAL/ TERMINATION IN CONNECTION WITH A SUPERIOR
      PROPOSAL

      If at any time prior to the approval of the Merger Agreement by our stockholders, we receive an acquisition proposal which our board of directors concludes in good faith constitutes a superior proposal, our board of directors may withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, its recommendation that our stockholders adopt the Merger Agreement or take any other action or make any other public statement in connection with the special meeting inconsistent with such recommendation or terminate the Merger Agreement and enter into a definitive agreement with respect to a superior proposal, if it concludes in good faith (after consultation with its legal advisors) that failure to do so would violate its fiduciary duties under applicable law;
provided that we may not terminate the Merger Agreement unless prior to such termination we pay the applicable termination fee to Parent. Our board of directors may not take any of the foregoing actions unless we give four business days' prior written notice to Parent of the board of directors' intention to do so, which notice must include a written summary of the material terms and conditions of the superior proposal (including the identity of the party making the superior proposal) and provide a copy of the proposed transaction agreements and any other material documents. During this four-business day period, we must, and must cause our representatives to, negotiate with Parent and Merger Sub in good faith (to the extent that Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement, and our board of directors must take into account any changes to the financial and other terms of the Merger Agreement proposed by Parent in response to any such written notice by us or otherwise, so that the acquisition proposal ceases to constitute a superior proposal. Any amendment to the financial terms or other term of such superior proposal requires a new written notice by us and a new four-business day period will commence.

                                       54

      We are not prohibited by the Merger Agreement from (i) taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a) and Rule
14d-9 under the Exchange Act; provided, that any such disclosure (other than a
"stop, look and listen" letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) will be deemed to be a withdrawal of our board of director's recommendation in favor of the Merger Agreement unless our board of directors expressly publicly reaffirms in such disclosure its recommendation in favor of the adoption of the Merger Agreement.

      We agree that any violation of the restrictions set forth in the solicitation provisions of the Merger Agreement by any of our representatives will be deemed to be a breach of the solicitation provisions by us.

      We will not, directly or indirectly, pay, reimburse or otherwise assume liability for, or agree or commit to pay, reimburse or otherwise assume liability for, any fees or expenses of any person with whom we hold discussions or to whom we provide information pursuant to the solicitation provisions of the
Merger Agreement.

      CERTAIN OTHER COVENANTS

      The Merger Agreement contains additional covenants, including covenants relating to our obligations with respect to:

      o     providing Parent access to personnel and information regarding us and our subsidiaries;

      o     periodically furnishing Parent certain updated financial
            information with regard to us;

      o     notifying Parent of specified matters, changes and events;

      o     obtaining any approval or consent from any person with respect to the merger;

      o     issuing public announcements relating to the Merger Agreement and the transactions;

      o     waiving the confidentiality agreement to the extent necessary to permit the consummations of the transactions contemplated by the
            Merger Agreement;

      o     providing reasonable cooperation in connection with the
            arrangement of any financing sources as may be reasonably
            requested by Parent;

      o     assisting Parent in the transfer, assignment or securing of the reissuance of any environmental permits;

      o     assisting Parent in the provision of any required notice to the extent necessary for Parent to be capable of continued operation of our business; and

      o     providing Parent documentation that the transactions contemplated by the Merger Agreement do not trigger any filing requirement or other action under any environmental transfer statute.

INDEMNIFICATION AND INSURANCE

      From and after the effective time of the merger, the surviving corporation has agreed, to the fullest extent permitted under applicable law, to indemnify and hold harmless each present and former director and officer of ours and each of our subsidiaries at or prior to the effective time of the merger against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the effective time of the merger, to the same extent as provided in our certificate of incorporation or bylaws, or any other applicable contract, in effect on the date of the Merger Agreement.

                                       55

      The surviving corporation will advance expenses as incurred by the indemnified parties to the fullest extent permitted under applicable law, provided the applicable indemnified party provides an undertaking to repay all advances if it is ultimately determined that such indemnified party is not entitled to indemnification.

      For six years from the effective time of the merger, the surviving corporation has agreed to maintain in effect for the benefit of the directors and officers of our company currently covered by our officers' and directors'
liability insurance policies an insurance and indemnification policy with an insurer with a Standard & Poor's rating of at least A that provides coverage for acts or omissions occurring prior to the effective time of the merger covering each such person on terms with respect to coverage and in amounts no less favorable than our directors' and officers' insurance policy in effect on the date of the Merger Agreement; provided, however, that the surviving corporation is not required to pay an annual premium for the insurance in excess of 300.0%
of the annual premium currently paid by us for such coverage; provided, further, that if the annual premiums for such insurance coverage exceed 300.0% of such annual premium, the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount. The surviving corporation may satisfy its obligations under the Merger Agreement by purchasing a "tail" policy from an insurer with a Standard & Poor's rating of at least A under our existing directors' and officers' insurance policy, that (i) has an effective term of six years from the effective time of the merger, (ii) covers each director and officer currently covered by our directors' and officers'
insurance policy in effect on the date of the Merger Agreement for actions and omissions occurring on or prior to the effective time of the merger, and (iii)
contains terms that are no less favorable than those of our directors' and officers' insurance policy in effect on the date of the Merger Agreement.

      The Merger Agreement requires the certificate of incorporation and bylaws of the surviving corporation to contain provisions no less favorable with respect to indemnification than are set forth in our certificate of incorporation and bylaws, respectively, and provides that these provisions may not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time of the merger, were directors or officers of ours or any of our subsidiaries.

      This provision of the Merger Agreement is intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

      Notwithstanding anything in this provision to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the effective time of the merger) is made against any indemnified party or any other party covered by directors' and officers' liability insurance, on or prior to the sixth anniversary of the effective time of the merger, this provision of the Merger Agreement will continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

      If the surviving corporation or any of its successors or assigns (i)
consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii)
transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision is to be made so that the successors and assigns of the surviving corporation assume the obligations set forth in this provision of the Merger Agreement.

CONDITIONS TO THE TRANSACTIONS

      The respective obligations of each party to effect the transactions are subject to the fulfillment or waiver, if permissible, of the following conditions:

      o     the approval of the Merger Agreement by our stockholders; and

      o     the absence of any enactment, issuance, promulgation, enforcement or entrance by any governmental authority in the United States of any law or order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the merger illegal or otherwise restricting, preventing or prohibiting consummation of the merger.

                                       56

      The obligations of Parent and Merger Sub to consummate the merger are subject to the fulfillment of the following additional conditions, which may be waived by Parent and Merger Sub in writing in their sole discretion:

      o     each of our representations and warranties contained in the
            Merger Agreement (i) must be true and correct as of the date of the Merger Agreement and (ii) must be true and correct in all material respects as of the effective time of the merger, as though made at and as of the effective time of the merger;
            provided, that (A) with respect to representations and warranties contained in the provision in the Merger Agreement relating to capitalization, such representations and warranties must be true and correct in all respects, (B)  representations and warranties that address matters only as of a particular date must remain true and correct in all respects as of such date, (C) in the case of this clause (ii) only, all "Material Adverse Effect"
            qualifications and other qualifications based on the word
            "material", the word "knowledge" or similar phrases contained in such representations and warranties will be disregarded and (D)
            any update of or modification to our disclosure letter and schedules that relate to the Merger Agreement made or purported to have been made after the date of the Merger Agreement will be disregarded;

      o     our performance in all material respects of our obligations and compliance in all material respects with our agreements or covenants to be performed or complied with by us under the Merger Agreement;

      o     the furnishing to Parent by us of a certificate signed on our behalf by our President certifying that the conditions relating to our representations, warranties and covenants have been satisfied;

      o     the absence of any material adverse effect with respect to us;

      o     the absence of any instituted, pending or threatened action in which a governmental authority is challenging the merger or transactions or seeking to restrain or prohibit the consummation of the merger or transactions or seeking to restrain or prohibit, limit or impose restrictions on (or the disposition of any of)
            the operations of our company, Parent or their respective
            affiliates, or any material portion of our respective businesses or assets;

      o     all consents, approvals and authorizations required in connection with the Merger Agreement or the transactions contemplated by the
            Merger Agreement have been obtained;

      o     the holders of not more than 12.0% of the shares of our common stock have exercised dissenter's rights; and

      o     the number of shares of our common stock held by holders of stock awards granted under our 2000 Stock Option and Restricted Stock
            Plan, as amended, that have not consented to the acceleration of their stock awards represent less than 2.5% of our outstanding common stock at the effective time of the merger.

      Our obligations to consummate the merger are subject to the fulfillment of the following additional conditions, which may be waived by us in writing in our sole discretion:

      o     each of the representations and warranties of Parent and Merger
            Sub contained in the Merger Agreement (i) must be true and correct as of the date the Merger Agreement and (ii) must be true and correct in all material respects as of the effective time of the merger, as though made at and as of the effective time of the merger, provided, that (A) representations and warranties that address matters only as of a particular date must remain true and correct in all respects as of such date and (B) in the case of this clause (ii) only, all qualifications based on the word
            "material" or similar phrases contained in such representations and warranties will be disregarded;

                                       57

      o     Parent and Merger Sub's performance in all material respects of its obligations and compliance in all material respects with its agreements or covenants to be performed or complied with by it under the Merger Agreement; and

      o     the furnishing by Parent to us of a certificate signed on its behalf by its President certifying that the conditions relating to its representations, warranties and covenants have been satisfied.

TERMINATION OF THE MERGER AGREEMENT

      The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the effective date of the merger:

      o     by mutual written consent of Parent, Merger Sub and us duly authorized by our board of directors and the boards of directors of
            Parent and Merger Sub;

      o     by either Parent, Merger Sub or us, by written notice, if the merger has not been consummated on or before the later of
            November 30, 2007 and the date that is six weeks following the date on which the requisite stockholder vote approving the Merger
            Agreement is obtained; provided, however, that the right to terminate the Merger Agreement under this provision is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before such date;

      o     by either Parent, Merger Sub or us, if any governmental authority has enacted, issued, promulgated, enforced or entered any order or applicable law or taken any other action (including the failure to have taken an action) which has become final and non-appealable and has the effect of preventing or prohibiting consummation of the merger; provided, however, that the right to terminate the Merger Agreement under this provision is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, any such order to have been enacted, issued, promulgated enforced or entered or any such action to have been taken or omitted to be taken;

      o     by Parent or Merger Sub, by written notice, if Parent is not in material breach of any of its obligations, representations or warranties under the Merger Agreement, and if (i) we have
            breached any of our representations, warranties, covenants or agreements in the Merger Agreement  or (ii) any of our
            representations or warranties in the Merger Agreement becomes untrue, such that the condition in the Merger Agreement with respect to our performance of and compliance with our covenants or agreements or the condition in the Merger Agreement with respect to the accuracy of our representations and warranties would not be satisfied; provided, that if the breach is
            reasonably curable by us within 20 days after its occurrence through the exercise of our reasonable best efforts, Parent or
            Merger Sub may not terminate the Merger Agreement pursuant to this provision for as long as we continue to exercise our
            reasonable best efforts until the earlier of 20 days after the occurrence of the breach and November 30, 2007;

      o     by us, by written notice, if we are not in material breach of any of our obligations, representations or warranties under the
            Merger Agreement, and if (i) Parent has breached any of its representations, warranties, covenants or agreements in the
            Merger Agreement  or (ii) any of its representations or
            warranties in the Merger Agreement becomes untrue, such that the condition in the Merger Agreement with respect to its performance of and compliance with its covenants or agreements or the
            condition in the Merger Agreement with respect to the accuracy of its representations and warranties would not be satisfied;
            provided, that if the breach is reasonably curable by  Parent within 20 days after its occurrence through the exercise of its reasonable best efforts, we may not terminate the Merger
            Agreement pursuant to this provision for as long as Parent continues to exercise its reasonable best efforts until the earlier of 20 days after the occurrence of the breach and
            November 30, 2007;

                                       58

      o     by Parent or Merger Sub, by written notice, if

               o  the board of directors has withheld, withdrawn, amended, modified or changed, in a manner adverse to Parent or Merger
                  Sub, its approval or recommendation of the Merger Agreement or has resolved publicly to do so;

               o  the board of directors has recommended an acquisition proposal to our stockholders, has resolved publicly to do so or has entered into any letter of intent or similar document or any contract accepting an acquisition proposal;

               o  the board of directors fails to reaffirm its recommendation of the Merger Agreement within ten days following a request by
                  Parent at any time when an acquisition proposal has been made and not rejected by the board;

               o  we have breached our obligations described under "The Merger
                  Agreement--Principal Covenants--Solicitation" above;

               o  a tender offer or exchange offer for five percent or more of the outstanding shares of common stock is commenced, and the board fails to recommend within ten days against acceptance by its stockholders of such tender offer or exchange offer
                  (including by taking no position with respect to the
                  acceptance of such tender offer or exchange offer by its
                  stockholders);

               o  we have sold any shares of common stock pursuant to our proposed secondary offering;

      o     by us, by written notice, prior to the approval of this Merger
            Agreement by the requisite vote of our stockholders if the board has concurrently entered into a definitive agreement with respect to a superior proposal; or

      o     by us, Parent or Merger Sub, if, at the special meeting, the stockholder approval for the Merger Agreement is not obtained.

EFFECT OF TERMINATION OF THE MERGER AGREEMENT

      In the event of the termination of the Merger Agreement as described above, the Merger Agreement will become void, and there will be no liability under the Merger Agreement on the part of any party to the Merger Agreement or any of their respective affiliates or the directors, officers, employees, agents or representatives of any of them, and all rights and obligations of each party to the Merger Agreement will cease, except that:

      o     the parties will remain liable for fees and expenses under the circumstances described under "The Merger Agreement--Fees and
            Expenses" below; and

      o     the parties will remain subject to the confidentiality and public announcements provisions of the Merger Agreement; and

      o     the parties will remain subject to certain other provisions as specified in the Merger Agreement; and

      o     nothing in this provision will relieve any party from liability for any breach of the Merger Agreement.

                                       59

FEES AND EXPENSES

      Except as otherwise described below, all expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger
Agreement will be paid by the party incurring such expenses, whether or not any of the transactions contemplated by the Merger Agreement are consummated.

      The Merger Agreement provides that we will be required to pay to Parent in immediately available funds a termination fee (and in no event will payment of more than one termination fee be made) of (i) $3.0 million if the Merger
Agreement is terminated on or prior to the end of the "go-shop" period and we concurrently enter into a definitive agreement with respect to a superior proposal, and (ii) $4.5 million if the Merger Agreement is terminated on or prior to the end of the "go-shop" period for any reason except as described in clause (i), or at any time after the end of the "go-shop" period. We will be required to pay the termination fee:

      o     within two business days after the termination date if the Merger
            Agreement is terminated by Parent or Merger Sub, by written notice, because

               o  the board of directors has withheld, withdrawn, amended, modified or changed, in a manner adverse to Parent or Merger
                  Sub, its approval or recommendation of the Merger Agreement or has resolved publicly to do so;

               o  the board of directors has recommended an acquisition proposal to our stockholders, has resolved publicly to do so or has entered into any letter of intent or similar document or any contract accepting an acquisition proposal;

               o  we have breached our obligations described under "The Merger
                  Agreement--Principal Covenants--Solicitation" above;

               o  a tender offer or exchange offer for five percent or more of the outstanding shares of common stock is commenced, and the board fails to recommend within ten days against acceptance by our stockholders of such tender offer or exchange offer
                  (including by taking no position with respect to the
                  acceptance of such tender offer or exchange offer by its
                  stockholders);

               o  we have sold any shares of common stock pursuant to our proposed secondary offering;

      o     prior to the termination if the Merger Agreement is terminated by us prior to the approval of this Merger Agreement by our stockholders and the board has concurrently entered into a definitive agreement with respect to a superior proposal; or

      o     within two business days after the date of the event giving rise to the obligation to pay the termination fee if the Merger
            Agreement is terminated by Parent, Merger Sub or us, as
            applicable, under any of the circumstances listed below and if prior to such termination an acquisition proposal is made to us, publicly announced or otherwise disclosed to our stockholders and within one year of the date of such termination, (i) we or any of our subsidiaries enter into a  definitive agreement with respect to, or consummate the transactions contemplated by, any
            acquisition proposal or (ii) the board of directors recommends our stockholders approve, adopt or accept any acquisition
            proposal:

               o  the merger has not been consummated on or before the later of
                  November 30, 2007 and the date that is six weeks following the date on which the requisite stockholder vote approving the
                  Merger Agreement is obtained; provided, however, that the
                  right to terminate the Merger Agreement under this provision is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before such date;

                                       60

               o  (if Parent is not in material breach of any of its
                  obligations, representations or warranties under the Merger
                  Agreement) because (i) we have breached any of our
                  representations, warranties, covenants or agreements in the
                  Merger Agreement or (ii) any of our representations or
                  warranties in the Merger Agreement becomes untrue, such that the condition in the Merger Agreement with respect to our
                  performance of and compliance with our covenants or agreements or the condition in the Merger Agreement with respect to the accuracy of our representations and warranties would not be satisfied; provided, that if the breach is reasonably curable by us within 20 days after its occurrence through the exercise of our reasonable best efforts, Parent or Merger Sub may not terminate the Merger Agreement pursuant to this provision for as long as we continue to exercise our reasonable best efforts until the earlier of 20 days after the occurrence of the
                  breach and November 30, 2007; or

               o  because, at the special meeting, the stockholder approval for the Merger Agreement is not obtained.

      We will be required to pay Parent's expenses for actual and reasonably documented out-of pocket fees and expenses actually incurred by Parent and its affiliates in connection with the transactions contemplated by the Merger
Agreement prior to a termination of the Merger Agreement as promptly as possible
(but in any event within two business days) in an amount not to exceed:

      o     $350,000 if the Merger Agreement is terminated by us, Parent or
            Merger Sub, because, at the special meeting, the stockholder approval for the Merger Agreement is not obtained; or

      o     $1.5 million if the Merger Agreement is terminated by Parent or
            Merger Sub, by written notice (if Parent is not in material breach of any of its obligations, representations or warranties under the Merger Agreement) because (i) we have breached any of our representations, warranties, covenants or agreements in the
            Merger Agreement or (ii) any of our representations or warranties in the Merger Agreement becomes untrue, such that the condition in the Merger Agreement with respect to our performance of and compliance with our covenants or agreements or the condition in the Merger Agreement with respect to the accuracy of our
            representations and warranties would not be satisfied; provided, that if the breach is reasonably curable by us within 20 days after its occurrence through the exercise of our reasonable best efforts, Parent or Merger Sub may not terminate the Merger
            Agreement pursuant to this provision for as long as we continue to exercise our reasonable best efforts until the earlier of 20 days after the occurrence of the breach and November 30, 2007.

      If we are required to pay Parent's expenses upon termination of the Merger
Agreement, any amount paid will be credited against the termination fee.

      Parent will be required to pay us a termination fee in the amount of $3.4 million in immediately available funds within two business days after the date of the event giving rise to the obligation to make such payment if the Merger
Agreement is terminated by us, by written notice (if we are not in material breach of any of our obligations, representations or warranties under the Merger
Agreement) because (i) Parent has breached any of its representations, warranties, covenants or agreements in the Merger Agreement or (ii) any of its representations or warranties in the Merger Agreement becomes untrue, such that the condition in the Merger Agreement with respect to its performance of and compliance with its covenants or agreements or the condition in the Merger
Agreement with respect to the accuracy of its representations and warranties would not be satisfied; provided, that if the breach is reasonably curable by
Parent within 20 days after its occurrence through the exercise of its reasonable best efforts, we may not terminate the Merger Agreement pursuant to this provision for as long as Parent continues to exercise its reasonable best efforts until the earlier of 20 days after the occurrence of the breach and
November 30, 2007.

      Our right to receive this termination fee will be our exclusive remedy against Parent, Merger Sub or any of their respective affiliates, stockholders, partners, members, directors, officers, agents or representatives for any loss suffered as a result of the breach of the Merger Agreement by Parent or Merger
Sub or the failure of the merger to be consummated. Upon payment of the

                                       61

termination fee, none of Parent, Merger Sub or any of their respective affiliates, stockholders, partners, members, directors, officers, agents or representatives will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby.

      We will be required to reimburse Parent for all costs and expenses actually incurred or accrued by Parent (including reasonable fees and expenses of counsel), as well as interest on the amount of the fee, in connection with the enforcement of the provisions providing for and the collection of the termination fee and expenses.

AMENDMENT OF THE MERGER AGREEMENT

      The Merger Agreement may be amended by the parties thereto by action taken by or on behalf of their respective boards of directors at any time prior to the effective time of the merger; provided, that, after the adoption of the Merger
Agreement by our stockholders, no amendment may be made that would reduce the amount or change the type of consideration into which each share will be converted upon consummation of the merger or that would otherwise by law require approval of our stockholders, without approval of such stockholders. The Merger
Agreement may only be amended pursuant to a written agreement signed by each of the parties hereto.

LIMITED GUARANTEES

      Parent has guaranteed the greater of their pro rata portion and 70.0%
(less the amounts guaranteed by any other guarantors pursuant to limited guarantees in our favor) of the termination fee which is payable to us by Parent and Merger Sub under certain circumstances pursuant to the Merger Agreement.
[_____________], affiliates of Parent, have guaranteed, each up to their pro rata share, the payment of the termination fee which is payable to us by Parent and Merger Sub under certain circumstances pursuant to the Merger Agreement.
Each of Parent, [_____________] has sufficient cash, or unrestricted commitments, necessary to satisfy its respective portion of Parent's and Merger
Sub's obligation to pay the termination fee. Parent's and [_____________]'s obligations under this guarantee automatically terminate immediately after the closing of the transactions contemplated by the Merger Agreement, and Parent and
[_____________] will have no obligations under this guarantee after the closing.

VOTING AGREEMENT

      In connection with the Merger Agreement, Seth A. Horowitz, our Chairman,
President and Chief Executive Officer, individually and as trustee for The
Estate of George Q Horowitz, holds and is entitled to vote approximately [19.3]%
of our total common stock outstanding on the record date. Seth A. Horowitz and
The Estate of George Q Horowitz have entered into a voting agreement in which they have agreed, subject to specified exceptions, to vote or execute consents, as applicable, with respect to such shares of our common stock and any shares acquired after the date of the voting agreement:

      o     in favor of the approval of the Merger Agreement and the
            transactions contemplated by the Merger Agreement;

      o     against any action, proposal, transaction or agreement involving our company or its subsidiaries that would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the merger or the transactions contemplated by the
            Merger Agreement; and

      o     against any acquisition proposal other than an acquisition proposal made by Parent.

      Nothing in the voting agreement requires Seth A. Horowitz or The Estate of
George Q Horowitz to vote or execute any consent with respect to shares of common stock underlying stock options held by them on or not issued upon the exercise of such stock option on or prior to the applicable record date for that vote or consent.

      Seth A. Horowitz and The Estate of George Q Horowitz agreed that, during the applicable voting period, they will not and will not authorize any of their representatives to, directly or indirectly (i) initiate, solicit, encourage, or knowingly facilitate any inquiry, proposal or offer, or the making, submission or reaffirmation of any inquiry, proposal or offer (including any proposal or offer to our stockholders), that constitutes or would reasonably be expected to lead to any acquisition proposal, or (ii) engage in any discussions or negotiations concerning an acquisition proposal.

                                       62

      Nothing in the voting agreement limits, restricts or otherwise affects the actions taken in compliance with the Merger Agreement by Seth A. Horowitz, or any of his affiliates, in his capacity as an officer or a member of our board of directors or any committee of our board of directors.

      The voting agreement terminates with respect to Seth A. Horowitz upon the earlier to occur of (1) the effective time of the merger, and (2) the first business day following the first anniversary of the termination of the Merger
Agreement in accordance with the terms thereof. The voting agreement terminates with respect to The Estate of George Q Horowitz upon the earlier to occur of (1)
the effective time of the merger, and (2) the termination of the Merger
Agreement in accordance with the terms thereof.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
ADOPTION OF THE MERGER AGREEMENT.

                                       63

             ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 2)

      The board of directors is asking our stockholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE,
TO SOLICIT ADDITIONAL PROXIES.

                                       64

             MARKET PRICE OF EVERLAST WORLDWIDE INC. COMMON STOCK
                            AND DIVIDEND INFORMATION

MARKET PRICE OF OUR COMMON STOCK

      Our common stock is quoted on Nasdaq under the symbol "EVST." As of July
1, 2007, there were approximately [248] holders of record of our common stock.
The following table sets forth, for the periods indicated, the high and low prices during the day for our common stock, as reported on Nasdaq.

                                                      High          Low
      --------------------------------------       ---------     ---------
      YEAR ENDED DECEMBER 31, 2007
      First Quarter                                $   21.82     $   15.71
      Second Quarter (through June 14, 2007)       $   29.15     $   17.60
      YEAR ENDED DECEMBER 31, 2006
      First Quarter                                $   20.63     $    9.87
      Second Quarter                               $   20.04     $   11.05
      Third Quarter                                $   16.45     $   12.65
      Fourth Quarter                               $   19.73     $   14.61
      YEAR ENDED DECEMBER 31, 2005
      First Quarter                                $   14.60     $    5.57
      Second Quarter                               $   10.06     $    5.77
      Third Quarter                                $    7.75     $    4.50
      Fourth Quarter                               $   11.50     $    3.39
      YEAR ENDED DECEMBER 31, 2004
      First Quarter                                $    4.00     $    2.20
      Second Quarter                               $    3.45     $    2.43
      Third Quarter                                $    4.95     $    2.68
      Fourth Quarter                               $    9.23     $    2.54

DIVIDENDS

      We have never declared or paid any cash dividends on our common stock. If for any reason we do not consummate the transactions contemplated by the Merger
Agreement, we intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on common stock in the foreseeable future. In addition, if for any reason we do not consummate the transactions contemplated by the Merger Agreement, any payment of cash dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness and other factors that our board of directors deems relevant.

                                       65

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of our common stock as of [July 1, 2007] for (i) each of our directors, (ii) each of our executive officers, (iii) each stockholder known to be the beneficial owner of more than five percent of any class of our voting securities, and (iv) all directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange
Act and does not necessarily bear on the economic incidents of ownership or the rights to transfer the shares described below. Unless otherwise indicated, (i)
each stockholder has sole voting power and dispositive power with respect to the indicated shares and (ii) the address of each stockholder who is a director or executive officer is c/o Everlast Worldwide Inc., 1350 Broadway, Suite 2300, New
York, New York 10018.

                                                                                           Shares Beneficially Owned(1)
                                                                                           ----------------------------
Name and Address of Beneficial Owner                                                          Number       Percentage(2)
----------------------------------------------------------------------------------------   ------------    -------------
EXECUTIVE OFFICERS AND DIRECTORS
Seth A. Horowitz .......................................................................   909,207 (3)          21.6%
James K. Anderson ......................................................................   113,322 (4)           2.8%
Larry A. Kring .........................................................................    47,566 (5)           1.2%
Edward R. Epstein ......................................................................    17,966 (6)           *
Theodore A. Atlas ......................................................................     3,666 (7)           *
James J. McGuire, Jr ...................................................................    20,519 (8)           *
Jeffrey M. Schwartz ....................................................................     3,700 (9)           *
Angelo V. Giusti .......................................................................    20,365 (10)          *
Gary J. Dailey .........................................................................    23,333 (11)          *
Steen Kanter ...........................................................................         0               0
Gerard J. deLisser .....................................................................         0               0
Thomas K. Higgerson ....................................................................         0               0
Mark R. Mackay .........................................................................         0               0
OVER 5% BENEFICIAL OWNERS
The Estate of George Q. Horowitz .......................................................   616,360              15.1%
C/O SETH A. HOROWITZ, TRUSTEE 1350 BROADWAY, SUITE 2300 NEW YORK, NEW YORK 10018
The Estate of Ben Nadorf ...............................................................   455,700              11.2%
6650 AUDUBON TRACE WEST, WEST PALM BEACH, FLORIDA 33412-3301
Burlingame Equity Investors, LP. .......................................................   580,524 (12)         14.2%
Burlingame Equity Investors II LP Burlington Asset Management, LLC Blair E. Sanford
   ONE SANSOME ST., SUITE 2900, SAN FRANCISCO, CA 94104 Burlingame Equity Investors
   (Offshore) Ltd C/O APPLEBY CORPORATE SERVICES (CAYMAN) LIMITED, CLIFTON HOUSE,
   75 FORT ST., PO BOX 350 GT, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (13 persons) ........................... 1,159,644 (13)         27.0%

----------
*     Less than one percent.

(1)   Under rules adopted by the SEC, a person is deemed to be a beneficial owner of securities with respect to which the person has or shares: (a)
      voting power, which includes the power to vote or direct the vote of the security, or (b) investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise indicated
      below, the persons named in the table above have sole voting and investment power with respect to all shares beneficially owned.

(2)   As of July 1, 2007, there were [4,080,023] shares of common stock outstanding.

(3)   Consists of (a) 169,514 shares of common stock, and (b) 616,360 shares of common stock beneficially held by Seth A. Horowitz, as trustee of The
      Estate of George Q. Horowitz and (c) 123,333 shares of common stock issuable upon exercise of options exercisable currently or within 60 days, including:
      o     16,667 shares at $2.75 expiring July 23, 2014
      o     33,333 shares at $3.59 expiring November 2, 2015
      o     40,000 shares at $8.30 expiring January 9, 2016
      o     33,333 shares at $12.31 expiring June 15, 2016

                                       66

(4)   Consists of (a) 95,556 shares of common stock of which Mr. Anderson owns 39,300 shares of common stock with his wife, as joint tenants, and
      (b) 17,766 shares of common stock issuable upon exercise of options exercisable currently or within 60 days, including:
      o     3,400 shares at $2.05 expiring January 2, 2008
      o     3,400 shares at $2.35 expiring January 2, 2009
      o     3,400 shares at $3.83 expiring January 2, 2010
      o     3,400 shares at $3.03 expiring January 2, 2011
      o     2,333 shares at $7.00 expiring January 2, 2012
      o     1,833 shares at $10.31 expiring January 2, 2013

(5)   Consists of (a) 30,300 shares of common stock and (b) 17,266 shares of common stock issuable upon the exercise of options currently exercisable or within 60 days, including:
      o     3,300 shares at $2.05 expiring January 2, 2008
      o     3,300 shares at $2.35 expiring January 2, 2009
      o     3,300 shares at $3.83 expiring January 2, 2010
      o     3,300 shares at $3.03 expiring January 2, 2011
      o     2,266 shares at $7.00 expiring January 2, 2012
      o     1,800 shares at $10.31 expiring January 2, 2013

(6)   Consists of 3,000 shares of common stock and 14,966 shares of common stock issuable upon the exercise of options exercisable currently or within 60 days, including:
      o     1,033 shares at $3.03 expiring January 2, 2011
      o     2,200 shares at $7.00 expiring January 2, 2012
      o     1,733 shares at $10.31 expiring January 2, 2013
      o     10,000 shares at $2.75 expiring July 23, 2014

(7)   Consists of 3,666 shares of common stock issuable upon exercise of options exercisable currently or within 60 days, including:
      o     2,000 shares at $7.00 expiring January 2, 2012
      o     1,666 shares at $10.31 expiring January 2, 2013

(8)   Consists of (a) 17,819 of common stock held jointly by Mr. McGuire and his wife and (b) 2,700 shares of common stock issuable upon exercise of options exercisable currently or within 60 days, including:
      o     1,000 shares at $7.00 expiring January 2, 2012
      o     1,700 shares at $10.31 expiring January 2, 2013

(9)   Consists of 3,700 shares of common stock issuable upon exercise of options exercisable currently or within 60 days, including:
      o     2,000 shares at $7.00 expiring January 2, 2012
      o     1,700 shares at $10.31 expiring January 2, 2013

(10)  Consists of 3,700 shares of common stock and 16,665 shares of common stock issuable upon exercise of options exercisable currently or within 60 days, including:
      o     9,999 shares at $2.75 expiring July 23, 2014
      o     3,333 shares at $3.59 expiring November 2, 2015
      o     3,333 shares at $12.31 expiring June 15, 2016

(11)  Consists of 23,333 shares of common stock issuable upon exercise of options exercisable currently or within 60 days, including:
      o     3,334 shares at $2.85 expiring July 1, 2014
      o     6,666 shares at $2.75 expiring July 23, 2014
      o     5,000 shares at $3.59 expiring November 2, 2015
      o     8,333 shares at $12.31 expiring June 15, 2016

                                       67

(12)  Based on a Schedule 13D jointly filed with the SEC on May 18, 2007 by
      Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP,
      Burlingame Equity Investors (Offshore) Ltd., Burlingame Asset Management,
      LLC and Blair E. Sanford.

(13)  Includes all options included in footnotes (3) through (11) above.

                           FORWARD LOOKING STATEMENTS

      This proxy statement includes and incorporates by reference statements that are not historical facts. These forward-looking statements are based on our and/or, where applicable, Parent's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning possible or assumed future results of operations and also include those preceded or followed by words such as "anticipates," "believes,"
"thinks," "could," "estimates," "expects," "intends," "may," "should," "plans,"
"targets" and/or similar expressions. There may be events in the future that cannot be accurately predicted or over which there is no control. Stockholders should be aware that the occurrence of the events described in this proxy statement or in the documents incorporated herein by reference could have a material adverse effect on our business, operating results and financial condition or ability to consummate the transactions contemplated by the Merger
Agreement. Examples of these risks include without limitation:

      o     risk factors disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 incorporated by reference in this proxy statement;

      o     The risk that the Merger Agreement could be terminated, including under circumstances that would require us to reimburse expenses up to $1.5 million or pay a termination fee of up to $4.5 million; and

      o     costs and charges related to the transactions.

      The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements.

      The forward-looking statements contained in this proxy statement are excluded from the safe harbor protection provided by the Private Securities
Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as
amended.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our stockholders may read and copy the documents incorporated by reference, and any reports, statements or other information we have filed at the SEC's public reference room located at 100 F Street, N.E.,
Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F
Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an
Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through this web site at www.sec.gov.

      If you have questions about the special meeting or the transactions after reading this proxy statement, you may contact our proxy solicitor, MacKenzie
Partners, Inc., at 105 Madison Avenue, New York, New York 10016 or call
MacKenzie toll-free at 1-800-322-2885.

      We have not authorized anyone to give you any information or to make any representation about the transactions or any of the parties involved that differs from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

                                       68

      The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

                           INCORPORATION BY REFERENCE

      The SEC allows us to "incorporate by reference" information filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information incorporated by reference is an important part of this proxy statement, and information filed later by us with the SEC will automatically update and supersede this information.

      We incorporate by reference the documents listed below and, with respect to this proxy statement, any future filings made with the SEC by us under
Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

      o     our Annual Report on Form 10-K for the fiscal year ended December
            31, 2006;

      o     our Quarterly Report on Form 10-Q for the fiscal quarter ended
            March 31, 2007;

      o     our Current Report on Form 8-K, as filed with the SEC on January
            19, 2007;

      o     our Current Report on Form 8-K, as filed with the SEC on February
            26, 2007;*

      o     our Current Report on Form 8-K, as filed with the SEC on March
            23, 2007;

      o     our Current Report on Form 8-K, as filed with the SEC on April
            26, 2007;*

      o     our Current Report on Form 8-K, as filed with the SEC on April
            30, 2007;

      o     our Current Report on Form 8-K, as filed with the SEC on May 8,
            2007;

      o     our Current Report on Form 8-K, as filed with the SEC on May 9,
            2007;

      o     our Current Report on Form 8-K, as filed with the SEC on May 11,
            2007;

      o     our Current Report on Form 8-K, as filed with the SEC on May 23,
            2007;

      o     our Current Report on Form 8-K, as filed with the SEC on May 31,
            2007;

      o     our Current Report on Form 8-K, as filed with the SEC on June 1,
            2007;

      o     our Current Report on Form 8-K, as filed with the SEC on June 4,
            2007;

      o     our Current Report on Form 8-K, as filed with the SEC on June 6,
            2007; and

      o     our Current Report on Form 8-K, as filed with the SEC on June 7,
            2007.

------------------
*     Portions of these reports were furnished to the SEC under Item 2.02
      (Results of Operations and Financial Condition) or Item 7.01
      (Regulation FD Disclosure).  Pursuant to General Instruction B(2) and
      (6) of Form 8-K, the portions of these reports submitted under Items
      2.02 and 7.01 are not deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.  We are not incorporating by reference those portions of these reports that are not deemed to be "filed" for purposes of Section 18 of the Exchange Act, and will not incorporate by reference those portions of future filings of reports on Form 8-K into a filing under the
      Securities Act of 1933, as amended, or the Exchange Act or into this proxy statement that are not deemed to be "filed" for purposes of
      Section 18 of the Exchange Act.

                                       69

      All documents and reports filed by us pursuant to Section 13(a), 13(c),
14, or 15(d) of the Exchange Act after the date of this proxy statement and on or prior to the date of the special meeting are deemed to be incorporated by reference in this proxy statement, and only for the purpose of this proxy statement, from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement, and only for the purposes of this proxy statement, to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

      Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents. Requests should be directed to our proxy solicitor, MacKenzie Partners, Inc., at 105
Madison Avenue, New York, New York 10016 or call MacKenzie toll-free at
1-800-322-2885. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request. To obtain timely delivery of any of this information, you must make your request at least five business days prior to the date of the special meeting.

                      SUBMISSION OF STOCKHOLDERS PROPOSALS

      If the transactions are completed, there will be no public participation in any future meetings of stockholders of Everlast Worldwide Inc. If the transactions are not completed, you will continue to be entitled to attend and participate in our stockholder meetings, and we will hold a 2008 annual meeting of stockholders.

      Stockholder proposals made in accordance with Rule 14a-8 under the
Exchange Act and intended to be presented at our 2008 annual meeting of stockholders must be received by us at our principal office in New York, New
York no later than January 2, 2008 for inclusion in the proxy statement for that meeting. All proposals intended to be presented at our 2008 annual meeting of stockholders must be received by us no later than March 18, 2008.

      On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs our use of discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in our proxy statement. The amendment provides that if we do not receive notice of the proposal at least 45 days prior to the first anniversary of the date of the sending of the prior year's proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

      With respect to our 2008 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which has not been timely submitted, for inclusion in our proxy statement by March 18, 2008, we will be permitted to use our discretionary voting authority as outlined above.

                                  OTHER MATTERS

OTHER BUSINESS

      As of this time, our board of directors knows of no other matters to be brought before the meeting. However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their best judgment as to such matters.

DELIVERY OF PROXY STATEMENT

      Some banks, brokers and other record holders have begun the practice of
"householding" proxy statements and annual reports. "Householding" is the term used to describe the practice of delivering a single set of the proxy statement

                                       70

and annual report to any household at which two or more stockholders share an address. This procedure would reduce the volume of duplicate information stockholders receive and would also reduce our printing and mailing costs. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. A stockholder who wishes to receive a separate copy of our proxy statements and annual reports, now or in the future, should submit this request to our proxy solicitor, MacKenzie Partners, Inc., at
105 Madison Avenue, New York, New York 10016 or call MacKenzie toll-free at
1-800-322-2885. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of these materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

OTHER PROXY STATEMENT MATTERS

      A form of proxy is enclosed for your use. Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States, or submit your proxy by telephone or over the Internet following the instructions on the proxy card. A prompt submission of your proxy will be appreciated.

      This proxy statement does not constitute an offer to sell or to buy, or a solicitation of an offer to sell or to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction.

                                           By Order of the Board of Directors

                                          -------------------------------------
                                                    Seth A. Horowitz
                                          President and Chief Executive Officer

                                       71

                                     ANNEX A

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      among

                         HIDARY GROUP ACQUISITIONS, LLC,

                         HIDARY GROUP ACQUISITIONS, INC.

                                       and

                             EVERLAST WORLDWIDE INC.

                            Dated as of June 1, 2007

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01    Definitions..................................................A-1

                                   ARTICLE II

                                   THE MERGER

                                   ARTICLE III

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                                       i

SECTION 4.07    SEC Filings; Financial Statements; Undisclosed Liabilities..A-18

                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                                       ii

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01    Conduct of Business by the Company Pending the Merger.......A-40

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                                      iii

                                   ARTICLE IX

                        TERMINATION, AMENDMENT and WAIVER

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01   Non-Survival of Representations, Warranties and Agreements..A-58

                                       iv

      AGREEMENT AND PLAN OF MERGER, dated as of June 1, 2007 (this "Agreement"), among HIDARY GROUP ACQUISITIONS, LLC, a Delaware limited liability company
("Parent"), HIDARY GROUP ACQUISITIONS, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and EVERLAST WORLDWIDE INC., a
Delaware corporation (the "Company").

      WHEREAS, the governing body of Parent and the Boards of Directors of
Merger Sub and the Company have each determined that it is in the best interests of their respective members or stockholders to consummate the merger (the
"Merger"), upon the terms and subject to the conditions of this Agreement, of
Merger Sub with and into the Company in accordance with, as applicable, the
General Corporation Law of the State of Delaware (the "DGCL") and the Delaware
Limited Liability Company Act (6 Del.C. ss.18-101, et seq.), and such governing body and Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company (the
"Board"), have recommended that this Agreement be adopted by the Company's stockholders);

      WHEREAS, upon consummation of the Merger, each issued and outstanding share of common stock, par value $0.002 per share, of the Company (the "Company
Common Stock"), will be converted into the right to receive $26.50 per share in cash, upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                SECTION 1.01  DEFINITIONS.  For purposes of this Agreement:

      "Acceptable Confidentiality Agreement" means a confidentiality and standstill agreement that contains provisions that are no less favorable to the
Company than those contained in the Confidentiality Agreement and that shall not contain any exclusivity provision in favor of the counterparty thereto or any provision having the effect of prohibiting the Company from satisfying its obligations under this Agreement.

      "Acquisition Proposal" means any inquiry, offer or proposal (other than from Parent or Merger Sub or their respective Affiliates) concerning any (a)
merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the
Subsidiaries, (b) direct or indirect sale, lease, pledge or other disposition of assets or business of the Company and the Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the
Subsidiaries, in a single transaction or a series of transactions, (c) issuance, sale or other disposition by the Company to any person or group (other than
Parent or Merger Sub or any of their respective Affiliates) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, or (d) transaction or series of transactions in which any person or group (other than Parent and Merger Sub or their respective Affiliates)
acquires beneficial ownership, or the right to acquire beneficial ownership, of
20% or more of any class or series of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) of the Company or any of the Subsidiaries. Notwithstanding the
forgoing, with respect to the payment of the Termination Fee pursuant to Section
9.03, an Acquisition Proposal shall not include the sale of shares of Company
Common Stock pursuant to the Secondary Offering.

      "Action" means any action, charge, claim, demand, complaint, arbitration, audit, hearing, notice of violation, investigation, litigation, suit or other proceeding (whether civil, criminal, administrative, investigative or informal).

      "Affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

      "beneficial owner" has the meaning ascribed to such term under Rule
13d-3(a) of the Exchange Act.

      "business day" means any day on which the principal offices of the SEC in
Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City.

      "Company Reference Balance Sheet" means the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2006 contained in its Form 10-K, filed with the SEC on March 22, 2007.

      "contract" means any agreement, contract, lease, mortgage, power of attorney, evidence of indebtedness, letter of credit, undertaking, covenant not to compete, license, instrument, obligation, commitment, understanding, policy, purchase or sales order, quotation or other commitment, whether oral or written, express or implied.

      "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

      "Effective Time" means the date and time at which the Merger becomes effective.

      "Encumbrance" means any charge, claim, community property interest, condition, easement, covenant, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal or other right of third parties or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

      "Environmental Laws" means Laws relating to, or establishing standards of conduct for, human health and safety, worker health and safety, Hazardous
Substances, or injury to or pollution or protection of the environment or

                                       A-2

natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments and biota.

      "Environmental Liabilities" means any claims, judgments, damages
(including punitive damages), losses, penalties, fines, liabilities,
Encumbrances, violations, costs, and expenses (including attorneys' and consultants' fees) that (a) are incurred as a result of (i) the existence or alleged existence of Hazardous Substances in, on, under, at or emanating from any Property, (ii) the off-site transportation, treatment, storage or disposal of Hazardous Substances, or (iii) the violation of or non-compliance with or alleged violation of or non-compliance with any Environmental Law, or (b) arise under the Environmental Laws.

      "Equity Interest" means (a) with respect to a corporation, any and all classes or series of shares of capital stock, (b) with respect to a partnership, limited liability company, trust or similar person, any and all classes or series of units, interests or other partnership/limited liability company interests and (c) with respect to any other person, any other security representing any direct equity ownership or participation in such person.

      "Governmental Authority" means any United States federal, state, provincial, supranational, county or local or any foreign government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal, or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing.

      "Hazardous Substances" means any chemicals, materials or substances, including without limitation, any petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, pesticides regulated under Environmental
Laws or defined as or included in the definition of "hazardous substances,"
"hazardous wastes," "extremely hazardous substances," "hazardous materials,"
"hazardous constituents," "toxic substances," "pollutants," "contaminants," or any similar denomination intended to classify or regulate such chemicals, materials or substances by reason of their toxicity, carcinogenicity, ignitability, corrosivity or reactivity or other characteristics under any
Environmental Law.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "Intellectual Property" means (a) United States, international, and foreign patents and patent applications, including divisionals, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures;
and statutory invention registrations and certificates; (b) United States and foreign registered, pending, and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names, Internet sites and web pages; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (c) United States and foreign registered and unregistered copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; (d) all inventions and design rights

                                       A-3

(whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act including, business, technical and financial information; and (e) confidential and proprietary information, including know-how.

      "knowledge" means the actual knowledge of one or more of the executive officers of the Company after due inquiry.

      "Laws" means any foreign, federal, state or local statute, law (including common law), rule, ordinance, code or regulation, any Order, and any regulation, rule, interpretation, guidance, directive, policy statement or opinion of any
Governmental Authority.

      "liability" means any liability of any kind whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not reflected or required by GAAP to be reflected on the Company Reference Balance Sheet).

      "Material Adverse Effect" means any change, event, violation, inaccuracy, circumstance, occurrence, development or effect (any such item, an "Effect"), individually or when taken together with all other Effects, that is, or would reasonably be expected to be, materially adverse to (a) the properties, assets, liabilities, business, financial condition or results of operations of the
Company and the Subsidiaries, taken as a whole or (b) the ability of the Company to perform any of its obligations under this Agreement or timely consummate any of the Transactions, except in each case for any such Effect resulting from or arising out of (i) acts of war or terrorism; (ii) any changes in interest rates or general economic or political conditions in the United States of America or foreign countries in general or U.S. or foreign financial, banking or securities markets; (iii) any change in conditions generally affecting the sporting goods industry; or (iv) any change in or interpretations of (A) GAAP or (B) any Law, in each case, applicable to the Company (except in the case of clauses (ii),
(iii) and (iv), if the Effect materially disproportionately affects the properties, assets, liabilities, business, financial condition, or results of operations of the Company and the Subsidiaries, taken as a whole relative to other for profit industry participants).

      "Order" means any award, writ, stipulation, determination, decision, injunction, judgment, order, decree, ruling, subpoena or verdict entered, issued, made or rendered by, or any contract with, any Governmental Authority.

      "ordinary course of business" means the ordinary course of business of the
Company and the Subsidiaries consistent with past practice.

      "Permits" means all Orders and all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates and approvals of any Governmental Authority.

      "Permitted Encumbrances" means:

                        (i) statutory liens for Taxes, assessments and
governmental charges or levies imposed upon the Company or one of the
Subsidiaries not yet due and payable or that are being contested in good faith

                                       A-4

by appropriate proceedings (provided such contests do not exceed $1,000,000 in the aggregate) for which reserves have been established on the most recent financial statements included in the SEC Reports filed prior to the date hereof,

                        (ii) mechanics', materialmen's or similar statutory
liens for amounts not yet due or being diligently contested in good faith in appropriate proceedings,

                        (iii) pledges or deposits to secure obligations under
workers' compensation laws or similar legislation or to secure public or statutory obligations,

                        (iv) zoning, entitlement and other land use
regulations by Governmental Authorities that do not, individually or in the aggregate, materially impair the continued use of the Property to which they relate,

                        (v) easements, survey exceptions, leases, subleases
and other occupancy contracts, reciprocal easements, restrictions and other customary encumbrances on title to real property (other than capital leases and leases underlying sale leaseback transactions), that do not, individually or in the aggregate, materially impair the continued use of the Real Property to which they relate,

                        (vi) as to any Leased Real Property, Encumbrances
affecting the interest of the lessor thereof provided that such Encumbrances do not individually or in the aggregate materially impair the continued use of the
Leased Real Property to which they relate, and

                        (vii) liens relating to any indebtedness for
borrowed money identified on Section 1.01 of the Company Disclosure Letter.

      "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person"
as defined in Section 13(d)(3) of the Exchange Act), trust, association,
Governmental Authority or other entity.

      "Property" means any real property currently or formerly owned, leased, operated or managed by the Company or any of its past or present Subsidiaries.

      "Secondary Offering" means the Company's proposed public offering of
Company Common Stock described in its Form 8-K, filed with the SEC on March 22,
2007.

      "Shares" means the shares of Company Common Stock outstanding immediately prior to the Effective Time.

      "subsidiary" means any person with respect to which a specified person directly or indirectly (a) owns a majority of the Equity Interests, (b) has the power to elect a majority of that person's board of directors or similar governing body, or (c) otherwise has the power, directly or indirectly, to direct the business and policies of that person.

                                       A-5

      "Subsidiary" means any subsidiary of the Company.

      "Superior Proposal" means any bona fide binding written Acquisition
Proposal not obtained in violation of Section 7.03 that the Board determines in its good faith judgment (after receiving the advice of its financial advisor and after taking into account all appropriate legal (with the advice of outside counsel) and financial (including the financing terms thereof) are more favorable to the Company's stockholders (in their capacity as such) from a financial point of view than this Agreement (considering any changes to this
Agreement proposed by Parent in response thereto) and which the Board determines in good faith is reasonably capable of being consummated on the terms set forth therein; provided that for purposes of the definition of "Superior Proposal", the references to "20% or more" in the definition of Acquisition Proposal shall be deemed to be references to "a majority" and the definition of Acquisition
Proposal shall only refer to a transaction or series of transactions (x)
directly involving the Company (and not exclusively its Subsidiaries) or (y)
involving a sale or transfer of all or substantially all of the assets of the
Company and its Subsidiaries, taken as a whole.

      "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, Equity Interests, payroll, employment, social security, workers' compensation, unemployment compensation or net worth;
taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

The following terms have the respective meanings set forth in the Sections set forth below:

        Defined Term                              Location of Definition
        ------------                              ----------------------
        Agreement                                       Preamble
        Award Payment                                   ss. 3.04(b)
        Board                                           Recitals
        Certificate of Merger                           ss. 2.03
        Certificates                                    ss. 3.02(b)
        Closing                                         ss. 2.02
        Code                                            ss. 4.10(a)
        Commitment Letters                              ss. 5.07
        Company                                         Preamble
        Company Board Approval                          ss. 4.04(b)
        Company Class A Stock                           ss. 4.03(a)
        Company Common Stock                            Recitals
        Company Disclosure Letter                       ss. 4.01(a)
        Company Intellectual Property                   ss. 4.15 (a)
        Company Preferred Stock                         ss. 4.03(a)
        Company Restricted Share                        ss. 3.04(a)
        Company Stock Award                             ss. 3.04(a)
        Company Stock Award Plans                       ss. 3.04(a)

                                       A-6

        Confidentiality Agreement                       ss. 7.02(c)
        D&O Insurance                                   ss. 7.04(b)
        Debt Commitment Letters                         ss. 5.07
        DGCL                                            Recitals
        Dissenting Shares                               ss. 3.05
        Employees                                       ss. 4.11(b)
        Employment Laws                                 ss. 4.11(b)
        Environmental Permits                           ss. 4.06(a)
        Equity Commitment Letters                       ss. 5.07
        ERISA                                           ss. 4.10(a)
        ERISA Affiliate                                 ss. 4.10(a)
        Exchange Act                                    ss. 4.05(b)
        Excluded Party                                  ss. 7.03(b)
        Existing Title Policies                         ss. 4.13(e)
        Financing                                       ss. 5.07
        First Debt Letter                               ss. 5.07
        GAAP                                            ss. 4.07(b)
        Go-Shop Period End Date                         ss. 7.03(a)
        Indemnified Parties                             ss. 7.04(a)
        IRS                                             ss. 4.10(a)
        Leased Real Property                            ss. 4.13(a)
        Licensed Intellectual Property                  ss. 4.15(a)
        Merger                                          Recitals
        Merger Consideration                            ss. 3.01(a)
        Merger Sub                                      Preamble
        Multiemployer Plan                              ss. 4.10(c)
        NASDAQ                                          ss. 4.05(b)
        Notice Period                                   ss. 7.03(d)
        Outside Date                                    ss. 9.01(b)
        Owned Real Property                             ss. 4.13(a)
        Parent                                          Preamble
        Parent Termination Fee                          ss. 9.03(f)
        Paying Agent                                    ss. 3.02(a)
        Payment Fund                                    ss. 3.02(a)
        Plans                                           ss. 4.10(a)
        Policies                                        ss. 4.19(a)
        Proxy Statement                                 ss. 7.01(b)
        Real Property                                   ss. 4.13(a)
        Representatives                                 ss. 7.02(a)
        Requisite Stockholder Vote                      ss. 4.04(a)
        Rights                                          ss. 4.03(b)(iii)
        Sarbanes-Oxley Act                              ss. 4.07(d)
        SEC                                             ss. 4.05(b)
        Second Debt Letter                              ss. 5.07
        SEC Reports                                     ss. 4.07(a)
        Section 262                                     ss. 3.05

                                       A-7

        Securities Act                                  ss. 4.07(a)
        Solicited Person                                ss. 7.03(a)
        Surviving Corporation                           ss. 2.01
        Takeover Law                                    ss. 4.04(c)
        Tax Returns                                     ss. 4.16(a)
        Tenant Leases                                   ss. 4.13(a)
        Terminating Company Breach                      ss. 9.01(e)
        Terminating Parent Breach                       ss. 9.01(f)
        Termination Date                                ss. 9.01
        Termination Expenses                            ss. 9.03(d)
        Termination Fee                                 ss. 9.03(c)
        Third Debt Letter                               ss. 5.07
        Transaction Costs                               ss. 9.03(a)
        Transactions                                    ss. 4.04(a)
        2000 Stock Plan                                 ss. 3.04(a)(i)

                                   ARTICLE II

                                   THE MERGER

                SECTION 2.01 THE MERGER. Upon the terms of this Agreement and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time,
(a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall cease and (c) the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                SECTION 2.02 CLOSING. Unless this Agreement shall have been terminated in accordance with Section 9.01, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger
(the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be not later than the second business day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those that by their terms are to be satisfied or waived at the Closing), at the offices of Proskauer Rose LLP, 1585 Broadway,
New York, NY 10036, unless another time, date or place is agreed to in writing by Parent and the Company.

                SECTION 2.03 EFFECTIVE TIME. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the
"Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger.

                                       A-8

                SECTION 2.04 EFFECT OF THE MERGER. At the Effective Time, the
effect of the Merger shall be as provided in Section 259 and the other applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                SECTION 2.05  CERTIFICATE OF INCORPORATION; BY-LAWS.  At the
Effective Time,

                  (a) the Certificate of Incorporation of the Company, as in
effect immediately prior to the Effective Time, shall be amended to be in the form of Exhibit A and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by applicable Law; and

                  (b) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable Law, the Certificate of
Incorporation of the Surviving Corporation and such by-laws.

                SECTION 2.06 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the
Surviving Corporation, each to hold office in accordance with the Certificate of
Incorporation and by-laws of the Surviving Corporation, and the individuals listed on Schedule 2.06 shall be the initial officers of the Surviving
Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                SECTION 3.01 CONVERSION OF SECURITIES. At the Effective Time, by
virtue of the Merger and without any action on the part of Merger Sub, the
Company or the holders of any of the following securities:

                  (a) Conversion of Company Common Stock. Each Share (including
Company Restricted Shares, but other than any Shares to be canceled pursuant to
Section 3.01(b), Shares owned by any direct or indirect wholly owned Subsidiary and any Dissenting Shares) shall be canceled and converted automatically into the right to receive $26.50 in cash (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 3.02, of the Certificate that formerly evidenced such Share.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock.
Each Share held in the treasury of the Company and each Share owned by Merger
Sub, Parent or any direct or indirect wholly owned subsidiary of Parent shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

                                       A-9

                  (c) Equity Interests of Merger Sub. Each share of common
stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                SECTION 3.02 SURRENDER OF CERTIFICATES.

                  (a) Prior to the Effective Time, Parent shall (i) appoint a bank or trust company reasonably acceptable to the Company (the "Paying Agent"), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent for the payment of the Merger
Consideration in accordance with this Article III. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying
Agent, for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section
3.01(a) (the "Payment Fund"). Except as contemplated by Section 3.02(d), the
Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, that, such investments shall be in obligations of or guaranteed by the United States of
America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard &
Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase contracts with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any profit or loss resulting from, or interest and other income produced by, such investments shall be for the account of Parent.

                  (b) Payment Procedures. Promptly after the Effective Time,
Parent shall cause the Paying Agent to mail to each person who was, at the
Effective Time, a holder of record of Shares entitled to receive the Merger
Consideration pursuant to Section 3.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the
"Certificates") shall pass, only upon proper delivery of the Certificates to the
Paying Agent) and (ii) instructions for use in effecting the surrender of the
Certificates in exchange for the Merger Consideration. Upon surrender to the
Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate representing such Shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or established to the reasonable satisfaction of the
Surviving Corporation that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 3.02, each
Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which

                                       A-10

the holder of such Certificate is entitled pursuant to this Article III. No interest shall be paid or will accrue on any cash payable to holders of
Certificates pursuant to the provisions of this Article III.

                  (c) No Further Rights. From and after the Effective Time,
holders of Certificates shall cease to have any rights as stockholders of the
Company, except as provided in this Agreement or by applicable Law.

                  (d) Termination of Payment Fund. Any portion of the Payment
Fund that remains undistributed to the holders of Shares nine months after the
Effective Time shall be delivered to Parent, upon demand, and any holders of
Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Payment Fund remaining unclaimed by holders of Shares as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or other Encumbrance of any person previously entitled thereto.

                  (e) No Liability. None of the Paying Agent, Merger Sub, Parent
or the Surviving Corporation shall be liable to any holder of Shares or any other person for any such Shares (or dividends or distributions with respect thereto) or cash or other consideration delivered to a public official pursuant to any abandoned property, escheat or other Law.

                  (f) Withholding Rights. Each of the Paying Agent, the
Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment under all applicable Laws. To the extent that amounts are so withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

                  (g) Lost Certificates. If any Certificate shall have been
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed
Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 3.01(a).

                SECTION 3.03 STOCK TRANSFER BOOKS. At the Effective Time, the
stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company.
From and after the Effective Time, the holders of Shares or Certificates shall cease to have any rights with respect to such Shares, or in the case of
Certificates, the Shares evidenced thereby, except as otherwise provided in this
Agreement or by applicable Law. On or after the Effective Time, any Certificates presented to the Paying Agent, the Surviving Corporation or Parent for any
reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 3.01(a).

                                       A-11

                SECTION 3.04  EMPLOYEE EQUITY AWARDS; WARRANTS.

                  (a) Prior to the Effective Time, the Company shall take all necessary action (which action shall be effective as of the Effective Time), including using commercially reasonable efforts to obtain the consent of the individual award holders and the adoption of Board resolutions, if necessary, to:

                        (i)   terminate Everlast Worldwide Inc. 2000 Stock
Option and Restricted Stock Plan, as amended (the "2000 Stock Plan"), the 2005
Non-Employee Director Stock Option Plan, the 1995 Non-Employee Director Stock
Option Plan, 1993 Stock Option Plan and any stock options granted outside of a formal plan, in each case as amended through the date of this Agreement
(collectively, the "Company Stock Award Plans"),

                        (ii) provide that each outstanding option to
purchase shares of Company Common Stock (each, a "Company Stock Award") granted under the Company Stock Award Plans shall become fully vested, to the extent not already vested, subject to, and conditioned upon, the closing of the Merger,

                        (iii) cause any Company Stock Award that is not
exchanged as provided in Section 3.04(b) to be cancelled as of the Effective
Time,

                        (iv) provide that each Share subject to vesting or
other forfeiture conditions or repurchase by the Company (each, a "Company
Restricted Share") granted under the Company Stock Award Plans shall become fully vested and shall be converted into the right to receive the Merger
Consideration in accordance with Section 3.01(a), subject to any applicable federal, state and local Tax withholding requirements.

                  (b) Each holder of a Company Stock Award that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is less than the per share Merger Consideration shall (subject to the provisions of this Section 3.04) be paid by the Surviving Corporation, in exchange for the cancellation of such Company Stock Award, an amount in cash
(subject to any applicable withholding Taxes) equal to the product of (i) the difference between the Merger Consideration and the applicable exercise price of such Company Stock Award, and (ii) the aggregate number of shares of Company
Common Stock issuable upon exercise of such Company Stock Award (the "Award
Payment"). Except as otherwise expressly provided for in any agreement between the Company and any such holder, the Surviving Corporation or the Paying Agent shall make the Award Payments promptly after the Effective Time. Any such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

                  (c) The Company shall promptly deliver to Parent (but in no event later than the Effective Time) true and complete copies of all documentation relating to or arising from the termination of the Company Stock
Award Plans or other actions required to be taken pursuant to this Section 3.04.

                                       A-12

                  (d) The Company shall take all necessary action to approve the disposition of the Company Stock Awards in connection with the transactions contemplated by this Agreement to the extent necessary to exempt such dispositions under Rule 16b-3 of the Exchange Act.

                SECTION 3.05 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL,
Shares held by any stockholder entitled to demand and who properly demands the appraisal for such Shares (the "Dissenting Shares") pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL
("Section 262") shall not be converted into, or represent the right to receive, the Merger Consideration. Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder's Dissenting Shares in accordance with the provisions of Section 262; provided, that, all Dissenting
Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder's rights to appraisal of such
Shares under Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender in the manner provided in Section 3.02 of the Certificate or Certificates that formerly evidenced such Shares. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common
Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the prior written consent of Parent.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As an inducement to Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that:

                SECTION 4.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not be reasonably expected to have a Material Adverse Effect. Each such jurisdiction is listed in Section 4.01(a) of the disclosure letter delivered by the Company to
Parent on the date of the execution of this Agreement (the "Company Disclosure
Letter").

                  (b) Section 4.01(b) of the Company Disclosure Letter contains a true and complete list of each Subsidiary, together with the jurisdiction of incorporation or formation of each Subsidiary. The outstanding Equity Interests of each of the Subsidiaries are all duly and validly authorized and issued,

                                       A-13

fully paid and nonassessable. Except as set forth in Section 4.01(b) of the
Company Disclosure Letter, (i) the Company and/or one or more of the
Subsidiaries is the record and beneficial owner of all of the outstanding Equity
Interests and other securities of each Subsidiary, free and clear of all Taxes and Encumbrances and (ii) neither the Company nor any Subsidiary directly or indirectly owns any Equity Interest in, or any interest convertible into or exchangeable or exercisable for any Equity Interests in, any person.

                SECTION 4.02 CERTIFICATE OF INCORPORATION AND BY-LAWS. The
Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such
Certificates of Incorporation, by-laws or equivalent organizational documents are in full force and effect.

                SECTION 4.03  CAPITALIZATION.

                  (a) The authorized Equity Interests of the Company consists of
19,000,000 shares of Company Common Stock, 100,000 shares of Class A Common
Stock, par value $0.01 per share (the "Company Class A Stock") and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Company Preferred
Stock"). As of June 1, 2007,

                        (i) 4,077,357 shares of Company Common Stock were
issued and outstanding, all of which were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights,

                        (ii) 174,000 shares of Company Common Stock were
held in the treasury of the Company,

                        (iii) no shares of Company Common Stock were held by
the Subsidiaries,

                        (iv) 742,870 shares of Company Common Stock were
issuable upon exercise of outstanding stock options granted pursuant to the
Company Stock Award Plans,

                        (v) 100,000 shares of Company Common Stock were
issuable upon the exercise of a warrant,

                        (vi) no shares of Company Class A Stock were issued
and outstanding; and

                        (vii) no shares of Company Preferred Stock were
issued and outstanding.

                  (b) Except as set forth in Section 4.03(a), there are no

                        (i) outstanding Equity Interests in the Company or
securities exercisable or exchangeable for or convertible into any Equity
Interests of the Company or any Subsidiary and no such securities are reserved for issuance and there is no obligation to authorize, issue or sell any such securities.

                                       A-14

                        (ii) outstanding options, warrants, rights or
contracts relating to the issued or unissued Equity Interests of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any
Equity Interests in the Company or any Subsidiary or obligations of the Company or any Subsidiary to issue or sell any such options, warrants or rights or enter into such contracts,

                        (iii) outstanding stock appreciation rights, stock
awards, restricted stock, restricted stock awards, performance units, phantom stock, profit participation or similar rights with respect to the Company, any
Subsidiary or any of their respective Equity Interests (collectively, "Rights")
or obligation of the Company or any Subsidiary to issue or sell any such Right,
or

                        (iv) voting trusts, proxies or other contracts with
respect to the voting of any Equity Interests of the Company or any Subsidiary
or giving any person any rights with respect to any future issuance of securities by the Company or any Subsidiary.

                  (c) All shares of Company Common Stock subject to issuance under the Company Stock Award Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding contractual obligations of the
Company or any Subsidiary to repurchase, redeem or otherwise acquire any Equity
Interests of the Company or any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any
Subsidiary or any other person.

                  (d) The Company has not adopted a stockholder rights plan. The
Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable or exchangeable for securities having the right to vote or other
Equity Interests of the Company or any Subsidiary) with the stockholders of the
Company or any Subsidiary on any matter ("Voting Debt").

                  (e) Section 4.03 of the Company Disclosure Letter sets forth a true and complete list of each current or former Employee, officer, director, consultant or other service provider of the Company and its Subsidiaries who holds a Company Stock Award under the Company Stock Award Plans as of the date hereof, together with the number of shares of Common Stock subject to such
Company Stock Awards, the date of grant of such Company Stock Awards, the exercise price of such Company Stock Awards, the expiration date of such Company
Stock Awards, the vesting schedule for such Company Stock Awards and whether or not such Company Stock Award is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code. Except as set forth in
Section 4.03 of the Company Disclosure Letter, each Company Stock Award has an exercise price at least equal to the fair market value of the Common Stock on a date no earlier than the date of the corporate action authorizing the grant and no Option has had its exercise date or grant date delayed or "backdated." All
Company Stock Awards have been issued in compliance with the Securities Act and, to the Company's knowledge, any applicable state blue sky laws. The Company has provided to Parent true and complete copies of the Company Stock Award Plans and the forms of all stock option agreements evidencing the Company Stock Awards. On and after the Effective Time, no Employee, officer, director, consultant or other service provider of the Company and its Subsidiaries shall have any right

                                       A-15

under the Company Stock Award Plans to purchase Common Stock, or any other equity interest in the Company, any of the Subsidiaries, Merger Sub, the
Surviving Corporation, Parent or any of their respective Affiliates or subsidiaries.

                SECTION 4.04 AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) The Company has all necessary power and authority to
execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other transactions contemplated by this Agreement
(collectively, the "Transactions"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this
Agreement or to consummate the Transactions (other than, with respect to the
Merger, the adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company Common Stock (the "Requisite Stockholder
Vote") and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by
Parent and Merger Sub, constitutes a legal, valid and binding obligation of the
Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  (b) The Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this
Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement and the Transactions be submitted for consideration by the Company's stockholders in accordance with this Agreement.

                  (c) No "fair price," moratorium," "control share acquisition"
or other similar antitakeover Law (each, a "Takeover Law") is applicable to the
Transactions and the Company has taken all action to exempt the Transactions from the Takeover Laws, including Section 203 of the DGCL, and has taken all action required to make this Agreement and the Transactions comply with any requirements of the organizational documents of the Company and its Subsidiaries concerning "business combinations", "fair pricing", "voting", "constituency requirements" or other similar provisions. The approval of the Transactions by the Requisite Stockholder Vote is the only vote of the holders of any class or series of Equity Interests of the Company or any of the Subsidiaries necessary to adopt this Agreement or approve the Transactions.

                  (d) The Board has received the opinion of its financial
advisor, Piper Jaffray & Co., dated the date, or shortly prior to the date, of this Agreement, to the effect that, as of the date of such opinion, the Merger
Consideration is fair, from a financial point of view, to the stockholders of the Company, a copy of which opinion has been delivered to Parent.

                                       A-16

                SECTION 4.05  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the
Company do not, and the consummation of the Transactions will not,

                        (i) conflict with or violate the certificate of
incorporation or by-laws or equivalent organizational documents of the
Company or any Subsidiary,

                        (ii) assuming that all consents, approvals,
authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law, or

                        (iii) except as set forth in Section 4.05(a) of the
Company Disclosure Letter, (A) require the consent of any person under, (B)
result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, (C) give to others any right of termination, amendment, acceleration or cancellation of, result in the creation of any Encumbrance on any asset of the Company or any
Subsidiary under, or (D) obligate the Company or any Subsidiary, to take any material action or undertake any material obligation pursuant to, any contract,

except, with respect to clause (ii) of this Section 4.05(a), for any such conflicts, violations, breaches, defaults, obligations, or other occurrences that could not be reasonably expected to have a Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the
Company do not, and the performance of this Agreement by the Company will not, require any Permit of, or filing with or notification to, any Governmental
Authority, except for

                        (i) applicable requirements, if any, of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"),

                        (ii) the pre-merger notification requirements of the
HSR Act,

                        (iii) the filing with the Securities and Exchange
Commission (the "SEC") of the Proxy Statement,

                        (iv) any filings required under the rules and
regulations of the NASDAQ Global Market ("NASDAQ"), and

                        (v) filing and recordation of appropriate merger
documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any Subsidiary is qualified to do business.

                SECTION 4.06  PERMITS; COMPLIANCE.

                  (a) Each of the Company and the Subsidiaries is in possession of all material Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including Permits required under Environmental Laws (the "Environmental Permits"). Section 4.06 of

                                       A-17

the Company Disclosure Letter contains a complete and accurate list of all such
Permits. The Company and each of its Subsidiaries is, and has been, in compliance in all material respects with the terms and conditions of such
Permits and, as of the date of this Agreement, no suspension or cancellation of any Permit is pending or, to the Company's knowledge, threatened.

                  (b) Neither the Company nor any Subsidiary is in conflict
with, or in default, breach or violation of, (i) its Certification of
Incorporation or by-laws or equivalent organizational documents, (ii) any Law, or (iii) any contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound, except with respect to clauses (ii) or (iii), for any such conflicts, defaults, breaches or violations that could not be reasonably expected to have a Material Adverse Effect.

                  (c) The execution and delivery of this Agreement by the
Company do not, and the consummation of the Transactions will not, result in any breach or violation of or result in the termination or cancellation of any
Environmental Permit or other material Permit.

                SECTION 4.07  SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED
LIABILITIES.

                  (a) Other than as set forth in Section 4.07 of the Company
Disclosure Letter, the Company has timely filed all forms, reports, statements, certifications and other documents (including all exhibits, supplements and amendments thereto) required to be filed by it with the SEC since January 1,
2004 (collectively, with any amendments thereto, the "SEC Reports"). Each SEC
Report (including any financial statements or schedules included therein) (i) as of its date and if amended prior to the date hereof as of the date of such amendment, complied or, if filed subsequent to the date hereof, at the time of filing will comply, in all material respects with the requirements of the
Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and (ii) did not, or, if filed subsequent to the date of this Agreement, at the time of filing will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is or has been required to file any form, report or other document with the SEC. Other than as set forth in Section 4.07 of the
Company Disclosure Letter, the Company has not received notice from the SEC regarding any review or investigation and there is no ongoing review or investigation of the Company or any of its Affiliates by the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) included (or incorporated by reference) in the SEC Reports (i) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) fairly present the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments, none of which are material in nature or amount) and (iii) are consistent with the books and records of the Company and the Subsidiaries, which books and records are correct and complete.

                                       A-18

                  (c) Neither the Company nor any of the Subsidiaries has any
liability (and there is no basis for any present or future Action against any of them giving rise to any liability), other than (i) liabilities set forth on the face of the Company Reference Balance Sheet (rather than the notes thereto),
(ii) liabilities incurred subsequent to the date of the Company Reference
Balance Sheet, that, individually or in the aggregate, are not material to the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                  (d) Since the enactment of the Sarbanes-Oxley Act of 2002 (the
"Sarbanes-Oxley Act"), the Company has been and is in compliance in all material respects with (i) the current prevailing applicable provisions of the
Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and (ii)
the applicable listing and corporate governance rules and regulations of NASDAQ and the Company has not received any notice from the National Association of
Securities Dealers or any other person regarding any such non-compliance.

                  (e) The Company has designed and maintains disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiaries is made known to the Chief Executive Officer and the Chief
Financial Officer of the Company by others within those entities. To the extent applicable, the Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company's auditors and the audit committee of the Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (ii)
any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

                SECTION 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set
forth in the SEC Reports filed subsequent to December 31, 2006 and prior to the date of this Agreement, as set forth in Section 4.08 of the Company Disclosure
Letter, or as expressly contemplated by this Agreement, since December 31, 2006 and prior to the date of this Agreement, each of the Company and the
Subsidiaries has conducted its business in the ordinary course consistent with past practice. Without limiting the foregoing, there has not, directly or indirectly, occurred:

                        (i) any event, change, effect or circumstance,
including any damage to, destruction or loss of any asset of the Company or a
Subsidiary (whether or not covered by insurance) constituting or that could reasonably be expected to result in a Material Adverse Effect;

                        (ii) any amendment or change in the organizational
documents of the Company or any Subsidiary;

                                       A-19

                        (iii) any change in the accounting reporting methods,
principles, periods, practices, policies or procedures of the Company or any
Subsidiary (other than as required by GAAP subsequent to the date of this
Agreement);

                        (iv) any acquisition, lease or license from any
person (by merger, consolidation, acquisition of stock or assets or otherwise)
or sale, lease, license, disposal or Encumbrance (by merger, consolidation, sale of stock or assets or otherwise), of any assets other than in the ordinary course of business;

                        (v) any waiver of a valuable right or of a debt
owed to the Company or any Subsidiary or satisfaction or discharge of any
Encumbrance or payment of any liability of the Company or any Subsidiary, except in the ordinary course of business in an aggregate amount that is not material;

                        (vi) change in any compensation arrangement or
contract with any present or former employee, officer, director, consultant, stockholder or other service provider of the Company or any Subsidiary or grant of any severance or termination pay to any such present or former employee, officer, director, consultant, stockholder or other service provider or increase of any benefits payable under any severance or termination pay policies or the establishment, amendment or termination of any Plan or any increase in benefits made or proposed to be made under such Plan, except as required by applicable
Law or grant of any Company Stock Awards or other awards under any Company Stock
Award Plan, other than (A) required pursuant to the terms of any Plan as in effect on the date of this Agreement or (B) required by Law;

                        (vii) declaration, setting aside or payment of any
dividend or other distribution with respect to Equity Interests of the
Company or any Subsidiary;

                        (viii) split, combination or reclassification of
Equity Interests of the Company or any Subsidiary or any issuance of or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of its Equity Interests of the Company or any
Subsidiary;

                        (ix) write up, write down or write off of the book
value of any assets of the Company and or any Subsidiary, other than in the ordinary course of business or as required by GAAP;

                        (x) making, revoking or changing by the Company or
any Subsidiary of any Tax election, changing by the Company or any Subsidiary of any method of Tax accounting, settlement or compromise by the Company or any
Subsidiary of any liability for Taxes, filing by the Company or any Subsidiary of any amended Tax Return or claim for refund, surrendering any right of the
Company or any Subsidiary to claim a Tax refund, or consent by the Company or any Subsidiary to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

                        (xi) loans, advances or capital contributions by the
Company or any Subsidiary to, or investments in, any other Person, except for
(A) loans, advances, capital contributions or investments between any wholly owned Subsidiary and the Company or another wholly owned Subsidiary, or (B)
employee advances for expenses in the ordinary course of business;

                                       A-20

                        (xii) authorization or entry by the Company or any
Subsidiary into any commitment with respect to any capital expenditure;

                        (xiii) any other action that would require
Parent's consent under Section 6.01; or

                        (xiv) any contract by the Company or any of the
Subsidiaries to do any of the foregoing.

                SECTION 4.09 ABSENCE OF LITIGATION. Except as set forth in
Section 4.09 of the Company Disclosure Letter, there is no Action pending or, to the Company's knowledge, threatened, against the Company or any Subsidiary, or any Property or asset of the Company or any Subsidiary that (i) could, if adversely determined against the Company or Subsidiary, reasonably be expected to have a Material Adverse Effect or (ii) seeks to materially delay or prevent the consummation of the Transactions. Neither the Company nor any Subsidiary nor
any Property or asset of the Company or any Subsidiary is subject to any Order that has, or could reasonably be expected to have, a Material Adverse Effect. To the Company's knowledge, there are no inquiries or investigations of
Governmental Authorities pending or threatened regarding any accounting practices of the Company or any malfeasance by any executive officer of the
Company or any Subsidiary.

                SECTION 4.10  EMPLOYEE BENEFIT PLANS.

                  (a)   Section 4.10(a) of the Company Disclosure Letter
lists:

                        (i) all employee benefit plans (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, relocation, fringe benefit, retiree medical or life insurance (or other insurance), supplemental executive retirement plans, health, welfare, severance or other benefit plans, programs, trusts or arrangements, and all employment, change in control, termination, severance, compensation or other contracts, and

                        (ii) all contracts between the Company or any of its
Affiliates and any employee, officer, director, consultant or other service provider of the Company or of any Subsidiary, including any contracts or change in control arrangements relating to a sale of the Company

(1) in the case of each of (i) and (ii), established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Internal
Revenue Code of 1986, as amended (the "Code") or Section 4001 of ERISA (an
"ERISA Affiliate") on behalf of any Employee, officer, director, consultant, stockholder or other service provider of the Company or any Subsidiary (whether current, former or retired) or their dependents, spouses, or beneficiaries or
(2) with respect to which the Company or any of its Subsidiaries has or could

                                       A-21

have any liability (collectively, the "Plans"). No Plan is maintained outside of the jurisdiction of the United States.

                  (b) Each Plan is in writing and the Company has delivered to
Parent a true and correct copy of (i) each Plan (including all amendments), (ii)
the 2004 and 2005 annual reports (Form 5500) filed with the Internal Revenue
Service (the "IRS"), if any, (iii) the most recent summary plan description for each Plan for which a summary plan description is required by applicable Law,
(iv) the three most recent actuarial reports or valuations, if any, relating to a Plan and (v) the most recent determination letter or opinion letter issued by the IRS with respect to any Plan that is intended to qualify under Section
401(a) of the Code.

                  (c) Except as set forth in Section 4.10(c) of the Company
Disclosure Letter, none of the ERISA Affiliates, the Company, any Subsidiary or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any liability, directly or indirectly with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA,
including any "multiemployer plan" (within the meaning of Sections 3(37) or
4001(a)(3) of ERISA or Section 414(f) of the Code) (a "Multiemployer Plan") or
any single employer pension plan (within the meaning of Section 4001(a)(15) of
ERISA) that is subject to Sections 4063, 4064 and 4069 of ERISA.

                  (d) The Company, any Subsidiary, each ERISA Affiliate, each
Plan and each "plan sponsor" (within the meaning of Section 3(16) of ERISA) of each "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) has complied in all material respects with the requirements of Section 4980B of the
Code and Title I, Subtitle B, Part 6 of ERISA.

                  (e) Each Plan complies in form and has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws. No Action is pending or, to the Company's knowledge, threatened, with respect to any Plan, any trustee or fiduciaries thereof, the
Company, any Subsidiary, any ERISA Affiliate, any Employee, officer or director thereof, or any of the assets of any trust of any of the Plans (other than immaterial claims for benefits in the ordinary course) and, to the Company's knowledge, no fact or event exists that would give rise to any such Action.

                  (f) Each Plan that is intended to be qualified under Section
401(a) of the Code is so qualified and has timely received a favorable determination letter from the IRS upon which it may rely (or the Company and the
Subsidiaries are entitled to rely on a favorable opinion or advisory letter issued by the IRS in accordance with Revenue Procedure 2005-16 with respect to the qualified status of the plan document), and no fact or event has occurred since the date of such determination letter or opinion letter from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan.

                  (g) With respect to each Plan: (i) all payments required by the Plan, any contract, or by Law (including all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been made or provided for by the Company as applicable, in accordance with the provisions of each of the Plans, applicable Law and GAAP; (ii) no non-exempt
"prohibited transaction," within the meaning of Section 4975 of the Code and

                                       A-22

Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the Plan; (iii) no Plan is under, and the Company or the Subsidiary has not received any notice of, an audit or investigation by any Governmental
Authority and no such completed audit, if any, has resulted in the imposition of any Tax or penalty; (iv) with respect to each Plan that is funded mostly or partially through an insurance policy, neither the Company, nor any Subsidiary or ERISA Affiliate (A) has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or (B) is reasonably expected to have such liability with respect to periods through the Effective Time; (v) neither the Company nor any
Subsidiary has incurred and or reasonably expects to incur a material tax or penalty imposed by Section 4980 of the Code or Section 502 of ERISA or any
material liability under Section 4071 of ERISA; or (vi) no fiduciary of any Plan has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any
Plan.

                  (h) Except as set forth in Section 4.10(h)(i) of the Company
Disclosure Letter, the consummation of the Transactions alone, or in combination with a termination of any Employee, officer, director, consultant or other service provider or stockholder of the Company or any Subsidiary (whether current, former or retired) or any other event, will not give rise to any liability under any Plan, including liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any
Employee, officer, director, consultant or other service provider or stockholder of the Company or any Subsidiary (whether current, former or retired) or their dependents, spouses, or beneficiaries. Except as set forth in Section
4.10(h)(ii) of the Company Disclosure Letter, as of the Effective Time, no
amounts payable under any Plan or otherwise will (i) fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code or (ii) result in any payment that would not be deductible under Section 162(m) of the Code. No
Plan or other agreement provides any Employee, officer, director, consultant or other service provider or stockholder of the Company or any Subsidiary with any amount of additional compensation if such individual is provided amounts subject to excise or additional taxes imposed under Sections 409A or 4999 of the Code.

                  (i) Neither the Company, nor any Subsidiary or ERISA Affiliate
maintains, contributes to or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social
Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

                  (j) None of the Company, any Subsidiary, any ERISA Affiliate,
any director, officer or to the Company's knowledge, Employee thereof has made any promises or commitments, whether legally binding or not, to create any additional plan, contract or arrangement, or to modify or change in any material way any existing Plan. No event, condition or circumstance exists that could reasonably be expected to result in a material increase of the benefits provided under any Plan or the expense of maintaining any Plan from the level of benefits or expense incurred for the most recent fiscal year ended before the Effective
Time. No event, condition or circumstance exists that would prevent the amendment or termination of any Plan.

                                       A-23

                  (k) Any individual who performs or performed services for
Company and who is not treated as an employee for federal income tax purposes by
Company or any of the Subsidiaries is not an employee under applicable Law or for any purpose, including, without limitation, for Tax withholding purposes or
Plan purposes; Company and the Subsidiaries have no liability by reason of an individual who performs or performed services for Company or any of the
Subsidiaries in any capacity being improperly excluded from participating in a
Plan; and each of the Employees of Company and the Subsidiaries has been properly classified by Company and the Subsidiaries as "exempt" or "non-exempt"
under applicable Law.

                  (l) Neither the Company, nor any Subsidiary or ERISA Affiliate
has any unfunded liabilities pursuant to any Plan that is not intended to be qualified under Section 401(a) of the Code and that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or an excess benefit plan. Each Plan that is a
"nonqualified deferred compensation plan" (as defined under Section 409A(d)(1)
of the Code) has been operated and administered in good faith compliance with
Section 409A of the Code and the guidance provided thereunder from the period beginning January 1, 2005 through the date hereof and no such Plan which was in effect prior to October 2, 2004, which the Company determined to not be subject to Section 409A of the Code, has been materially modified since October 2, 2004.

                  (m) There are no loans by the Company or any of its
Subsidiaries to any Employee, officer, director, consultant or other service provider or stockholder of the Company or any Subsidiary outstanding, and there have never been any loans or extensions of credit by the Company or any of its
Subsidiaries in violation of Section 402 of the Sarbanes-Oxley Act, or subject to Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                SECTION 4.11  LABOR MATTERS.

                  (a) Except as set forth in Section 4.11(a) of the Company
Disclosure Letter, neither the Company nor any Subsidiary (i) has been or is a party to any collective bargaining or other labor union contract or (ii) has recognized or bargained with any union or labor organization.

                  (b) Except as set forth in Section 4.11(b) of the Company
Disclosure Letter, there has not been, nor is there pending, or, to the
Company's knowledge, threatened:

                        (i) any strike, slowdown, picketing, work stoppage
or material dispute by or with respect to any employees of the Company or any
Subsidiary (collectively, "Employees"),

                        (ii) any Action against or affecting the Company or
any of its Subsidiaries relating to a violation or alleged violation of any Law relating to or establishing standards of conduct with respect to labor relations or employment matters (collectively, "Employment Laws"), including any material charge or complaint filed by an employee or union with the National Labor
Relations Board, the Equal Employment Opportunity Commission, the Department of
Labor or any other Governmental Authority or in any grievance or arbitration process,

                                       A-24

                        (iii) any union organizing activity by any Employees,

                        (iv) any labor or employment dispute against or
affecting the Company or any of the Subsidiaries, or the premises of the
Company or any of the Subsidiaries,

                        (v) any petition or application for certification
of a collective bargaining agent to represent any of the Employees, or

                        (vi) any campaign, demand, request or other activity
by any union or labor organization to organize or represent any of the
Employees.

                  (c) No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. Except as set forth in Section 4.11(c) of the Company Disclosure Letter, there are no controversies pending or, to the Company's knowledge, threatened, between the
Company or any Subsidiary and any of the Employees. There is no lockout of any
Employees, and no such action is contemplated by the Company or any Subsidiary.
Neither the Company nor any Subsidiary is liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any Employment Laws.

                  (d) No officer or key Employee or group of Employees has
expressed any intention of terminating his or her employment in any capacity and the Company and its Subsidiaries have no present intention to terminate the employment of any officer or key Employee.

                  (e) The Company and the Subsidiaries are employing all of
their Employees in compliance in all material respects with all applicable Laws relating to employment and employment practices, including, without limitation, all applicable Laws related to taxation, employment standards, workers'
compensation, terms and conditions of employment, occupational health and safety, disability benefits, wages and hours, termination of employment, human rights, pay equity, employment equity, and, where applicable, the Worker
Adjustment and Retraining Notification Act. The Company and the Subsidiaries are
not in breach of any such Laws and there are no pending, outstanding or threatened proceedings thereunder. There has been no harassment, discrimination, retaliatory act or similar claim, action or proceeding against the Company or any of its Subsidiaries or any of its or their officers, directors or Employees.

                  (f) No Employee or former Employee of the Company is owed or has filed an administrative complaint or Action alleging the Employee or former
Employee is owed any wages, benefits or other compensation for past services
(other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and accrued vacation).

                  (g) Section 4.11(g) of the Company Disclosure Letter sets
forth a complete and correct list of all agreements (including, without limitation, employment, retention, change of control, consulting or severance agreements) between the Company or any Subsidiary and any current or former

                                       A-25

Employee or consultant/contractor whose compensation or severance benefits exceeded $100,000 during the fiscal year ended December 31, 2006 and which may not be terminated at will, or by giving notice of 30 days or less, without cost or penalty. The Company has delivered to Parent true, correct and complete copies of each such agreement, as amended to date. The employment of each
Employee is terminable at the will of the Company or its Subsidiaries. Each former Employee whose compensation or severance benefits exceeded $100,000 during the last year of such Employee's employment with the Company or any
Subsidiary signed a general release in favor of the Company or such Subsidiary, as applicable, upon termination of such Employee's employment therewith, releasing all claims by such Employee against the Company and its Subsidiaries.

                SECTION 4.12 PROXY STATEMENT. At the date the Proxy Statement
(or any amendment or supplement thereto) is first mailed to stockholders of the
Company the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no representation or warranty is made by the Company with respect to any information contained in the
Proxy Statement that is based on, and in conformity with, information supplied in writing by Parent, Merger Sub or any of Parent's or Merger Sub's
representatives expressly for inclusion in the Proxy Statement). The Proxy
Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub in writing for inclusion in the
Proxy Statement.

                SECTION 4.13  PROPERTY; LEASES.

                  (a) Section 4.13(a) of the Company Disclosure Letter contains a true, correct and complete list of, and describes briefly, (i) all real property and interests in real property, including improvements thereon and easements appurtenant thereto owned in fee by the Company and the Subsidiaries
(collectively, the "Owned Real Property"), and (ii) all real property and interests in real property leased or subleased by the Company and the
Subsidiaries from or to any person or otherwise having any right, title or interest in or to or any liability with respect thereto (collectively, the
"Leased Real Property" and, together with the Owned Real Property, being referred to herein collectively as the "Real Property") and briefly describes the current use or non-use, as the case may be, of such Leased Real Property.
The list set forth in Section 4.13(a) of the Company Disclosure Letter:

                        (i) contains, with respect to each of the Leased
Real Properties, all existing leases, subleases, licenses or other occupancy contracts to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound, and all amendments, modifications, extensions and supplements thereto (collectively, the "Tenant
Leases"), regardless of whether the terms thereof have commenced; and

                        (ii) sets forth, with respect to each Tenant Lease,
as of the date of this Agreement, (A) the name of the tenant, (B) the space demised, (C) the monthly fixed rent and the date through which it has been paid,
(D) the unapplied amount of the security deposit (if any), (E) the expiration date, and (F) any arrears of rents or other payments and the amount thereof.

                                       A-26

Such list (including all explanatory footnotes thereto) is true, correct and complete in all material respects.

                  (b) The Company and the Subsidiaries have good and marketable fee simple title to all Owned Real Property, free and clear of all Encumbrances, except (A) those Encumbrances set forth in Section 4.13(b) of the Company
Disclosure Letter and (B) Permitted Encumbrances. The Real Property constitutes all interests in real property currently used, occupied or currently held for use in connection with the respective businesses of the Company and the
Subsidiaries and that are necessary for the continued operation in all material respects of the respective businesses of the Company and the Subsidiaries as such businesses are currently conducted. To the Company's knowledge (i) all of the Real Property, fixtures and improvements thereon owned or leased by the
Company and the Subsidiaries are in good operating condition without structural defects, (ii) all mechanical and other building systems located thereon are (A)
in good operating condition, and no condition exists requiring material repairs, alterations or corrections, (B) suitable, sufficient and appropriate in all respects for their current and contemplated uses in all material respects, and
(iii) none of the improvements located on the Real Properties or uses being made of the Real Properties constitute a legal non-conforming use or otherwise require any special dispensation, variance or special Permit under any Laws. The
Company has made available to Parent true, correct and complete copies of (i)
all deeds, title reports and surveys for the Owned Real Properties in the
Company's possession or control and (ii) the Tenant Leases, together with all amendments, modifications or supplements, if any, thereto. The Owned Real
Properties are not subject to any leases, rights of first refusal, options to purchase or rights of occupancy, except as set forth in Section 4.13(b) of the
Company Disclosure Letter.

                  (c) The Company and the Subsidiaries, as applicable, have, and after the Effective Time, will continue to have, a valid and enforceable leasehold interest under each of the Tenant Leases until the termination or expiration of such interest, free and clear of all Encumbrances other than
Permitted Encumbrances, and each of the Tenant Leases is, and after the
Effective Time, to the Company's knowledge, will continue to be, in full force and effect until the termination or expiration of such interest. The Company and the Subsidiaries, as applicable, are not in default under any Tenant Lease, and to the Company's knowledge, no events have occurred and, to the Company's knowledge, no circumstances exist that, if not remedied, whether with or without notice or the passage of time or both, would result in such a default. Neither the Company nor any Subsidiary has received or given any notice of any default
(after giving effect to any applicable notice and cure period) or event that with notice or lapse of time, or both, would constitute a default (after giving effect to any applicable notice and cure period) by the Company or any
Subsidiary under any of the Tenant Leases which event or default remains uncured and, to the Company's knowledge, no other party is in default (after giving effect to any applicable notice and cure period) thereof, and no party to the
Tenant Leases has exercised any termination rights with respect thereto. Except as otherwise set forth in Section 4.13(c) of the Company Disclosure Letter, all
leasing, brokerage, finder and other similar fees and commissions that are due and payable by the Company or any of the Subsidiaries with respect to the Tenant
Leases have been paid in full. A true, correct and complete copy of each Tenant
Lease has been furnished or made available to Parent. Each of the Tenant Leases

                                       A-27

constitutes the entire agreement between the Company or one of the Subsidiaries, as applicable, and each other party thereto, and neither the Company nor any of the Subsidiaries has made any oral promises or agreements amending or modifying the same. Except as set forth in Section 4.13(c) of the Company Disclosure
Letter, none of the Tenant Leases in which the Company or any of the
Subsidiaries is a tenant contain any rights of recapture or any limitation on the use of the applicable Leased Real Property.

                  (d) There are no options, rights of first refusal or first offer to purchase or contracts of sale for all or any part of the interest of the Company or the Subsidiaries in, to and under any Tenant Lease.

                  (e) Section 4.13(e) of the Company Disclosure Letter contains a true, correct and complete list of all of the most recent title insurance policies ("Existing Title Policies") in the Company's possession or control issued by a title insurer insuring title to the Real Property. A true, correct and complete copy of each Existing Title Policy has been furnished or made available to Parent. Except as set forth in Section 4.13(e) of the Company
Disclosure Letter, the Existing Title Policies in the Company's possession or control are in full force and effect and no claim has been made under any of the
Existing Title Policies.

                  (f) Except as set forth in Section 4.13(f) of the Company
Disclosure Letter:

                        (i) none of the Owned Real Property is now damaged
or injured as a result of any fire, explosion, accident or other casualty that is not adequately insured against under the insurance policies maintained by the
Company or the Subsidiaries with respect to the Owned Real Property, and

                        (ii) none of the Leased Real Property is now damaged
or injured as a result of any fire, explosion, accident or other casualty that, to the Company's knowledge, is not adequately insured against under the insurance policies maintained by the lessor of the Leased Real property, and

                        (iii) all work to be performed, payments to be made
and actions to be taken by the Company or any of the Subsidiaries and any subleases of either the Company or any of the Subsidiaries on or prior to the date of this Agreement pursuant to any Order in connection with a site plan, approval, zoning reclassification or similar action relating to any of the Real
Property, has been performed, paid or taken, as the case may be, in all material respects and, to the Company's knowledge, there is not any planned or proposed work, payment or action that may be required after the date hereof pursuant to any such Order, and

                        (iv) The current use and operation of the Owned Real
Property by the Company and the Subsidiaries does not violate in any material respect any restrictive covenants of record affecting any of such Owned Real
Property and neither the Company nor any Subsidiary is in default of the payment of any common area maintenance or similar payments or reimbursements thereunder.
To the Company's knowledge, the current use and operation of the Leased Real
Property by the Company and the Subsidiaries does not violate in any material respect any restrictive covenants of record affecting any of such Leased Real

                                       A-28

Property. Neither the Company nor any Subsidiary is in default of the payment of any common area maintenance or similar payments or reimbursements owned by the
Company or any Subsidiary with respect to the Leased Real Property. All reciprocal easement contracts, conditions and restrictions and similar public or private restrictive covenants to which any of the Real Property is subject have not been violated and are set forth in Section 4.13(f) of the Company Disclosure
Letter; provided, however, that the representations and warranties in this sentence with respect to the Leased Real Property are only to the Company's knowledge. Except as set forth in Section 4.13(f) of the Company Disclosure
Letter, to the Company's knowledge, there exist no outstanding requirements or recommendations by (i) any insurance company currently insuring any Real
Property, (ii) any board of fire underwriters or other body exercising similar functions with respect to any Real Property or (iii) the holder of any
Encumbrance on any Real Property, in each such case that require or recommend any repairs or work of any material nature be performed on such Real Property.

                  (g) Set forth in Section 4.13(g) of the Company Disclosure
Letter is a true, correct and complete list of all material plans and specifications relating to the Real Property in the possession of the Company or any of the Subsidiaries. True, correct and complete copies of such material plans and specifications in the possession of the Company have been furnished or made available to Parent. To the Company's knowledge, permanent certificates of occupancy covering all portions of the Owned Real Property that are improved and occupied, permitting such improvements to be legally used and occupied in their current manner, have been issued by the appropriate Governmental Authority and have not been withdrawn, revoked or suspended. True, correct and complete copies of such certificates of occupancy in the possession of the Company have been furnished or made available to Parent. To the Company's knowledge, there does not exist and there has not occurred since the Company's acquisition of the
Owned Real Property any alteration, improvement or change in the use of any building or other improvement in the Owned Real Property that would require, the issuance of any new or amended certificate of occupancy. No Owned Real Property is and, to the Company's knowledge, no Leased Property is, or, with respect to the Real Property, to the Company's knowledge, will be, subject to zoning, use or building code restrictions that would prohibit, and no state of facts exists with respect to the Owned Real Property and, to the Company's knowledge, no state of facts exist with respect to the Leased Real Property or, with respect to the Real Property, to the Company's knowledge, will exist, that would prevent the continued ownership, leasing or use of such real property in its business as now conducted and proposed to be conducted. Without limiting the foregoing, (i)
with respect to the Owned Real Property there is no pending and, to the
Company's knowledge, with respect to the Leased Real Property there is no pending or with respect to the Real Property, to the Company's knowledge, threatened, condemnation or eminent domain Action affecting the Owned Real
Property and/or Leased Real Property, as applicable, that would reasonably be expected to affect the use, operation, maintenance or enjoyment of thereof in any material respect, (ii) to the Company's knowledge, there are no plans of a
Governmental Authority to change the highway or road system in the vicinity of the Real Property or to restrict or change access from any such highway or road to the Real Property that could adversely affect access to any roads providing a means of ingress to or egress from the Real Property, and (iii) to the Company's knowledge, there is no pending or proposed Action to change or redefine the zoning classification of all or any portion of any of the Real Property.

                                       A-29

                  (h) Except as set forth in Section 4.13(h) of the Company
Disclosure Letter, no Action seeking a reduction in real estate Taxes imposed upon the Real Property or the assessed valuation thereof (or any portion thereof) (i) has been settled during the period in which the Real Property has been owned or leased, as the case may be, by the Company or any of the
Subsidiaries or (ii) is currently pending; provided, however, with respect to the Leased Real Property, the representations made in this Section 4.13(h) are only to the Company's knowledge.

                  (i) Except as set forth in Section 4.13(i) of the Company
Disclosure Letter, there are no restrictions on the rights of the Company and/or the Subsidiaries to mortgage their interests in the Real Property.

                SECTION 4.14  CONTRACTS.

                  (a) Section 4.14(a) of the Company Disclosure Letter lists the following contracts to which any of the Company or the Subsidiaries is a party or by which it is bound:

                        (i) any contract (or group of related contracts)
involving the performance of services or the purchase of goods, materials or other assets by or to the Company or any of the Subsidiaries, the performance of which will involve (A) annual payments to or from the Company and the
Subsidiaries of $250,000 or more, or (B) aggregate payments (including termination penalties) to or from the Company and the Subsidiaries of $1,000,000 or more;

                        (ii) any contract concerning a partnership, limited
liability company or joint venture;

                        (iii) any contract (or group of related contracts)
under which it has (x) created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $500,000 or (y) imposed an Encumbrance on any of its assets, tangible or intangible;

                        (iv) any contract concerning confidentiality or
noncompetition or that limits or otherwise restricts the Company or any of the
Subsidiaries or that would, after the Effective Time, limit or restrict Parent, the Surviving Corporation or any of the Subsidiaries or any successor thereto or any of their respective Affiliates, from engaging or competing in any line of business or in any geographic area, including any contract containing any
"radius clause" applicable to markets in which the Company has operations;

                        (v) any contract relating to collective bargaining
or employee association;

                        (vi) any contract for the employment of any
individual on a full-time, part-time, consulting, or other basis who is an officer or director of the Company or any of the Subsidiaries or any Affiliate
of any of them, or that provides for annual compensation in excess of $100,000 or any severance benefits;

                                       A-30

                        (vii) any contract under which the Company or any of
the Subsidiaries has advanced or loaned any amount to any of its directors, officers or employees;

                        (viii) any contract under which the consequences
of a default or termination could reasonably be expected to have a Company
Material Adverse Effect;

                        (ix) any other contract (or group of related
contracts) the performance of which involves aggregate consideration in excess of (A) $250,000 or more annually, or (B) $1,000,000 or more in the aggregate;

                        (x) any contract that relates to any proposed
Acquisition Proposal as to which discussions have not been terminated prior to the date of this Agreement, including all commitments containing confidentiality, standstill, non-solicitation or similar provisions;

                        (xi) any contract to which the Company or any of the
Subsidiaries has continuing indemnification obligations or potential liability;

                        (xii) any contract providing for the sale or exchange
of, or option to sell or exchange, any Property, or for the purchase or exchange of, or option to purchase or exchange, any real estate;

                        (xiii) any contract for the acquisition or
disposition, directly or indirectly (by merger or otherwise), of assets or
Equity Interests of another person for aggregate consideration in excess of
$500,000, in each case other than in the ordinary course of business;

                        (xiv) any contract pursuant to which the Company or
any of the Subsidiaries manages any real property;

                        (xv) any advertising or other promotional contract
providing for payment by the Company or any Subsidiary of $250,000 or more;

                        (xvi) any license, royalty or other contract
concerning Intellectual Property (other than shrink-wrap software and databases licensed to the Company or to any of the Subsidiaries under nonexclusive software licenses granted to end-user customers by third parties in the ordinary course of business of such third parties' businesses), such Company Disclosure
Letter indicating, in the case of any such license, whether the Company or any of the Subsidiaries is the licensee or licensor; and

                        (xvii) each amendment, supplement and
modification (whether written or oral) in respect of any of the foregoing.

                  (b) The Company has made available to Parent a correct and complete copy of each written contract listed in Section 4.14(a) of the Company
Disclosure Letter and a written summary setting forth the terms and conditions of each oral contract referred to in Section 4.14(a) of the Company Disclosure
Letter. With respect to each such contract (except as set forth in Section
4.14(a) of the Company Disclosure Letter): (i) the contract is legal, valid, binding, enforceable, and in full force and effect; (ii) the contract will continue to be legal, valid, binding, enforceable, and in full force and effect

                                       A-31

on identical terms following the Effective Time; (iii) no party is in breach or default, and no event has occurred that with the passage of time or giving of notice would constitute a breach or default, or permit termination, modification, or acceleration, under the contract; and (iv) no party has repudiated any provision of the contract.

                SECTION 4.15  INTELLECTUAL PROPERTY

                (a) Section 4.15(a) of the Company Disclosure Letter contains a detailed description of all Intellectual Property (a) owned by the Company or any of the Subsidiaries (the "Company Intellectual Property") or (b) licensed, used or held for use by the Company or any of the Subsidiaries in the conduct of their businesses ("Licensed Intellectual Property"). The Company and the
Subsidiaries have (i) all right, title and interest in and to all Company
Intellectual Property, free and clear of all Encumbrances, other than Permitted
Encumbrances and (ii) all necessary proprietary rights in and to all
Intellectual Property, including Licensed Intellectual Property, used in, necessary for, or held for use in, their businesses as now conducted and as proposed to be conducted, free and clear of all Encumbrances, other than
Permitted Encumbrances. Except as set forth in Section 4.15(a) of the Company
Disclosure Letter, there are no outstanding contracts or Orders relating to the
Company Intellectual Property. Neither the Company nor any of the Subsidiaries
(y) is bound by or a party to any contract of any kind with respect to the
Intellectual Property of any other person, except with respect to a license contract regarding Licensed Intellectual Property or (z) has received any communication alleging that it has infringed or, by conducting its business as proposed, would infringe the Intellectual Property rights of any third person.
Neither the execution and delivery of this Agreement nor the carrying on of the
Company's and the Subsidiaries' businesses as currently conducted or proposed to be conducted will infringe the Intellectual Property rights of any person;
alter, impair or require the consent of any other person in respect of any
Company Intellectual Property or Licensed Intellectual Property; or conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract by which the Company or any of the
Subsidiaries is bound or to which it is a party. To the Company's knowledge, there has been, and there is no unauthorized use, infringement or misappropriation of the Company Intellectual Property or Licensed Intellectual
Property by any third party (including licensees, retailers, employees, former employees and contract workers). All of the rights within the Company
Intellectual Property and Licensed Intellectual Property are valid, enforceable and subsisting, and there is no claim or demand of any person pertaining to, or any Action that is pending or, to the Company's knowledge, threatened, that challenges the rights of the Company or its Subsidiaries in respect of any
Company Intellectual Property or Licensed Intellectual Property or the validity, enforceability or effectiveness thereof. No person has any option with respect to Company Intellectual Property. The Company Intellectual Property and the
Licensed Intellectual Property constitute all Intellectual Property necessary for the operation of the Company's and Subsidiaries' respective businesses as currently conducted or proposed to be conducted. Neither the Company nor any
Subsidiary is in default (or would with the giving of notice or lapse of time be in default) under any material license to use any of the Licensed Intellectual
Property.

                (b) Except as set forth on Section 4.15(b) of the Company
Disclosure Letter, neither the Company nor any Subsidiary is a party to any contracts with respect to the Company Intellectual Property. Section 4.15(b) of
the Company Disclosure Letter sets forth, with respect to each such contract,

                                       A-32

(i) description of the products for which such Company Intellectual Property may be used, (ii) the inception date and termination date, and (iii) territory and, except as set forth on Section 4.15(b) of the Company Disclosure Schedule, there are no contracts relating to options to extend licenses, royalty percentages, minimum requirements under licenses or the other matters described in this sentence. The royalty fee percentage specified in each license remains in effect, is being paid when due and has not been reduced, modified, waived or otherwise affected by any license "side letter," modification, amendment, waiver or suspension, in whole or in part. No right of rescission, counterclaim or defense has been asserted by a licensee with respect to a license. There are no contract limitations prohibiting the Company, any Subsidiary or any of their respective Affiliates from operating their respective businesses or granting any licenses in any geographic area or location, except as expressly set forth in the licenses. There are no material disputes with any licensees.

                SECTION 4.16  TAXES.

                  (a) The Company and the Subsidiaries have (i) filed all
federal, state, local and foreign Tax returns and reports required to be filed by them (collectively, "Tax Returns"), and all such Tax Returns were correct and complete in all material respects, and (ii) paid and discharged all Taxes required to be paid or discharged. The Company and the Subsidiaries have paid all Taxes due whether or not shown on a Tax Return. The most recent financial statements contained in the SEC Reports reflect an adequate reserve for all
Taxes payable by the Company or any Subsidiary for all taxable periods or portions thereof through the date of such financial statements. Since the date of the most recent financial statements contained in the SEC Reports, no Taxes have accrued with respect to the Company or any Subsidiary other than Taxes accrued in the ordinary course of business. The Company and the Subsidiaries have duly and timely withheld all Taxes required to be withheld by them and such withheld Taxes have been duly and timely paid to the proper taxing authority.
Section 4.16(a) of the Company Disclosure Letter lists all income and other material Tax Returns filed with respect to any of the Company and the
Subsidiaries for taxable periods ended on or after December 31, 2001, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Parent has been furnished by the Company with true and complete copies of all filed federal, state and local income or franchise Tax Returns and state sales and use Tax Returns for or including the
Company and each of the Subsidiaries for all periods after December 31, 2001.

                  (b) Except as described in Section 4.16(b) of the Company
Disclosure Letter:

                        (i) no contract or other document waiving or
extending the statute of limitations or the period of assessment or collection of any Taxes has been filed or entered into by the Company or any of the
Subsidiaries with any taxing authority;

                        (ii) no taxing authority is now asserting or, to the
Company's knowledge, threatening to assert against the Company or any of the
Subsidiaries any deficiency or claim for additional Taxes;

                                       A-33

                        (iii) there are no pending audits of the Company or
any of the Subsidiaries by any taxing authority nor are there any Actions currently being conducted with respect to any issue relating to Taxes; and

                        (iv) there are no Encumbrances for Taxes (other than
Taxes not yet due and payable) upon any of the assets of the Company or any
Subsidiary.

                  (c) Neither the Company nor any Subsidiary is a party to any contract providing for the allocation or sharing of, or indemnification from,
Taxes with any party other than the Company and/or one or more of the
Subsidiaries. Neither the Company nor any Subsidiary has any liability for the
Taxes of another person (other than the Company and the Subsidiaries) under
Treasury Regulations ss. 1.1502-6 (or similar provision of state, local or foreign law), or as transferee or successor, by contract, or otherwise. There are no outstanding requests by the Company or any Subsidiary for any Tax ruling from any taxing authority and neither the Company nor any Subsidiary has (i)
received a Tax ruling or (ii) entered into any closing agreement or other similar contract with a taxing authority relating to Taxes of the Company or any
Subsidiary, in each case, effective with respect to a taxable period for which the statute of limitations is still open or a taxable period ending after the date of the Closing. The Company is not, nor was it any time during the five-year period ending on the date on which the Effective Time occurs, a
"United States real property holding corporation" within the meaning of Section
897(c) of the Code; at the Closing, Parent shall be provided with a certificate of the Company to that effect that complies with the Treasury Regulations under
Sections 897 and 1445 of the Code. The utilization of the net operating losses and tax credits of the Company and the Subsidiaries is not subject to any limitation under Section 382 or Section 383 of the Code or the "separate return limitation year" rules of the consolidated return regulations. Neither the
Company nor any Subsidiary has distributed the stock of another company in a transaction that was purported or intended to be governed by Section 355 or
Section 361 of the Code. Neither the Company nor any Subsidiary has engaged in any listed or other reportable transaction within the meaning of Treasury
Regulations ss. 1.6011-4(b).

                  (d) No tax authority of a jurisdiction in which the Company or any Subsidiary does not file Tax Returns has questioned whether, or asserted that, it may be obligated to file Tax Returns in that jurisdiction. Neither the
Company nor any Subsidiary is a party to any tax sharing agreement. Neither the
Company nor any Subsidiary has been or is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign tax law by reason of any change in any accounting method, there is no application pending with any taxing authority requesting permission for any change in any accounting method for Tax purposes and no taxing authority has proposed any such adjustment or change in accounting method. Neither the Company nor any Subsidiary will be required to include in the gross income of a taxable period ending after the date of the Closing income or gain attributable to cash received, or an account receivable that arose, in a prior taxable period and that was not recognized in that prior taxable period, as a result of the installment method, the completed contract method or the cash method of accounting or any other method of accounting that defers the recognition of income. The Company and each of its Subsidiaries has fully complied with all statutes and regulations relating to the accounting for and paying over of unclaimed or abandoned funds and other property.

                                       A-34

                SECTION 4.17 ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in Section 4.17(a) of the Company
Disclosure Letter, all of the current and past operations of the Company and the
Subsidiaries, including any operations of the Company or its Subsidiaries at any
Property, comply in all material respects, and have at all times during the
Company's or any Subsidiary's ownership or operation thereof, complied in all material respects with all applicable Environmental Laws. Except as set forth in
Section 4.17(a) of the Company Disclosure Letter, neither the Company, nor, to the Company's knowledge, any other person has engaged in, authorized, allowed or suffered any operations or activities upon any Property involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping or disposal of any Hazardous Substances at, on, under or from such Property except in material compliance with all applicable Environmental Laws.

                  (b) Except as set forth in Section 4.17(b) of the Company
Disclosure Letter, there are no Hazardous Substances in, on, over, under, at or from the Owned Real Property or to the Company's knowledge, at any Leased Real
Property or any Property formerly owned, leased, managed or operated by the
Company or any Subsidiary at concentrations that would materially violate applicable Environmental Laws or would reasonably be likely to result in the imposition of material Environmental Liabilities on the Company or any
Subsidiary.

                  (c) Except as set forth in Section 4.17(c) of the Company
Disclosure Letter, no Owned Real Property nor, to the Company's knowledge, any
Leased Real Property and any Property formerly owned, leased, managed or operated by the Company or any Subsidiary and any real property at which the
Company or any Subsidiary has disposed of Hazardous Substances, is listed or proposed for listing on the National Priorities List pursuant to the
Comprehensive Environmental Response, Compensation and Liability Act, 42. U.S.C.
ss. 9601 et seq., or any similar inventory of sites maintained by any state or locality. Except as set forth in Section 4.17(c) of the Company Disclosure
Letter, neither the Company nor any Subsidiary has received any notice from any
Governmental Authority or third party of, or is currently subject to, any actual or threatened material Environmental Liabilities.

                  (d) Except as set forth in Section 4.17(d) of the Company
Disclosure Letter, to the Company's knowledge, there are no underground storage tanks or Hazardous Substances (other than Hazardous Substances for use in the ordinary course of business that are stored, issued and maintained in accordance and compliance in all material respects with applicable Environmental Laws and which are set forth in Section 4.17(d) of the Company Disclosure Letter) in, on,
under or at the Property.

                  (e) Except as set forth in Section 4.17(e) of the Company
Disclosure Letter, no conditions have arisen at any Owned Real Property since the Company's or any Subsidiary's acquisition of the Owned Real Property that require, or that with the giving of notice or the passage of time or both will reasonably likely require, remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws. Except as set forth in Section
4.17(e) of the Company Disclosure Letter, to the Company's knowledge, no conditions have arisen at any Leased Real Property since the Company's lease of the Leased Real Property that require, or that with the giving of notice or the passage of time or both will reasonably be likely to require, remedial or corrective action, removal, monitoring or closure pursuant to the Environmental
Laws.

                                       A-35

                  (f) Except as set forth in Section 4.17(f) of the Company
Disclosure Letter, neither the Company nor any Subsidiary has contractually or, to the Company's knowledge, by operation of law assumed or succeeded to any
Environmental Liabilities of any predecessors or any other person.

                  (g) The Company has provided to Parent all material written environmental reports, assessments, audits, studies, investigations, data,
Environmental Permits and other written environmental or worker health and safety information in its custody, possession or control concerning the Company, the Subsidiaries and the Property.

                  (h) The representations in this Section 4.17, Sections 4.06(a)
and 4.07 are the sole and exclusive representations and warranties concerning environmental matters, environmental compliance or the environmental condition of the Property.

                SECTION 4.18 BROKERS. Except as provided in the agreement, dated
May 3, 2007, between the Company and Piper Jaffray & Co., a true and complete copy of which has been delivered to Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

                SECTION 4.19  INSURANCE.

                  (a) Section 4.19(a) of the Company Disclosure Letter contains a true and complete list of all insurance policies (including policies providing property, liability, workers' compensation, and bond & surety arrangements) and other forms of insurance required by Law, owned or held by or for the benefit of the Company or any Subsidiary or for the benefit of their respective directors, officers or employees (the "Policies"). True and complete copies of the Policies have been furnished or made available to Parent. The Policies are of such types and in such amounts and for such risks, casualties and contingencies as is reasonable based upon the business of the Company and the Subsidiaries, as currently conducted.

                  (b) Section 4.19(b) of the Company Disclosure Letter contains a true and complete list of all pending claims in excess of $100,000 made pursuant to each of the Policies or pursuant to any predecessor policy and identifies any claims made pursuant to such policies where coverage was denied by the insurer. The aggregate amount of all pending claims of $100,000 or less made pursuant to each of the Policies or pursuant to any predecessor policy is less than $100,000. Other than as set forth in Section 4.19(b) of the Company
Disclosure Letter, there is no claim under any Policy as to which coverage has been denied or disputed by the applicable insurer or in respect of which such insurer has reserved its rights.

                  (c) Each Policy is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect. Neither the Company nor any Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under any Policy. To

                                       A-36

the Company's knowledge, no insurer on any Policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

                  (d) No notice of cancellation or termination has been received with respect to any Policy and there are no historical gaps in coverage nor have policy limits been exhausted or significantly diminished.

                  (e) The Policies are sufficient for compliance with all
requirements of Law and of all contracts to which the Company or the
Subsidiaries are parties or otherwise bound.

                  (f) After the Effective Time, the Company shall continue to have coverage under the Policies with respect to events occurring prior to the
Effective Time and the Company or the Subsidiaries will be entitled to the benefit of the Policies.

                  (g) After the Effective Time, no premiums or other payments will be due in respect of the Policies for periods prior to the Effective Time.

                SECTION 4.20 SUPPLIERS AND RETAILERS. Section 4.20 of the
Company Disclosure Letter sets forth a complete and accurate list of the twenty suppliers with the greatest dollar volume of sales to the Company and the
Subsidiaries and the twenty retailers with the greatest dollar volume of purchases from the Company and its Subsidiaries, in each case during the fiscal year ended December 31, 2006, showing the approximate total purchases and sales in dollars by the Company and the Subsidiaries from each such vendor and to each such retailer during such fiscal year. Since January 1, 2006, to the Company's knowledge, there has been no material adverse change in the business relationship of the Company or any of the Subsidiaries with any vendor or retailer named on Section 4.20 of the Company Disclosure Letter.

                SECTION 4.21 TANGIBLE PERSONAL PROPERTY. Except as could not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect, the Company and the Subsidiaries have legal and valid title to, or in the case of leased assets and properties, valid and subsisting leasehold interests in, all of the material tangible personal assets and properties used or held for use by the Company and the Subsidiaries in connection with the conduct of the business of the Company and the Subsidiaries, free and clear of all Encumbrances other than Permitted Encumbrances. Except as could not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect, all tangible personal property is in good condition, ordinary wear and tear excepted.

                SECTION 4.22 INVENTORIES. The inventories of the Company and its
Subsidiaries consist in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business net of reserves. All of such inventories were acquired in the ordinary course of business and have been replenished in all material respects in the ordinary course of business. All such inventories are valued in accordance with GAAP applied on a basis consistent with the Company's past practices, and provision has been made or reserves have been established in each case in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

                                       A-37

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      As an inducement to the Company to enter into this Agreement, Parent and
Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

                SECTION 5.01 CORPORATE ORGANIZATION. Each of Parent and Merger
Sub is an entity duly organized, validly existing and in good standing under the
Laws of the State of Delaware and has the requisite limited liability company or corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

                SECTION 5.02 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of
Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and
Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors'
rights generally and by principles of equity regarding the availability of remedies.

                SECTION 5.03 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Parent and
Merger Sub do not, and the consummation of the Transactions will not,

                        (i) conflict with or violate the certificate of
incorporation or by-laws or other organizational or governing documents of either Parent or Merger Sub,

                        (ii) assuming that all consents, approvals,
authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or

                        (iii) result in any breach or violation of, or
constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an
Encumbrance on any property or asset of Parent or Merger Sub pursuant to, any contract, Permit or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected,

                                       A-38

except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Transactions or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by Parent and
Merger Sub do not, and the performance of this Agreement by Parent and Merger
Sub will not, require any consent, approval, authorization or Permit of, or filing with, or notification to, any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications, would not prevent or delay consummation of the Transactions, or otherwise prevent Parent or Merger Sub from performing its obligations under this Agreement or for:

                        (i) applicable requirements, if any, of the
Exchange Act,

                        (ii) the filing with the SEC of the Proxy Statement,

                        (iii) any filings required under the rules and
regulations of the NASD, and

                        (iv) filing and recordation of appropriate merger
documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any Subsidiary is qualified to do business.

                SECTION 5.04 PROXY STATEMENT. None of the information supplied by Parent or Merger Sub in writing for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                SECTION 5.05 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was
formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

                SECTION 5.06 OWNERSHIP OF COMPANY EQUITY INTERESTS. As of the
date of this Agreement, neither Parent nor Merger Sub is the beneficial owner of any Equity Interests of the Company.

                SECTION 5.07 SUFFICIENT FUNDS. Parent has delivered to the
Company true and complete copies of the Wells Fargo Century Inc. Letter, dated as of the date hereof, by and among Wells Fargo Century Inc., Parent and Merger
Sub (the "First Debt Letter"), the Ore Hill Fund L.P. Letter, dated as of the date hereof, by and among Ore Hill Fund L.P., Parent and Merger Sub (the "Second
Debt Letter") and the Chase Capital Letter, dated as of the date hereof, by and among the Chase Capital business unit of JPMorgan Chase & Co., Parent and Merger
Sub (the "Third Debt Letter" and, together with the First Debt Letter and the
Second Debt Letter, the "Debt Commitment Letters") and the commitment letters, dated as of the date hereof, between Merger Sub and The Hidary Group, LLC,
Seneca Capital Investments LLC, Boxing 2000 LLC, Gracie Capital and Middlegate
Securities Ltd. (the "Equity Commitment Letters" and, together with the Debt

                                       A-39

Commitment Letters, the "Commitment Letters", the financing to be provided thereunder is referred to herein as the "Financing"). The aggregate proceeds of the Financing are in an amount sufficient to consummate the Transactions, including to pay the aggregate Merger Consideration, and to pay all related fees and expenses. As of the date hereof, none of the Commitment Letters has been withdrawn, and there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than those set forth in the Commitment Letters. Subject to receipt of the aggregate proceeds of the
Financing, at the Effective Time, Parent and Merger Sub will have sufficient cash and cash equivalent resources available to pay the aggregate Merger
Consideration pursuant to the Transactions.

                SECTION 5.08  INVESTIGATION BY PARENT AND MERGER SUB.  Each
of Parent and Merger Sub

                  (a) acknowledges that, except as set forth in this Agreement, none of the Company, its Subsidiaries or any of their respective directors, officers, employees, Affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or
Merger Sub or their respective Representatives prior to the execution of this
Agreement; and

                  (b) agrees, to the fullest extent permitted by Law (except with respect to claims of fraud), that none of the respective directors, officers, employees, stockholders, Affiliates, or Representatives of the Company or its Subsidiaries shall have any liability or responsibility whatsoever to
Parent and Merger Sub on any basis (including, in contract, tort or otherwise)
based upon any information provided or made available or statements made, to
Parent or Merger Sub prior to the execution of this Agreement.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

                SECTION 6.01 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE
MERGER.

                  (a) Between the date of this Agreement and the Effective Time, except as set forth in Section 6.01(a) of the Company Disclosure Letter or as
specifically required by another provision of this Agreement, the Company shall, and shall cause each Subsidiary to, (i) conduct its business in, and not take any action except in, the ordinary course of business; and (ii) use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the
Subsidiaries, and to preserve, in all material respects, the current relationships of the Company and the Subsidiaries with customers, franchisees, licensees, suppliers and other persons with which the Company or any Subsidiary has business relations.

                  (b) Without limiting the foregoing, except as required by this
Agreement or as disclosed in Section 6.01(b) of the Company Disclosure Letter,
neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or agree to do, any of the following without the prior written consent of Parent:

                                       A-40

                        (i) make, revoke or change any Tax election, change
any method of Tax accounting, settle, compromise or incur any liability for
Taxes, fail to timely file any Tax Return that is due, file any amended Tax
Return or claim for refund, surrender any right to claim a Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

                        (ii) change the accounting principles used by it
unless required by a change in GAAP or any Governmental Authority;

                        (iii) (A) except for short-term borrowings incurred
in the ordinary course of business under the existing credit facility, incur or guarantee indebtedness for borrowed money or commit to borrow money, (B)
guarantee any indebtedness of another person, (C) enter into any "keep well" or other contract to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (D) make any loans or cancel, release or assign any indebtedness to any person;

                        (iv) make any capital expenditure in excess of
$1,200,000 in the aggregate;

                        (v) subject to clause (xi), acquire, lease or
license from any person (by merger, consolidation, acquisition of stock or assets or otherwise) or sell, lease, license, dispose or effect an Encumbrance
(by merger, consolidation, sale of stock or assets or otherwise), of any assets other than inventory in the ordinary course of business;

                        (vi) change any compensation arrangement or contract
with any present or former Employee (except for increases in the base salaries of employees other than officers or senior managers in the ordinary course of business), officer, director, consultant, stockholder or other service provider of the Company or any Subsidiary or grant any severance or termination or change in control pay to any such present or former Employee, officer, director, consultant, stockholder or other service provider or increase any benefits payable under any severance or termination or change in control pay policies or establish, amend or terminate any Plan or increase benefits made or proposed to be made under such Plan, except as required by applicable Law or grant any
Company Stock Awards or other awards under any Company Stock Award plan, other than (A) required pursuant to the terms of any Plan as in effect on the date of this Agreement or (B) required by Law;

                        (vii) declare, set aside or pay any dividend or make
any other distribution with respect to Equity Interests of the Company or any
Subsidiary, or otherwise make any payments to stockholders in their capacity as such, other than dividends declared or paid by any Subsidiary to any other wholly owned Subsidiary or to the Company;

                        (viii) effect a "plant closing" or "mass
layoff," as those terms are defined in the Worker Adjustment and Retraining
Notification Act;

                        (ix) (i) except as otherwise required pursuant to an
existing contract set forth on Section 4.03(a) of the Company Disclosure
Schedule, issue, deliver, sell, pledge, transfer, convey, dispose or permit the imposition of an Encumbrance on any Equity Interests, or any options, warrants, securities exercisable, exchangeable or convertible into or other rights award,

                                       A-41

unit or contracts of any kind relating to any Equity Interest or any Right or
Voting Debt other than the issuance of Shares upon the exercise of Company Stock
Awards outstanding as of the date of this Agreement, (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Equity Interests or (iii) split, combine, subdivide or reclassify any Equity Interests;

                        (x) enter into any contract (i) with an Affiliate,
(ii) other than in the ordinary course of business, (iii) that would have been set forth on Section 4.14(a) of the Company Disclosure Letter if in effect on the date of this Agreement or (iv) that amends, extends or terminates any of the contracts set forth on Section 4.14(a) of the Company Disclosure Letter;

                        (xi) enter into any contract providing for the sale
of Intellectual Property;

                        (xii) subject to Section 7.03, modify, amend or
terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement or non-competition agreement or standstill contracts that relate to a business combination involving the Company or any of the Subsidiaries;

                        (xiii) take any action to render inapplicable,
or to exempt any third party from, any Takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares;

                        (xiv) lease, license, mortgage, hypothecate, pledge,
sell, sublease, grant any material Encumbrance affecting and/or transfer any interest on any Owned Real Property or Leased Real Property, or enter into any amendment, extension or termination of any leasehold interest in any Leased Real
Property or create any new leasehold interest in any Leased Real Property;

                        (xv) except as set forth in Section 7.03, take any
action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                        (xvi) make any acquisition of, capital contributions
to, or investment in, assets or stock of any person (other than any wholly owned
Subsidiary) (whether by way of merger, consolidation, tender offer, share exchange or other activity);

                        (xvii) merge or consolidate with any person
(other than mergers among wholly owned Subsidiaries;

                        (xviii) establish, adopt, enter into or
materially amend any collective bargaining contract;

                        (xix) waive, release, assign, settle or compromise
any material claims, or any material litigation or arbitration;

                        (xx) satisfy, discharge, waive or settle any
material liabilities, other than in the ordinary course of business;

                                       A-42

                        (xxi) fail to maintain in full force and effect or
fail to use commercially reasonable efforts to replace or renew insurance policies existing as of the date of this Agreement;

                        (xxii) amend the certificate of incorporation or
by-laws of the Company;

                        (xxiii) do any other thing that would have
required disclosure under Section 4.08; or

                        (xxiv) enter into any contract by the Company or
any of the Subsidiaries to do any of the foregoing.

Notwithstanding the foregoing, Parent and Merger Sub acknowledge that the
Company may enter into licenses in the ordinary course of business on terms determined in good faith by the Company to be fair and reasonable to the
Company.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                SECTION 7.01 SPECIAL MEETING; PROXY STATEMENT. As promptly as practicable following the execution of this Agreement (but in any event, in the case of Section 7.01(b) within 10 business days), the Company, acting through its Board, shall, in accordance with applicable Law:

                  (a) duly call, give notice of, convene and (unless this
Agreement has been terminated) hold a special meeting of its stockholders (the
"Special Meeting" for the purposes of considering and taking action upon the approval and adoption of this Agreement and the Transactions, including adjourning such meeting for up to ten (10) business days to obtain such approval:

                        (i) use reasonable best efforts to solicit the
approval of this Agreement by the stockholders of the Company,

                        (ii) except to the extent that the Board shall have
withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 7.03, include in the Proxy Statement the Board's declaration of the advisability of this Agreement and its recommendation to the stockholders of the Company that they adopt this Agreement and approve the
Transactions, and shall include disclosure regarding the approval of the Board;
and

                        (iii) without limiting the generality of the
foregoing, the Company agrees that its obligations under this Section 7.01(a)
shall not be affected by the commencement, public proposal, public disclosure or other communication to the Company or any other person of any Acquisition
Proposal.

                  (b) prepare and file with the SEC a preliminary proxy
statement relating to the Transactions and this Agreement and obtain and furnish the information required to be included by the SEC therein and, after

                                       A-43

consultation with Parent, respond as promptly as reasonably practicable to any comments made by the SEC with respect to the preliminary proxy statement
(including filing as promptly as reasonably practicable any amendments or supplements thereto necessary to be filed in response to any such comments or as required by Law), use its reasonable best efforts to have the SEC confirm that it has no further comments and cause a definitive proxy statement, including any amendments or supplements thereto (the "Proxy Statement"), to be mailed to its stockholders at the earliest practicable date after the date that the SEC confirms it has no further comments, provided that no amendments or supplements to the Proxy Statement will be made by the Company without prior consultation with Parent and its counsel; and

                  (c) notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall give Parent a reasonable opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Proxy Statement prior to transmission to the SEC or its staff and shall not, unless required by Law, transmit any such material to which Parent reasonably objects. If at any time prior to the Special Meeting there shall be discovered any information that should be set forth in an amendment or supplement, after obtaining the consent of Parent to such amendment or supplement (which consent shall not be unreasonably withheld or delayed), the Company shall promptly transmit such amendment or supplement to its stockholders.

                SECTION 7.02 ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) From the date of this Agreement to the Effective Time and in compliance with applicable Laws, the Company shall, and shall cause the
Subsidiaries and the officers, directors, employees, auditors, investment bankers, counsel, agents and other representatives ("Representatives") of the
Company and the Subsidiaries to afford the Representatives of Parent and Merger
Sub reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the
Company and each Subsidiary, and shall furnish Parent and Merger Sub with such financial, operating and other data and information as Parent or Merger Sub, through its officers, employees or agents, may reasonably request.

                  (b) Without limiting the foregoing,

                        (i) Parent and its Representatives (including its
financing sources) shall have the right to conduct appraisal (including appraisal of the Company's trademarks and other Intellectual Property) and environmental and engineering inspections of each of the Company's properties.
With respect to environmental matters, Parent shall have the right to retain a consultant to undertake environmental assessments of the Property. The Company shall provide access to the Real Property for the conduct of the environmental assessments, and shall provide to the environmental consultant all known and available environmental and worker health and safety information and documentation concerning any environmental matters pertaining to the Company, any of the Subsidiaries or the Property.

                                       A-44

                        (ii) The Company shall furnish to Parent the
following financial information (all to be prepared in accordance with GAAP consistently applied): (i) as soon as available but in any event within 30 days of each calendar month (or within 45 days of a calendar month that coincides with the end of the Company's fiscal year) the unaudited consolidated balance sheets and income statements of the Company, showing its financial condition as of the close of such month and the results of operations during such month and for the then elapsed portion of the Company's fiscal year, in each case, setting forth the comparative figures for the corresponding month in the prior fiscal year and the corresponding elapsed portion of the prior fiscal year; (ii) profit and loss statements for each of the Company's sporting goods equipment and licensed products divisions, showing the respective financial condition as of the close of such month and the results of operations during such month and for the then elapsed portion of the Company's fiscal year, in each case, setting forth the comparative figures for the corresponding month in the prior fiscal year and the corresponding elapsed portion of the prior fiscal year; and (iii)
all documents filed with or submitted to the SEC by the Company simultaneously with such filing or submission. In addition, the Company shall promptly notify
Parent of any negotiations regarding contracts or licenses with respect to the
Company's Intellectual Property, shall provide Parent with information regarding the parties thereto and material terms and conditions thereof, and shall promptly update Parent regarding the status of such negotiations.

                  (c) All information obtained by Parent or Merger Sub pursuant to this Section 7.02 shall be kept confidential in accordance with the confidentiality agreement, dated May 9, 2007 (the "Confidentiality Agreement"), between M. Hidary & Company, Inc. and the Company.

                  (d) No investigation pursuant to this Section 7.02 or
otherwise shall affect or be deemed to modify any representation or warranty in this Agreement of any party hereto.

                SECTION 7.03  SOLICITATION.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., New York City time, on July 1, 2007 (the "Go-Shop
Period End Date"), the Company and its Subsidiaries and their respective
Representatives shall have the right, acting under the direction of the Board, to directly or indirectly: (i) initiate, solicit and encourage Acquisition
Proposals, including by way of public disclosure and by way of providing access to non-public information to any person (each a "Solicited Person") pursuant to
(but only pursuant to) one or more Acceptable Confidentiality Agreements;
provided, that the Company shall promptly provide to Parent any material non-public information concerning the Company or its Subsidiaries that is provided to any Solicited Person given such access which was not previously provided to Parent; and (ii) enter into and maintain, or participate in, discussions or negotiations with respect to Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

                                       A-45

                  (b) Subject to Section 7.03(c), from the Go-Shop Period End
Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, none of the Company, its Subsidiaries or any of their respective Representatives shall, directly or indirectly, (i) initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to any Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, or (ii) approve or recommend, or propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Acquisition
Proposal or enter into any agreement or agreement in principle requiring the
Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or propose or agree to do any of the foregoing. Notwithstanding the foregoing, the Company may continue to take any of the actions described in clauses (i) and (ii) above from and after the Go-Shop Period End Date with respect to any party that has made a bona fide Acquisition Proposal prior to the Go-Shop Period End Date and with whom the
Company is having ongoing discussions or negotiations as of the Go-Shop Period
End Date regarding a bona fide Acquisition Proposal, in each case, to the extent the requirements of Section 7.03(c)(i) can be satisfied on the Go-Shop Period
End Date with respect to such Acquisition Proposal (each such party, an
"Excluded Party"). Notwithstanding anything contained in this Section 7.03 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as the Acquisition
Proposal made by such party is withdrawn, is terminated or expires or fails to satisfy the requirements of Section 7.03(c)(i). Subject to Section 7.03(c)(i),
at the Go-Shop Period End Date, other than with respect to Excluded Parties, the
Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Solicited Person conducted theretofore by the Company, any of its Subsidiaries or any of their respective
Representatives with respect to any Acquisition Proposal and use its (and will cause its Subsidiaries and their respective Representatives to use their) best efforts to cause to be returned or destroyed all confidential information provided or made available to such Solicited Person on behalf of the Company or any of its Subsidiaries.

                  (c)

                        (i) Notwithstanding anything to the contrary
contained in Section 7.03(b), if at any time following the Go-Shop Period End
Date and prior to obtaining the Requisite Stockholder Vote, the Company has otherwise complied with its obligations under this Section 7.03 and the Company has received a written Acquisition Proposal from a third party that the Board believes in good faith to be bona fide and the Board determines in good faith, after consultation with its independent financial advisors and outside counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the person making such
Acquisition Proposal and (B) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal;
provided, that the Company (x) shall not, and shall not allow Representatives to, disclose any material non-public information to such person without entering into an Acceptable Confidentiality Agreement, and (y) will promptly provide or

                                       A-46

make available to Parent any material non-public information concerning the
Company or its Subsidiaries provided to such other person which was not previously provided to Parent.

                        (ii) Notwithstanding anything to the contrary
contained in Section 7.03(b), prior to obtaining the Requisite Stockholder Vote, the Company shall be permitted to take the actions described in clauses (A) and
(B) above with respect to any Excluded Party.

                        (iii) From and after the Go-Shop Period End Date, the
Company shall promptly (and in any event within one business day) notify Parent if it receives an Acquisition Proposal from a person or group of related persons including the material terms and conditions thereof and the identity of the person making such Acquisition Proposal and shall keep Parent apprised and, at
Parent's request, shall update Parent as to the status and any material developments, discussions and negotiations concerning such Acquisition Proposal.
Without limiting the foregoing, the Company shall promptly (and in any event within one business day) notify Parent orally and in writing if it determines to begin providing information or to engage in negotiations concerning an
Acquisition Proposal from a person or group of related persons pursuant to this
Section 7.03(c). Within two business days of the Go-Shop Period End Date, the
Company shall provide the identity of the Excluded Parties to Parent and shall provide Parent with a summary of the material terms and conditions of
Acquisition Proposals by such Excluded Parties.

                  (d) Neither the Board nor any committee thereof shall directly or indirectly (i) withdraw or modify in a manner adverse to Parent or Merger
Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or
Merger Sub, its recommendation in favor of the Merger or (ii) take any other action or make any other public statement in connection with the Company
Stockholder Meeting inconsistent with such recommendation; provided, that at any time prior to obtaining the Requisite Stockholder Vote, if the Company receives an Acquisition Proposal which the Board of Directors of the Company concludes in good faith constitutes a Superior Proposal, the Board of Directors of the
Company may (i) cause the Company to terminate this Agreement pursuant to
Section 9.01(g) to concurrently enter into a definitive agreement with respect to such Superior Proposal or (ii) withdraw or modify its approval of this
Agreement or its recommendation that the Company's stockholders adopt this
Agreement and approve the Transactions if, in each case, the Board determines in good faith, after consultation with outside counsel, that failure to take such action would violate its fiduciary duties under applicable Law; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (i) and any purported termination pursuant to the foregoing clause (i) shall be void and of no force and effect, unless prior to such termination the Company pays the Termination Fee payable pursuant to Section
9.03, the Company has complied with this Section 7.03 and such Acquisition
Proposal continues to constitute a Superior Proposal; and provided, further, that the Company may not terminate this Agreement pursuant to the foregoing clause (i) and the Board may not effect a withdrawal or modification of its approval of this Agreement pursuant to the foregoing clause (ii) unless the
Company shall have provided prior written notice to Parent, at least four business days in advance (the "Notice Period"), of its intention to withdraw or modify its approval of this Agreement or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall include a written summary of the material terms and conditions of such

                                       A-47

Superior Proposal (including the identity of the party making such Superior
Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and any other material documents relating thereto. During the Notice Period, the
Company shall, and shall cause its Representatives to, negotiate with Parent and
Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this
Agreement, and the Board shall take into account any changes to the financial and other terms of this Agreement proposed by Parent in response to any such written notice by the Company or otherwise, so that the Acquisition Proposal ceases to constitute a Superior Proposal (it being understood and agreed that any amendment to the financial terms or other term of such Superior Proposal shall require a new written notice by the Company and a new four-business day period).

                  (e) Nothing contained in this Section 7.03 or elsewhere in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act; provided, that any such disclosure (other than a "stop, look and listen" letter or similar communication of the type contemplated by
Rule 14d-9(f) under the Exchange Act) shall be deemed to be a withdrawal of the
Board's recommendation in favor of this Agreement pursuant to Section 7.03(d)
unless the Board expressly publicly reaffirms in such disclosure its recommendation in favor of the adoption of this Agreement.

                  (f) The Company acknowledges and agrees that any violations of the restrictions set forth in this Section 7.03 by any Representative of the
Company or any of its Subsidiaries, shall be deemed to be a breach of this
Section 7.03 by the Company.

                  (g) The Company shall not, directly or indirectly, pay,
reimburse or otherwise assume liability for, or agree or commit to pay, reimburse or otherwise assume liability for, any fees or expenses of any
Excluded Party or any other person with whom the Company holds discussions or to whom the Company provides information pursuant to this Section 7.03.

                SECTION 7.04 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

                  (a) From and after the Effective Time, the Surviving
Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable Law (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the Effective Time, including the Transactions, to the same extent as provided in the certificate of incorporation or bylaws of the Company, or any other applicable contract, in effect on the date hereof.

                                       A-48

                  (b) For six years from the Effective Time, the Surviving
Corporation shall maintain in effect for the benefit of the directors and officers of the Company currently covered by the officers' and directors'
liability insurance policies of the Company an insurance and indemnification policy with an insurer with a Standard & Poor's rating of at least A that provides coverage for acts or omissions occurring prior to the Effective Time
(the "D&O Insurance") covering each such person on terms with respect to coverage and in amounts no less favorable than those of the Company's directors'
and officers' insurance policy in effect on the date of this Agreement;
provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by the Company for such coverage; provided, further, that if the annual premiums for such insurance coverage exceed 300% of such annual premium, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. The Surviving Corporation may satisfy its obligations under this Section 7.04(b) by purchasing a "tail" policy from an insurer with a Standard & Poor's rating of at least A under the
Company's existing directors' and officers' insurance policy, that (i) has an effective term of six years from the Effective Time, (ii) covers each director and officer currently covered by the Company's directors' and officers'
insurance policy in effect on the date of this Agreement for actions and omissions occurring on or prior to the Effective Time, and (iii) contains terms that are no less favorable than those of the Company's directors' and officers'
insurance policy in effect on the date of this Agreement.

                  (c) The certificate of incorporation and bylaws of the
Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the certificate of incorporation and bylaws, respectively, of the Company, unless any modification thereof shall be required by Law and then such modification shall be made only to the minimum extent required by such Law, which provisions shall not be amended, repealed or otherwise modified, except as provided in this Section 7.04(c), for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company or any of its Subsidiaries.

                  (d) The provisions of this Section 7.04 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  (e) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party or any other party covered by directors' and officers' liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.04 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                  (f) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.04.

                                       A-49

                SECTION 7.05  FURTHER ACTION; REASONABLE BEST EFFORTS.

                  (a) Each party shall keep the others apprised of the content and status of any communications with, and communications from, any Governmental
Authority with respect to the Merger and the Transactions. To the extent practicable and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings (whether by telephone or in person) with such Governmental Authority.

                  (b) Notwithstanding anything to the contrary in this
Agreement, in connection with obtaining any approval or consent from any person with respect to the Merger, (i) without the prior written consent of Parent
(which shall not be unreasonably withheld or delayed), none of the Company or any of its Subsidiaries shall pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability due to such person and (ii) no party or its
Affiliates shall be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or to incur any liability; provided, however, that such party shall give the other parties hereto the opportunity to make such payments.

                SECTION 7.06 PUBLIC ANNOUNCEMENTS. Parent and the Company agree that no public release or announcement concerning the Transactions or the Merger shall be issued by either party without the prior consent of the other party
(which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance;
provided, however, that each of Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous public releases or announcements made by Parent or the Company in compliance with this Section
7.06 and do not reveal non-public information regarding the other party.

                SECTION 7.07 CONFIDENTIALITY AGREEMENT. The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of the Transactions. At the Effective Time, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto. If this Agreement is terminated, each party shall return to the other party or destroy any documents furnished by the other party and all copies thereof any of them may have made and will hold in confidence any information obtained from the other party except to the extent (a) such party is required to retain or disclose such information by applicable Law or such retention or disclosure is necessary in connection with the pursuit or defense of a claim, (b) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure or (c) such information becomes generally available to the public other than by breach of this Section 7.07. Prior to any disclosure of information pursuant to the exception in clause (a) of the preceding sentence, the party intending to disclose such information shall so notify the party that provided such information in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

                                       A-50

                SECTION 7.08 FINANCING. The Company agrees to provide, and shall cause the Subsidiaries and its and their Representatives to provide, all reasonable cooperation in connection with the arrangement of any financing sources as may be reasonably requested by Parent, including

                  (a) participation in meetings and due diligence sessions,

                  (b) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent,

                  (c) assisting Parent and its financing sources in the
preparation by Parent or its Representatives of (i) an offering document for any debt raised to complete the Merger and (ii) materials for rating agency presentations,

                  (d) reasonably cooperating with the marketing efforts of
Parent and its financing sources for any debt raised by Parent to complete the
Merger, including by participating in any "road shows," meetings with investors and other selling efforts, and

                  (e) providing and executing documents as may be reasonably requested by Parent.

                SECTION 7.09 ADVICE OF CHANGES. The Company shall promptly advise Parent of any change or event (a) having or that could be reasonably expected to have a Material Adverse Effect or (b) that the Company believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement;
provided, that no such notification shall affect the representations, warranties, covenants or agreements of the Company (or remedies with respect thereto) or the conditions to the obligations of the parties under this
Agreement. The Company shall give prompt written notice to Parent of any notice or other communication (x) from any person and the response thereto of the
Company or the Subsidiaries or its or their Representatives alleging that the consent of such person is or may be required in connection with this Agreement or the Transactions, and (y) from any Governmental Authority and the response thereto of the Company or the Subsidiaries or its or their Representatives in connection with this Agreement or the Transactions.

                SECTION 7.10 ENVIRONMENTAL PERMIT TRANSFER, ASSIGNMENT AND
REISSUANCE. Prior to and after the Effective Time, the Company shall assist
Parent in the transfer, assignment or securing of reissuance of any
Environmental Permits and in the provision of any required notice, to the extent necessary for Parent to be capable of continued operation of the Company's business or to the extent that such Environmental Permits are required under applicable Environmental Laws to be transferred, assigned or reissued or notification is required to be provided.

                SECTION 7.11 TRANSFER STATUTES. The Company shall have provided to Parent documentation satisfactory to Parent that the Transactions do not trigger any filing requirement or other action under any environmental transfer

                                       A-51

statute, including the Connecticut Transfer of Hazardous Waste Establishments
Act (Connecticut General Statutes ss. 22a-134, ET SEQ.) and the New Jersey
Industrial Site Recovery Act (N.J.S.A. ss. 13:1K-6, ET SEQ.), as amended, and any rules or regulations promulgated thereunder.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                SECTION 8.01 CONDITIONS TO THE MERGER. The obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver
(where permissible), at or prior to the Effective Time, of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been
adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the DGCL and the governing documents of the Company.

                  (b) No Order. No Governmental Authority in the United States
shall have enacted, issued, promulgated, enforced or entered any Law or Order
(whether temporary, preliminary or permanent) that is then in effect and has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Merger.

                SECTION 8.02 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER
SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible), at or prior to the
Effective Time, of the following additional conditions at or prior to the
Effective Time:

                  (a) Representations and Warranties. Each of the
representations and warranties of the Company contained in this Agreement (i)
shall be true and correct as of the date of this Agreement and (ii) shall be true and correct in all material respects as of the Effective Time, as though made at and as of the Effective Time; provided, that (A) with respect to representations and warranties contained in Section 4.03, such representations and warranties shall be true and correct in all respects, (B) representations and warranties that address matters only as of a particular date shall remain true and correct in all respects as of such date, (C) in the case of this clause
(ii) only, all "Material Adverse Effect" qualifications and other qualifications based on the word "material", the word "knowledge" or similar phrases contained in such representations and warranties shall be disregarded and (D) any update of or modification to the Company Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded.

                  (b) Agreements and Covenants. The Company shall have
performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Effective Time.

                  (c) Officer Certificate. The Company shall have delivered to
Parent a certificate, dated the date of the Closing, signed by the President or any executive officer of the Company, certifying in such capacity but not as an individual as to the satisfaction of the conditions specified in Sections
8.02(a) and 8.02(b).

                                       A-52

                  (d) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

                  (e) No Restraints. There shall not be instituted or pending or threatened any Action in which a Governmental Authority is challenging the
Merger or the Transactions or seeking to restrain or prohibit consummation of the Merger or the Transactions or seeking to restrain or prohibit, limit or impose restrictions on (or the disposition of any of) the operations of the
Company, Parent or their respective Affiliates, or any material portion of their respective businesses or assets, and all consents, approvals and authorizations
(i) required to be obtained from Governmental Authorities to consummate the
Merger and (ii) from third parties under any contract set forth on Section
4.05(a) of the Company Disclosure Letter, shall have been obtained.

                  (f) Dissenting Shares. The number of shares of Company Common
Stock held by holders demanding appraisal rights, pursuant to the provisions of
Section 262 shall represent less than 12 percent of the outstanding Company
Common Stock as of the Effective Time.

                  (g) Options. The number of shares of Company Common Stock held by holders of Company Stock Awards granted under the 2000 Stock Plan that have not consented to the acceleration of their Company Stock Awards shall represent less than 2.50 percent of the outstanding Company Common Stock as of the
Effective Time.

                SECTION 8.03 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The
obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions, at or prior to the Effective time:

                  (a) Representations and Warranties. Each of the
representations and warranties of Parent and Merger Sub contained in this
Agreement (i) shall be true and correct as of the date of this Agreement and
(ii) shall be true and correct in all material respects as of the Effective
Time, as though made at and as of the Effective Time, provided, that (A)
representations and warranties that address matters only as of a particular date shall remain true and correct in all respects as of such date and (B) in the case of this clause (ii) only, all qualifications based on the word "material"
or similar phrases contained in such representations and warranties shall be disregarded.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed, in all material respects, all obligations or complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Effective Time.

                  (c) Officer Certificate. Parent shall have delivered to the
Company a certificate, dated the date of the Closing, signed by the President or any executive officer of Parent, certifying in such capacity but not as an individual as to the satisfaction of the conditions specified in Sections
8.03(a) and 8.03(b).

                                       A-53

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                SECTION 9.01 TERMINATION. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the
Effective Time, notwithstanding any requisite approval and adoption of this
Agreement and the Transactions (the date of any such termination, the
"Termination Date") as follows:

                  (a) By mutual written consent of each of Parent, Merger Sub and the Company duly authorized by the Boards of Directors of Parent, Merger Sub and the Company; or

                  (b) By either Parent, Merger Sub or the Company, by written notice, if (i) the Effective Time shall not have occurred on or before the later of (x) November 30, 2007 and (y) the date that is six weeks following the date on which the Requisite Stockholder Vote is obtained (the "Outside Date";
provided, however, that the right to terminate this Agreement under this Section
9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before such date; or

                  (c) By either Parent, Merger Sub or the Company if any
Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or applicable Law or taken any other action (including the failure to take an action) that is, in each case, then in effect and is final and nonappealable and has the effect of preventing or prohibiting the consummation of the Merger provided, however, that the right to terminate this
Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of , or resulted in, any such Order to have been enacted, issued, promulgated, enforced or entered or any such action to have been taken or omitted to be taken; or

                  (d) By written notice of Parent or Merger Sub if any of the following actions or events occur or circumstances exist and whether or not they are permitted by the terms hereof:

                        (i) the Board withholds, withdraws, amends,
modifies or changes its recommendation of the adoption of this Agreement in a manner adverse to Parent or Merger Sub or shall have resolved or publicly proposed to do so (including any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification) or been deemed to have effected such a withdrawal pursuant to Section 7.03(e),

                        (ii) the Board shall have recommended to the
stockholders of the Company an Acquisition Proposal or shall have resolved or publicly proposed to do so or shall have entered into any letter of intent or similar document or any contract accepting any Acquisition Proposal,

                        (iii) the Board fails to reaffirm its recommendation
in favor of the Merger within ten days following a request by Parent at any time when an Acquisition Proposal has been made and not rejected by the Board,

                                       A-54

                        (iv) the Company shall have breached its obligations
under Section 7.03,

                        (v) a tender offer or exchange offer for five
percent or more of the outstanding shares of Company Common Stock is commenced, and the Board fails to recommend within ten days against acceptance by its stockholders of such tender offer or exchange offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders), or

                        (vi) the Company shall have sold any shares of
Company Common Stock pursuant to the Secondary Offering; or

                  (e) By written notice of Parent or Merger Sub (if Parent is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case that would reasonably be expected to result in a failure of a condition set forth in Section 8.02(a) or 8.02(b) (a "Terminating Company
Breach"); provided, that if such Terminating Company Breach is reasonably curable by the Company within 20 days after the occurrence of such Terminating
Company Breach through the exercise of its reasonable best efforts and for as long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 9.01(e) until the earlier of the expiration of such 20-day period and the Outside Date;

                  (f) By written notice of the Company (if the Company is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case that would reasonably be expected to result in a failure of a condition set forth in Section 8.03(a) or 8.03(b) (a "Terminating Parent Breach"); provided, that if such Terminating Parent Breach is reasonably curable by Parent within 20 days of the occurrence of such Terminating Parent Breach through the exercise of its reasonable best efforts and for as long as Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this
Section 9.01(f) until the earlier of the expiration of such 20-day period and the Outside Date; or

                  (g) Prior to the approval of this Agreement by the requisite vote of the stockholders of the Company, by written notice of the Company in accordance with Section 7.03(d), if the Board shall have concurrently entered into a definitive agreement with respect to a Superior Proposal; or

                  (h) By Parent, Merger Sub or the Company, if, at the Special
Meeting, the Requisite Stockholder Vote is not obtained.

                SECTION 9.02 EFFECT OF TERMINATION. In the event of the
termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto or any of their respective Affiliates or the directors, officers,

                                       A-55

employees, agents or Representatives of any of them, and all rights and obligations of each party hereto shall cease, except (i) as set forth in this
Section 9.02 and in Section 9.03 and Article X; and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. Without limiting the foregoing, Sections 7.02(c), 7.06, 7.07, this Section 9.02, Section
9.03 and Article X shall survive the termination of this Agreement.

                SECTION 9.03  FEES AND EXPENSES.

                  (a) Except as otherwise set forth in this Section 9.03, all
Transaction Costs incurred in connection with this Agreement and the
Transactions shall be paid by the party incurring such expenses, whether or not any of the Transactions is consummated. As used in this Agreement, "Transaction
Costs" shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement, the preparation, printing, filing or mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the Transactions.

                  (b) The Company agrees that if this Agreement shall be
terminated by

                        (i) Parent or Merger Sub pursuant to Section
9.01(d) (other than Section 9.01(d)(iii)),

                        (ii) the Company pursuant to Section 9.01(g), or

                        (iii) Parent, Merger Sub or the Company pursuant to
Sections 9.01(b), 9.01(e) or 9.01(h), if prior to such termination an
Acquisition Proposal shall have been made to the Company, publicly announced or otherwise disclosed to the stockholders of the Company and within one year of the date of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates the transactions contemplated by, or the Board recommends that the Company stockholders approve, adopt or accept, any Acquisition Proposal,

then the Company shall pay Parent the Termination Fee in immediately available funds (x) within two business days after the termination date, in the case of clause (i), (y) prior to such termination, in the case of clause (ii), and (z)
within two business days after the date of the event giving rise to the obligation to make such payment, in the case of clause (iii).

In no event shall payment of more than one Termination Fee be made. In addition, in the event of a termination pursuant to Sections 9.01(e) or 9.01(h), any amounts paid under Section 9.03(d) shall be credited against the Termination
Fee.

                  (c) "Termination Fee" means (i) $3,000,000 if this Agreement is terminated on or prior to the Go-Shop Period End Date and the Company concurrently enters into a definitive agreement with respect to a Superior
Proposal, and (ii) $4,500,000 if this Agreement is terminated on or prior to the
Go-Shop Period End Date for any reason except as described in clause (i) or at any time after the Go-Shop Period End Date.

                                       A-56

                  (d) If this Agreement is terminated by Parent or Merger Sub, on the one hand, or the Company, on the other hand, pursuant to Section 9.01(h)
or by Parent or Merger Sub pursuant to Section 9.01(e), then the Company shall pay as promptly as possible (but in any event within two business days)
following receipt of an invoice therefor all the actual and reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses and loan commitment fees) actually incurred by Parent and its
Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, which, in any event, shall not be greater than (x) $350,000 in the event this Agreement is terminated pursuant to Section 9.01(h) and (y) $1,500,000 in the event this Agreement is terminated pursuant to Section 9.01(e), as directed in writing by Parent ("Termination
Expenses"). If a Termination Fee is paid by the Company to Parent at any time after the Company pays Parent Termination Expenses, the Termination Fee shall be reduced by such Termination Expenses previously paid.

                  (e) The Company acknowledges that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this
Agreement and that without these agreements, neither the Company nor Parent would enter into this Agreement. If the Company shall fail to pay the
Termination Fee or Termination Expenses when due, the Company shall reimburse the other party for all costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect such payment was required to be made.

                  (f) Parent agrees that if this Agreement shall be terminated by the Company pursuant to Section 9.01(f), then Parent shall pay the Company
$3,400,000 (the "Parent Termination Fee") in immediately available funds within two business days after the date of the event giving rise to the obligation to make such payment.

                  (g) Notwithstanding anything to the contrary in this
Agreement, the Company's right to receive the Parent Termination Fee pursuant to
Section 9.03(f) shall be the exclusive remedy of the Company against Parent,
Merger Sub or any of their respective Affiliates, stockholders, partners, members, directors, officers, agents or Representatives for any loss suffered as a result of the breach of this Agreement by Parent or Merger Sub or the failure of the Merger to be consummated and, upon payment of the Parent Termination Fee pursuant to Section 9.03(f), none of Parent, Merger Sub or any of their respective Affiliates, stockholders, partners, members, directors, officers, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

                SECTION 9.04 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of
Directors at any time prior to the Effective Time; provided, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise by Law require approval of the stockholders of the Company, without approval of such stockholders. This Agreement may only be amended pursuant to a written agreement signed by each of the parties hereto.

                                       A-57

                SECTION 9.05 WAIVER. At any time prior to the Effective Time, any party hereto may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                    ARTICLE X

                               GENERAL PROVISIONS

                SECTION 10.01 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements set forth in Articles III and X and Section 7.04 shall survive the Effective Time and those set forth in Sections 7.02(c), 7.06, 7.07, 7.10, 9.02 and 9.03 and
Article X shall survive termination indefinitely.

                SECTION 10.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by a recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

            if to Parent or Merger Sub:

                  The Hidary Group LLC
                  10 W. 33rd St., 9th Floor
                  New York, NY  10001
                  Attention: Jack D. Hidary
                  Facsimile: 646-349-4998

                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY  10036-8299
                  Attention:  Arnold J. Levine, Esq.
                  Facsimile:  (212) 969-2900

                  if to the Company:

                  Everlast Worldwide Inc.
                  1350 Broadway
                  Suite 2300
                  New York, NY  10018
                  Attention: Seth Horowitz
                  Facsimile: 212-239-4261

                                       A-58

                  with a copy to:

                  Olshan Grundman Frome
                  Rosenzweig & Wolosky LLP
                  Park Avenue Tower
                  65 East 55th Street
                  New York, NY   10022
                  Attention:  Robert H. Friedman, Esq.
                  Facsimile:  (212) 451-2222

                SECTION 10.03 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

                SECTION 10.04 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 7.03(c), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, and any assignment without such consent shall be null and void. except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect wholly owned subsidiary of
Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

                SECTION 10.05 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

                SECTION 10.06 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                                       A-59

                SECTION 10.07 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with, the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court for the purpose of any Action arising out of or relating to this
Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the
Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 10.07 and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

                SECTION 10.08 WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the Transactions.
Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section
10.08.

                SECTION 10.09 INTERPRETATION.

                  (a) When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article of, a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

                  (b) The table of contents and headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) Whenever the words "include", "includes" or "including"
are used in this Agreement, they shall be deemed to be followed by the words
"without limitation."

                  (d) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this
Agreement as a whole and not to any particular provision of this Agreement.

                  (e) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                                       A-60

                  (f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

                  (g) Any contract, instrument or statute defined or referred to herein or in any contract or instrument that is referred to herein means such contract, instrument or statute as from time to time amended, modified or supplemented (in the case of contracts to the extent permitted hereby), including (in the case of contracts or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
References to a person are also to its permitted successors and assigns.

                SECTION 10.10 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                       A-61

            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                 HIDARY GROUP ACQUISITIONS, LLC

                                 By: The Hidary Group LLC,
                                     its manager

                                     By /s/ Jack D. Hidary
                                        ----------------------------------------
                                        Name:  Jack D. Hidary
                                        Title:

                                 HIDARY GROUP ACQUSITIONS, INC.

                                 By /s/ Jack D. Hidary
                                    --------------------------------------------
                                    Name:  Jack D. Hidary
                                    Title:

                                 EVERLAST WORLDWIDE INC.

                                 By /s/ Seth A. Horowitz
                                    --------------------------------------------
                                    Name:  Seth A. Horowitz
                                    Title: President and Chief Executive Officer

                      [Signature Page to Merger Agreement]

                                     ANNEX B

                       [LETTERHEAD OF PIPER JAFFRAY & CO.]

June 1, 2007
The Board of Directors
Everlast Worldwide Inc.
1350 Broadway, Suite 2300
New York, New York 10018

Members of the Board:

      You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock of Everlast Worldwide Inc. (the
"COMPANY") of the consideration to be received by holders of common stock in the transaction described below, pursuant to an Agreement and Plan of Merger (the
"AGREEMENT") among the Company, Hidary Group Acquisitions, LLC (the "PURCHASER")
and Hidary Group Acquisitions, Inc. (the "ACQUISITION SUB"), a wholly owned subsidiary of the Purchaser. The Agreement provides for the merger (the
"TRANSACTION") of the Acquisition Sub with and into the Company pursuant to which, among other things, each share of the Company's common stock outstanding will be converted into the right to receive $26.50 in cash. The terms of the
Transaction are more fully set forth in the most recent draft of the Agreement.

      Piper Jaffray & Co., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for providing this opinion.
This opinion fee is not contingent upon the consummation of the Transaction. The
Company has also agreed to indemnify us against certain liabilities in connection with our services. Piper Jaffray is entitled to additional fees in the event of consummation of the Transaction. We are serving as the lead underwriter in connection with the Company's currently proposed public offering for which we would receive customary fees if that transaction were to close and may seek to be engaged in the future to perform investment banking services for the Company or the Purchaser. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

      In connection with our review of the Transaction, and in arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have
(i) reviewed the draft dated June 1, 2007 of the Agreement, (ii) reviewed and analyzed certain financial and other data with respect to the Company publicly available or made available to us from internal records of the Company
(including in connection with the proposed sale of the Company's securities pursuant to a registration statement); (iii) reviewed and analyzed certain internal financial projections for the Company on a stand-alone basis prepared for financial planning purposes and furnished to us by the management of the
Company; (iv) conducted discussions with members of the senior management of the
Company with respect to the business and prospects of the Company on a stand-alone basis; (v) reviewed the reported prices and trading activity of
Company common stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies deemed by us to be comparable to the Company; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; and
(viii) performed a discounted cash flows analysis for the Company on a stand-alone basis. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

      We have relied upon and assumed the accuracy and completeness of the financial, accounting and other information discussed with or reviewed by us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of the Company's management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, with respect to financial forecasts, estimates and other forward-looking information

                                      B-1

relating to the Company reviewed by us, we have assumed that this information reflects the best currently available estimates and judgments of the Company's management. We express no opinion as to any financial forecasts, estimates or forward-looking information of the Company or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

      We have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have also assumed the
Transaction will be consummated pursuant to the terms of the Agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder. In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not adversely affect the Company or alter the terms of the Transaction.

      In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished with any such appraisals or valuations.
The analyses performed by Piper Jaffray & Co. in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

      This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of common stock of the Company have traded or such stock may trade following announcement of the Transaction or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

      This opinion is directed to the board of directors of the Company in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction. Except with respect to the use of this opinion in connection with the proxy statement relating to the Transaction in accordance with our engagement letter with the
Company, this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.

      This opinion addresses solely the fairness, from a financial point of view, to holders of common stock of the Company of the proposed consideration to be received in the Transaction and does not address any other terms or agreement relating to the Transaction. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction, the merits of the Transaction relative to any alternative transaction or business strategy that may be available to the Company, or
Purchaser's ability to fund the consideration for the Transaction.

                                      B-2

      Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the consideration to be received in the Transaction is fair, from a financial point of view, to the holders of common stock of the Company as of the date hereof.

Sincerely,

/s/ PIPER JAFFRAY & CO.

PIPER JAFFRAY & CO.

                                      B-3

                                     ANNEX C

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SS. 262. APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word
"stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words
"depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders;
and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252,
254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.    Shares of stock of any other corporation, or depository
receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                                      C-1

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective;
or

      (2) If the merger or consolidation was approved pursuant to ss. 228 or ss.
253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii)
the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal

                                      C-2

rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.
Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of
Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the
Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

                                      C-3

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the
Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      C-4

                       SPECIAL MEETING OF STOCKHOLDERS OF

                             EVERLAST WORLDWIDE INC.

                             [_______________], 2007

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

   V Please detach along perforated line and mail in the envelope provided. V
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN,
DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE |X|

1. To adopt the Agreement and        2.To approve the    FOR   AGAINST  ABSTAIN
   Plan of Merger, dated as of         adjournment of    |__|    |__|     |__|
   June 1, 2007 (the "Merger           the special
   Agreement"), among Hidary           meeting, if
   Group Acquisitions, LLC,            necessary or
   Hidary Group Acquisitions,          appropriate, to
   Inc. and Everlast Worldwide         solicit
   Inc. (the "Company"),               additional
   pursuant to which, each             proxies if
   share of the Company's              there are
   common stock, other than            insufficient
   any such share held by              votes at the
   Hidary Group Acquisitions,          time of the
   LLC, Hidary Group                   special meeting
   Acquisitions, Inc. or us,           to adopt the
   or by the Company's                 Merger
   stockholders who perfect            Agreement.
   appraisal rights under
   Delaware law, will
   automatically be converted
   into the right to receive
   the merger consideration of
   an aggregate of $26.50 in
   cash, without interest.

|_|   FOR
|_|   AGAINST
|_|   ABSTAIN

                                     3. In their discretion, the Proxies are
                                        authorized to consider and take action
                                        upon such other matters as may properly
                                        come before the meeting or any
                                        adjournment thereof.

-----------------------------------

To change the address on your        PROPERLY EXECUTED PROXIES WILL BE VOTED IN
account, please check the box at     THE MANNER DIRECTED HEREIN BY THE
right and indicate your new address  UNDERSIGNED. IF NO SUCH DIRECTIONS ARE
in the address space above. Please   GIVEN, SUCH PROXIES WILL BE VOTED FOR
note that changes to the registered  PROPOSALS 1 AND 2.
name(s) on the account may not be
submitted via this method. |_|       The undersigned revokes any prior proxies
                                     to vote the shares covered by this proxy.

                                     PLEASE SIGN, DATE AND MAIL THIS PROXY
                                     PROMPTLY IN THE ENCLOSED REPLY ENVELOPE
                                     WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                     UNITED STATES.

Signature of Stockholder            Date:      Signature of Stockholder            Date:
                         ----------      -----                          ----------       -----

NOTE:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                             EVERLAST WORLDWIDE INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF STOCKHOLDERS

                                [________], 2007

      The undersigned hereby appoints Messrs. Seth A. Horowitz and James K.
Anderson, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock, par value $.002 per share, of Everlast Worldwide Inc. (the "Company") held of record by the undersigned at the close of business on July 1, 2007 at the special meeting of stockholders of the Company to be held on [______], 2007 at [___]:00 [__].m.,
[______] Time, at [______], or at any adjournment thereof, on the matters described in the Notice of Special Meeting of Stockholders and proxy statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE.)

                       SPECIAL MEETING OF STOCKHOLDERS OF

                             EVERLAST WORLDWIDE INC.

                              [_____________], 2007

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy
card in the envelope provided as soon as
possible.

-OR-

TELEPHONE - Call toll-free                  COMPANY NUMBER
1-866-894-0537 from any touch-tone
telephone and follow the instructions.      ACCOUNT NUMBER
Have your proxy card available when you
call.

-OR-

INTERNET - Access
"www.continentalstock.com" and follow
the on-screen instructions. Have your
proxy card available when you access the
web page.

You may enter your voting instructions at 1-866-894-0537 or
www.continentalstock.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

  V Please detach along perforated line and mail in the envelope provided IF V you are not voting via telephone or the internet.
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN,
DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE |X|

1. To adopt the Agreement and        2.To approve the    FOR   AGAINST  ABSTAIN
   Plan of Merger, dated as of         adjournment of    |__|    |__|     |__|
   June 1, 2007 (the "Merger           the special
   Agreement"), among Hidary           meeting, if
   Group Acquisitions, LLC,            necessary or
   Hidary Group Acquisitions,          appropriate, to
   Inc. and Everlast Worldwide         solicit
   Inc. (the "Company"),               additional
   pursuant to which, each             proxies if
   share of the Company's              there are
   common stock, other than            insufficient
   any such share held by              votes at the
   Hidary Group Acquisitions,          time of the
   LLC, Hidary Group                   special meeting
   Acquisitions, Inc. or us,           to adopt the
   or by the Company's                 Merger
   stockholders who perfect            Agreement.
   appraisal rights under
   Delaware law, will
   automatically be converted
   into the right to receive
   the merger consideration of
   an aggregate of $26.50 in
   cash, without interest.

|_|   FOR
|_|   AGAINST
|_|   ABSTAIN

                                     3. In their discretion, the Proxies are
                                        authorized to consider and take action
                                        upon such other matters as may properly
                                        come before the meeting or any
                                        adjournment thereof.

-----------------------------------

To change the address on your        PROPERLY EXECUTED PROXIES WILL BE VOTED IN
account, please check the box at     THE MANNER DIRECTED HEREIN BY THE
right and indicate your new address  UNDERSIGNED. IF NO SUCH DIRECTIONS ARE
in the address space above. Please   GIVEN, SUCH PROXIES WILL BE VOTED FOR
note that changes to the registered  PROPOSALS 1 AND 2.
name(s) on the account may not be
submitted via this method. |_|       The undersigned revokes any prior proxies
                                     to vote the shares covered by this proxy.

                                     PLEASE SIGN, DATE AND MAIL THIS PROXY
                                     PROMPTLY IN THE ENCLOSED REPLY ENVELOPE
                                     WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                     UNITED STATES.

Signature of Stockholder            Date:      Signature of Stockholder            Date:
                         ----------      -----                          ----------       -----

NOTE:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.